Exhibit C-7

Department of Finance Canada
Ministère des Finances Canada

Tax Measures:
Supplementary Information

Tabled in the House of Commons
by the Honourable
William Francis Morneau, P.C., M.P.
Minister of Finance

March 22, 2016

Canada

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TABLE OF CONTENTS

TAX MEASURES:

SUPPLEMENTARY INFORMATION

OVERVIEW	5
PERSONAL INCOME TAX MEASURES	8
Canada Child Benefit	8
Income Splitting Credit	11
Northern Residents Deductions	11
Labour-Sponsored Venture Capital Corporations Tax Credit	12
Teacher and Early Childhood Educator School Supply Tax Credit	13
Ontario Electricity Support Program	15
Mineral Exploration Tax Credit for Flow-Through Share Investors	15
Education and Textbook Tax Credits	16
Children’s Fitness and Arts Tax Credits	17
Top Marginal Income Tax Rate – Consequential Amendments	17
Taxation of Switch Fund Shares	18
Sales of Linked Notes	19
BUSINESS INCOME TAX MEASURES	21
Expanding Tax Support for Clean Energy	21
Electric Vehicle Charging Stations	21
Electrical Energy Storage	22
Emissions Trading Regimes	24
Small Business Taxation	26
Small Business Tax Rate	27
Multiplication of the Small Business Deduction	27
Avoidance of the Business Limit and the Taxable Capital Limit	31
Consultation on Active versus Investment Business	33
Life Insurance Policies	34
Debt Parking to Avoid Foreign Exchange Gains	36
Valuation for Derivatives	39
Eligible Capital Property	40
Back-to-Back Loan Rules: Shareholder Loans	43
INTERNATIONAL TAX MEASURES	44
Base Erosion and Profit Shifting	44
Cross-Border Surplus Stripping	49
Extension of the Back-to-Back Rules	51

SALES AND EXCISE TAX MEASURES	57
Health Measures	57
Exported Call Centre Services	58
Reporting of Grandparented Housing Sales	59
GST/HST on Donations to Charities	60
De Minimis Financial Institutions	61
Application of GST/HST to Cross-Border Reinsurance	62
Closely Related Test	62
Restricting the Relief of Excise Tax on Diesel and Aviation Fuel	63
Enhancing Certain Security and Collection Provisions in the Excise Act, 2001	64

OTHER MEASURES	66
Aboriginal Tax Policy	66
STATUS OF OUTSTANDING TAX MEASURES	67
NOTICE OF WAYS AND MEANS MOTIONS	69
Notice of Ways and Means Motion to amend the Income Tax Act and Other Tax Legislation	71
Notice of Ways and Means Motion to amend the Excise Tax Act	104
Notice of Ways and Means Motion to amend the Excise Tax Act, the Excise Act, 2001 and Other Tax Legislation	113

DRAFT AMENDMENTS TO VARIOUS GST/HST REGULATIONS	117
EXPLANATORY NOTES – ELIGIBLE CAPITAL PROPERTY	125

OVERVIEW

This volume provides detailed information on each of the tax measures proposed in Budget 2016.

Table 1 lists these measures and provides estimates of their budgetary impact.

The volume also includes the Notices of Ways and Means Motions to amend the Income Tax Act, the Excise Tax Act, the Excise Act, 2001 and other tax legislation, draft amendments to various GST/HST regulations and explanatory notes in respect of draft legislative proposals relating to eligible capital property.

References to “Budget Day” are to be read as references to the day on which Budget 2016 is presented.

Table 1

COST OF PROPOSED TAX MEASURES1

Fiscal Costs (millions of dollars)

	2015–2016	2016–2017	2017–2018	Total
Personal Income Tax
Canada Child Benefit [2]	-	17,355	22,875	40,230
Canada Child Tax Benefit and National Child Benefit supplement	-	(7,920)	(10,740)	(18,660)
Universal Child Care Benefit [3]	-	(4,925)	(6,765)	(11,690)
Income Splitting Credit	(475)	(1,920)	(1,980)	(4,375)
Northern Residents Deductions	10	45	50	105
Labour-Sponsored Venture Capital Corporations Tax Credit	25	115	160	300
Teacher and Early Childhood Educator School Supply Tax Credit	5	25	25	55
Ontario Electricity Support Program	-	2	2	4
Mineral Exploration Tax Credit for Flow-Through Share Investors	-	30	(10)	20
Education and Textbook Tax Credits	-	(105)	(445)	(550)
Children’s Fitness and Arts Tax Credits	(20)	(120)	(245)	(385)
Top Marginal Tax Rate – Consequential Amendments	-	-	-	-
Taxation of Switch Fund Shares	-	-	(75)	(75)
Sales of Linked Notes	-	(65)	20	(45)

Business Income Tax
Expanding Tax Support for Clean Energy	-	1	3	4
Emissions Trading Regimes	-	-	-	-
Small Business Taxation
Small Business Tax Rate	-	50	(125)	(75)
Multiplication of the Small Business Deduction	-	5	(60)	(55)
Avoidance of the Business Limit and Taxable Capital Limit	-	1	(10)	(9)
Consultation on Active versus Investment Business	-	-	-	-
Life Insurance Policies	-	(30)	(35)	(65)
Debt-Parking to Avoid Foreign Exchange Gains	-	-	-	-
Valuation for Derivatives	-	-	-	-
Eligible Capital Property	-	(30)	(190)	(220)

International Tax
Base Erosion and Profit Shifting	-	-	-	-
Cross-Border Surplus Stripping	-	-	-	-
Extension of Back-to-Back Rules	-	-	-	-

Table 1

COST OF PROPOSED TAX MEASURES1

Fiscal Costs (millions of dollars)

	2015–2016	2016–2017	2017–2018	Total
Sales and Excise Tax Measures
Health Measures	-	-	-	-
Exported Call Centre Services	-	-	-	-
Reporting of Grandparented Housing Sales	-	-	-	-
GST/HST on Donations to Charities	-	-	-	-
De Minimis Financial Institutions	-	4	4	8
Application of GST/HST to Cross-Border Reinsurance	-	16	-	16
Closely Related Test	-	-	-	-
Restricting the Relief of Excise Tax on Diesel and Aviation Fuel	-	(35)	(45)	(80)
Enhancing Certain Security and Collection Provisions in the Excise Act, 2001	-	-	-	-

Other Measures
Aboriginal Tax Policy	-	-	-	-

Status of Outstanding Tax Measures
Donations Involving Private Shares or Real Estate	-	(5)	(75)	(80)

1	A “–” indicates a nil amount, a small amount (less than $500,000) or an amount that cannot be determined in respect of a measure that is intended to protect the tax base.
2	This includes the cost of the proposed increase in the Children’s Special Allowance. The Canada Child Benefit, like the Canada Child Tax Benefit/National Child Benefit supplement, is proposed to be legislated in the Income Tax Act, but will be considered an expenditure for government financial reporting purposes.
3	The cost of the Universal Child Care Benefit is presented after federal taxes.

PERSONAL INCOME TAX MEASURES

CANADA CHILD BENEFIT

There are currently two main federal instruments for the provision of financial assistance to families with children under age 18: the Canada child tax benefit (CCTB) and the universal child care benefit (UCCB).

The CCTB is a non-taxable benefit that is paid monthly, based on adjusted family net income and the number of children in the family. The CCTB has three components (amounts shown are for the 2016-17 benefit year):

•	a CCTB base benefit for low- and middle-income families, of up to $1,490 each for the first and second child and $1,594 for the third and each subsequent child;

•	a national child benefit supplement for low-income families of up to $2,308 for a first child, $2,042 for a second child and $1,943 for each subsequent child; and

•	a child disability benefit of up to $2,730, provided to families caring for a child under age 18 who is eligible for the disability tax credit.

The UCCB provides a taxable benefit of $160 per month for each child under the age of six and $60 per month for each child aged 6 through 17.

To simplify and consolidate existing child benefits while ensuring that help is better targeted to those who need it most, Budget 2016 proposes to replace the CCTB and UCCB with a new Canada Child Benefit.

The Canada Child Benefit will provide a maximum benefit of $6,400 per child under the age of 6 and $5,400 per child aged 6 through 17. On the portion of adjusted family net income between $30,000 and $65,000, the benefit will be phased out at a rate of 7 per cent for a one-child family, 13.5 per cent for a two-child family, 19 per cent for a three-child family and 23 per cent for larger families. Where adjusted family net income exceeds $65,000, remaining benefits will be phased out at rates of 3.2 per cent for a one-child family, 5.7 per cent for a two-child family, 8 per cent for a three-child family and 9.5 per cent for larger families, on the portion of income above $65,000.

Table 2

CANADA CHILD BENEFIT PHASE-OUT RATES AND ADJUSTED FAMILY NET INCOME THRESHOLDS

	Phase-Out Rates (%)
Number of children (for phase-out rates)	$30,000 to $65,000	Over $65,000
1 child	7.0	3.2
2 children	13.5	5.7
3 children	19.0	8.0
4 or more children	23.0	9.5

To recognize the additional costs of caring for a child with a severe disability, Budget 2016 proposes to continue to provide an additional amount of up to $2,730 per child eligible for the disability tax credit. The phase-out of this additional amount will be made to generally align with the Canada Child Benefit. Specifically, it will be phased out at a rate of 3.2 per cent for families with one eligible child and 5.7 per cent for families with more than one eligible child, on adjusted family net income in excess of $65,000, effective July 1, 2016. This additional amount will be included in the Canada Child Benefit payments made to eligible families.

Entitlement to the Canada Child Benefit for the July 2016 to June 2017 benefit year will be based on adjusted family net income for the 2015 taxation year.

Budget 2016 proposes two specific changes that would take effect with the introduction of the Canada Child Benefit.

Eligibility of foreign-born individuals who are Indians under the Indian Act

Foreign-born individuals who are Indians under the Indian Act and who are not Canadian citizens, or permanent residents under the Immigration and Refugee Protection Act, may legally reside in Canada and be entitled to certain programs and services offered by federal and provincial governments (such as the goods and services tax credit, working income tax benefit, old age security and employment insurance).

Budget 2016 proposes to ensure that all individuals who are Indians under the Indian Act and residents of Canada for tax purposes are eligible to receive the Canada Child Benefit where all other eligibility requirements are met.

Retroactive Payments

Currently, an individual can apply to receive retroactive payments of the CCTB and UCCB as far back as when the programs were introduced, provided they would have been eligible to receive the benefits at the time.

In contrast, a taxpayer who has not claimed, on a previous tax return, tax credits or benefits to which they would otherwise have been entitled (such as the goods and services tax credit, working income tax benefit or disability tax credit) may request a tax reassessment in respect of a taxation year up to 10 calendar years after the end of that taxation year, in order to receive retroactive payment of these amounts.

To be consistent with the time limit on retroactive claims of other tax amounts, Budget 2016 proposes to allow a taxpayer to request a retroactive payment of the Canada Child Benefit, CCTB or UCCB in respect of a month on or before the day that is 10 years after the beginning of that month, effective for requests made after June 2016.

In other respects, the rules governing the Canada Child Benefit will generally be based on those which apply to the CCTB. For example,

•	The Canada Child Benefit will be paid monthly to eligible families.

•

Amounts received under the new Canada Child Benefit will not be taxable and will not reduce benefits paid under the goods and services tax credit. They will also not be included in income for the purposes of federal income-tested programs delivered outside of the income tax system, such as the Guaranteed Income Supplement, the Canada education savings grant, the Canada learning bond, the Canada disability savings bond and the Canada disability savings grant.

•

To be eligible for the Canada Child Benefit, an individual must be a resident of Canada for tax purposes and must reside with the qualified dependant and be the parent who primarily fulfils the responsibility for the care and upbringing of the qualified dependant or be a shared-custody parent.

CHILDREN’S SPECIAL ALLOWANCE

The children’s special allowance is generally paid to provincial and territorial child protection agencies to assist with the costs of caring for a child under the care of a child protection agency. The current allowance is equivalent to the maximum benefit under the existing CCTB and UCCB system.

To ensure consistent treatment for children under the care of a child protection agency, Budget 2016 proposes to increase the children’s special allowance to the same level as is proposed under the Canada Child Benefit, effective July 1, 2016.

TIMING OF THE CHANGES TO CHILD BENEFITS

Canada Child Benefit payments under this measure will start in July 2016. The UCCB and CCTB will be eliminated for months after June 2016.

Under the current system, provinces and territories may enter into an agreement with the federal government to restructure CCTB base benefit amounts based on the age of the child and/or the number of children in a family. Under the new rules, provinces and territories will be able to negotiate an agreement with similar parameters in order to reconfigure the Canada Child Benefit within the same fiscal envelope, if they wish to do so, starting for the 2017-18 benefit year.

INCOME SPLITTING CREDIT

A non-refundable income splitting tax credit is available for couples with at least one child under the age of 18. The credit allows a higher-income spouse or common-law partner to notionally transfer up to $50,000 of taxable income to their spouse or common-law partner for the purpose of reducing the couple’s total income tax liability by up to $2,000.

Budget 2016 proposes to eliminate the income splitting tax credit for couples with at least one child under the age of 18 for the 2016 and subsequent taxation years.

NORTHERN RESIDENTS DEDUCTIONS

Individuals who live in prescribed areas in northern Canada for at least six consecutive months beginning or ending in a taxation year may claim the northern residents deductions in computing their taxable income for that year. These include both a residency deduction and a deduction for certain travel benefits.

The residency deduction allows each member of a household to deduct up to $8.25 per day. Alternatively, one member of a household can claim a maximum residency deduction of $16.50 per day if no other member of the household claims the residency deduction (including where there is no other member of the household). In addition, a deduction can be claimed to offset the amount of any taxable benefits in respect of up to two employer-paid vacation trips per year and an unlimited number of employer-paid medical trips.

The amounts that a taxpayer may deduct under the northern residents deductions depend on whether the taxpayer resides in the Northern Zone or the Intermediate Zone. Residents of the Northern Zone are eligible to deduct the full amounts, while residents of the Intermediate Zone may deduct half of the amounts.

Budget 2016 proposes to increase the maximum residency deduction that each member of a household may claim from $8.25 to $11 per day and, where no other member of the household claims the residency deduction, to increase the maximum residency deduction from $16.50 to $22 per day for the 2016 taxation year. Residents of the Intermediate Zone will be entitled to deduct half of these increased amounts.

LABOUR-SPONSORED VENTURE CAPITAL CORPORATIONS TAX CREDIT

A labour-sponsored venture capital corporation (LSVCC) is a form of mutual fund corporation, sponsored by an eligible labour body. LSVCCs are mandated, under their enabling legislation, to provide venture capital to small and medium-sized businesses.

Prior to 2015, individuals acquiring LSVCC shares qualified for a 15-per-cent federal tax credit for investments of up to $5,000 each year. The federal LSVCC tax credit was reduced to 10 per cent for the 2015 taxation year and to five per cent for the 2016 taxation year. The credit is scheduled to be eliminated for the 2017 and subsequent taxation years.

A number of provinces offer a similar tax credit, at varying investment limits and tax credit rates. LSVCCs may be referred to by different names under provincial legislation.

Federally registered LSVCCs are subject to the rules set out in the Income Tax Act. Provincially registered LSVCCs are subject to the rules set out in their enabling provincial legislation. To be eligible for the federal tax credit, a provincially registered LSVCC must be prescribed for purposes of the Income Tax Act.

Consistent with the scheduled reduction and elimination of the federal tax credit, new federal LSVCC registrations are not permitted, and new provincially registered LSVCCs are not permitted to be prescribed for the purposes of the federal tax credit.

To support provinces that use LSVCC programs to facilitate access to venture capital for small and medium-sized businesses, Budget 2016 proposes to restore the federal LSVCC tax credit to 15 per cent for share purchases of provincially registered LSVCCs prescribed under the Income Tax Act for the 2016 and subsequent taxation years.

Budget 2016 also proposes that newly registered LSVCCs under existing provincial legislation be eligible for prescription if the provincial legislation is currently prescribed for purposes of the federal LSVCC tax credit. New provincial regimes will be eligible for prescription under the Income Tax Act, provided the enabling provincial legislation is patterned on currently prescribed provincial legislation. For instance, to be eligible, any new provincial regime would need to:

•	provide a provincial tax credit of at least 15 per cent of an individual’s net cost of shares purchased in an LSVCC;

•	require that the LSVCC be sponsored by an eligible labour body; and

•	mandate that the LSVCC invest and maintain a minimum of 60 per cent of its shareholder equity in eligible investments, generally investments in small and medium-sized enterprises.

While significant funding to small and medium-sized businesses has been provided in a number of provinces through provincial LSVCC programs, the national LSVCC program has not had a similar impact. For this reason, the federal LSVCC tax credit for federally registered LSVCCs will remain at five per cent for the 2016 taxation year and be eliminated for the 2017 and subsequent taxation years. The prohibition on new federal LSVCC registrations and the transition rules for federally registered LSVCCs will be maintained.

TEACHER AND EARLY CHILDHOOD EDUCATOR SCHOOL SUPPLY TAX CREDIT

Teachers and early childhood educators often incur at their own expense the cost of supplies for the purpose of teaching or otherwise enhancing students’ learning in the classroom or learning environment.

To provide tax recognition for these costs, Budget 2016 proposes to introduce a teacher and early childhood educator school supply tax credit. This measure will allow an employee who is an eligible educator to claim a 15-per-cent refundable tax credit based on an amount of up to $1,000 in expenditures made by the employee in a taxation year for eligible supplies.

For the cost of supplies to qualify for the credit, employers will be required to certify that the supplies were purchased for the purpose of teaching or otherwise enhancing learning in a classroom or learning environment. Individuals making claims will be required to retain their receipts for verification purposes.

The teacher and early childhood educator school supply tax credit will not be available in respect of an amount that has already been claimed under any other provision of the Income Tax Act.

ELIGIBLE EDUCATOR

Teachers will qualify as eligible educators if they hold a teacher’s certificate that is valid in the province or territory in which they are employed. Likewise, early childhood educators will qualify as eligible educators if they hold a certificate or diploma in early childhood education recognized by the province or territory in which they are employed.

ELIGIBLE SUPPLIES

Expenditures will be eligible for the teacher and early childhood educator school supply tax credit if they were made to purchase eligible supplies for use in a school or in a regulated child care facility for the purpose of teaching or otherwise enhancing students’ learning in the classroom or learning environment. Eligible supplies will include the following durable goods: games and puzzles; supplementary books for classrooms; educational support software; or containers (such as plastic boxes or banker boxes for themes and kits). Eligible supplies will also include consumable goods, such as:

•	construction paper for activities, flashcards or activity centres;

•	items for science experiments, such as seeds, potting soil, vinegar, baking soda and stir sticks;

•	art supplies, such as paper, glue and paint; and

•	various stationery items, such as pens, pencils, posters and charts.

This measure will apply to supplies acquired on or after January 1, 2016.

ONTARIO ELECTRICITY SUPPORT PROGRAM

The Ontario Electricity Support Program (OESP) is a program of the Government of Ontario that, effective January 1, 2016, provides assistance to low-income households in Ontario for the cost of electricity. The OESP reduces the cost of household electricity by providing a monthly credit on a recipient’s electricity bill. The credit depends on household income and how many people live in the household.

This type of assistance received in a year is generally required to be included in income. While an offsetting deduction is provided so that the assistance is effectively non-taxable, amounts received may affect income-tested federal or provincial/territorial benefits, such as child benefits.

To ensure that income-tested benefits are not reduced as a result of OESP amounts, Budget 2016 proposes to exempt from income amounts received under the OESP.

This measure will apply to the 2016 and subsequent taxation years.

MINERAL EXPLORATION TAX CREDIT FOR FLOW-THROUGH SHARE INVESTORS

Flow-through shares allow resource companies to renounce or “flow through” tax expenses associated with their Canadian exploration activities to investors, who can deduct the expenses in calculating their own taxable income. The mineral exploration tax credit provides an additional income tax benefit for individuals who invest in mining flow-through shares, which augments the tax benefits associated with the deductions that are flowed through. This credit is equal to 15 per cent of specified mineral exploration expenses incurred in Canada and renounced to flow-through share investors. Like flow-through shares, the credit facilitates the raising of equity to fund exploration by enabling companies to issue shares at a premium.

Budget 2016 proposes to extend eligibility for the mineral exploration tax credit for one year, to flow-through share agreements entered into on or before March 31, 2017. Under the existing “look-back” rule, funds raised in one calendar year with the benefit of the credit can be spent on eligible exploration up to the end of the following calendar year. Therefore, for example, funds raised with the credit during the first three months of 2017 can support eligible exploration until the end of 2018.

Mineral exploration, as well as new mining and related processing activities that could follow from successful exploration efforts, can be associated with a variety of environmental impacts to soil, water and air and, as a result, could have an impact on the goals of the Federal Sustainable Development Strategy. All such activity, however, is subject to applicable federal and provincial environmental regulations, including project-specific environmental assessments where required.

EDUCATION AND TEXTBOOK TAX CREDITS

The education tax credit provides a 15-per-cent non-refundable tax credit of $400 per month of full-time enrolment in a qualifying educational program and $120 per month of part-time enrolment in a specified educational program at a designated educational institution. The textbook tax credit provides a 15-per-cent non-refundable tax credit of $65 per month of full-time enrolment in a qualifying educational program and $20 per month of part-time enrolment in a specified educational program at a designated educational institution.

A tuition tax credit is also available that provides a 15-per-cent non-refundable tax credit on eligible fees for tuition and eligible examination fees paid to certain educational institutions.

A student must first claim any education, textbook and tuition credits earned in a year on their own tax return to bring tax payable to zero. Unused portions of the credits can be transferred to a supporting individual, up to a limit, or carried forward by the student for use in a future year.

Budget 2016 proposes to eliminate the education and textbook tax credits. This measure does not eliminate the tuition tax credit. Changes will be made to ensure that other income tax provisions—such as the tax exemption for scholarship, fellowship and bursary income—that currently rely on eligibility for the education tax credit or use terms defined for the purpose of the education tax credit will be unaffected by its elimination.

This measure will apply effective January 1, 2017. Unused education and textbook credit amounts carried forward from years prior to 2017 will remain available to be claimed in 2017 and subsequent years.

CHILDREN’S FITNESS AND ARTS TAX CREDITS

The children’s fitness tax credit provides a 15-per-cent refundable tax credit on up to $1,000 of eligible fitness expenses for children under 16 years of age at the beginning of the taxation year. For children who are eligible for the disability tax credit and have at least $100 of eligible expenses, the credit amount is increased by $500 and is extended to children under 18 years of age.

The children’s arts tax credit provides a 15-per-cent non-refundable tax credit on up to $500 in eligible fees for programs of artistic, cultural, recreational and developmental activity for children under 16 years of age. As with the children’s fitness tax credit, the age limit of the children’s arts tax credit is extended to children under 18 years of age and an additional $500 credit amount is available in respect of children eligible for the disability tax credit.

Budget 2016 proposes to phase out the children’s fitness and arts tax credits by reducing the 2016 maximum eligible amounts to $500 from $1,000 for the children’s fitness tax credit (which will remain refundable for 2016) and to $250 from $500 for the children’s arts tax credit. The supplemental amounts for children eligible for the disability tax credit will remain at $500 for 2016. Both credits will be eliminated for the 2017 and subsequent taxation years.

TOP MARGINAL INCOME TAX RATE – CONSEQUENTIAL AMENDMENTS

On December 7, 2015, the Government announced a reduction of the second personal income tax rate to 20.5 per cent from 22 per cent and the introduction of a 33-per-cent personal income tax rate on individual taxable income in excess of $200,000, effective for the 2016 and subsequent taxation years. These proposals were included as part of Bill C-2 (An Act to amend the Income Tax Act), which was tabled on December 9, 2015.

A number of amendments were included in Bill C-2 that were consequential to the introduction of the new 33-per-cent top personal income tax rate. The Income Tax Act contains a series of rules that are intended to maintain the neutrality, fairness and integrity of the income tax system. A number of these rules either use the top personal income tax rate or use rates or formulas that reflect it. The consequential amendments that were announced adjust a number of the most significant of these rules. The Government also announced that it would review other income tax rules to determine whether they require adjustment.

Budget 2016 proposes further amendments to reflect the new top marginal income tax rate for individuals that will:

•	provide a 33-per-cent charitable donation tax credit (on donations above $200) to trusts that are subject to the 33-per-cent rate on all of their taxable income;

•	apply the new 33-per-cent top rate on excess employee profit sharing plan contributions;

•	increase from 28 per cent to 33 per cent the tax rate on personal services business income earned by corporations;

•	amend the definition of “relevant tax factor” in the foreign affiliate rules to reduce the relevant tax factor from the current 2.2 to 1.9;

•	amend the capital gains refund mechanism for mutual fund trusts to reflect the new 33-per-cent top rate in the formulas that are used in computing refundable tax;

•	increase the Part XII.2 tax rate on the distributed income of certain trusts from 36 per cent to 40 per cent; and

•	amend the recovery tax rule for qualified disability trusts to refer to the new 33-per-cent top rate.

These measures will apply to the 2016 and later taxation years. The charitable donation tax credit measure will be limited to donations made after the 2015 taxation year. In the case of the rate increase on personal services business income earned by corporations in taxation years that straddle 2015 and 2016, the rate increase will be prorated according to the number of days in the taxation year that are after 2015.

The measure will also extend the proposed 33-per-cent charitable donation tax credit in Bill C-2 (which currently applies to donations made after 2015) to be available for donations made by a graduated rate estate during a taxation year of the estate that straddles 2015 and 2016.

TAXATION OF SWITCH FUND SHARES

Canadian mutual funds can be in the legal form of a trust or a corporation. While most funds are structured as mutual fund trusts, some are structured as mutual fund corporations.

Many of these mutual fund corporations are organized as “switch funds”. These offer different types of asset exposure in different funds, but each fund is structured as a separate class of shares within the mutual fund corporation. Investors are able to exchange shares of one class of the mutual fund corporation for shares of another class, in order to switch their economic exposure between the mutual fund corporation’s different funds. By virtue of a general provision in the Income Tax Act that applies to convertible corporate securities, this exchange is deemed not to be a disposition for income tax purposes. This deferral benefit that is available to taxable investors in switch funds is not available to taxpayers investing in mutual fund trusts or investing on their own account directly in securities.

To ensure the appropriate recognition of capital gains, Budget 2016 proposes to amend the Income Tax Act so that an exchange of shares of a mutual fund corporation (or investment corporation) that results in the investor switching between funds will be considered for tax purposes to be a disposition at fair market value. The measure will not apply to switches where the shares received in exchange differ only in respect of management fees or expenses to be borne by investors and otherwise derive their value from the same portfolio or fund within the mutual fund corporation (e.g., the switch is between different series of shares within the same class).

This measure will apply to dispositions of shares that occur after September 2016.

SALES OF LINKED NOTES

A linked note is a debt obligation, most often issued by a financial institution, the return on which is linked in some manner to the performance of one or more reference assets or indexes over the term of the obligation. The reference asset or index – which can be a basket of stocks, a stock index, a commodity, a currency or units of an investment fund – is generally unrelated to the operations or securities of the issuer.

The two main types of linked notes are principal-protected notes and principal-at-risk notes. Under a principal-protected note, the amount payable to the investor at maturity is equal to the principal amount invested plus a return, if any, wholly or partially linked to the performance of the reference asset or index. Under a principal-at-risk note, there is a risk, depending on the performance of the reference asset or index, that the amount payable to the investor at maturity may be less than the principal amount invested.

The Income Tax Act contains rules that deem interest to accrue on a prescribed debt obligation, which includes a typical linked note. These rules require an investor in a linked note to accrue the maximum amount of interest that could be payable on the note in respect of a given taxation year. Investors generally take the position that there is no deemed accrual of interest on a linked note prior to the maximum amount of interest becoming determinable. Instead, the full amount of the return on the note is included in the investor’s income in the taxation year when it becomes determinable, which is generally shortly before maturity.

A specific rule provides that interest accrued to the date of sale of a debt obligation is included in the income of the vendor for the year in which the sale occurs. However, some investors, who hold their linked notes as capital property, sell them prior to the determination date to, in effect, convert the return on the notes from ordinary income to capital gains, only 50 per cent of which is included in their income. These investors take the position that no amount in respect of the return on a linked note is accrued interest on the date of sale of the note for the purposes of this specific rule. On that basis, these investors include the full amount of the return on a linked note in the proceeds of disposition and claim the return on the note as a capital gain.

To facilitate this planning, issuers of linked notes often establish a secondary market where investors can sell their linked notes prior to maturity to an affiliate of the issuer.

Budget 2016 proposes to amend the Income Tax Act so that the return on a linked note retains the same character whether it is earned at maturity or reflected in a secondary market sale. Specifically, a deeming rule will apply for the purposes of the rule relating to accrued interest on sales of debt obligations. This deeming rule will treat any gain realized on the sale of a linked note as interest that accrued on the debt obligation for a period commencing before the time of the sale and ending at that time. When a linked note is denominated in a foreign currency, foreign currency fluctuations will be ignored for the purposes of calculating this gain. An exception will also be provided where a portion of the return on a linked note is based on a fixed rate of interest. In that case, any portion of the gain that is reasonably attributable to market interest rate fluctuations will be excluded.

This measure will apply to sales of linked notes that occur after September 2016.

BUSINESS INCOME TAX MEASURES

EXPANDING TAX SUPPORT FOR CLEAN ENERGY

Under the capital cost allowance (CCA) regime, Classes 43.1 and 43.2 of Schedule II to the Income Tax Regulations provide accelerated CCA rates (30 per cent and 50 per cent, respectively, on a declining-balance basis) for investments in specified clean energy generation and conservation equipment. Both classes include eligible equipment that generates or conserves energy by:

•	using a renewable energy source (e.g., wind, solar or small hydro);

•	using a fuel from waste (e.g., landfill gas, wood waste or manure); or

•	making efficient use of fossil fuels (e.g., high efficiency cogeneration systems, which simultaneously produce electricity and useful heat).

Providing accelerated CCA is an exception to the general practice of setting CCA rates based on the useful life of assets. Accelerated CCA provides a financial benefit by deferring taxation.

In addition, if the majority of the tangible property in a project is eligible for inclusion in Class 43.1 or 43.2, certain intangible project start-up expenses (for example, engineering and design work and feasibility studies) are treated as Canadian renewable and conservation expenses. These expenses may be deducted in full in the year incurred, carried forward indefinitely for use in future years, or transferred to investors using flow-through shares.

ELECTRIC VEHICLE CHARGING STATIONS

Renewable energy generation and electric vehicles are complementary technologies. Using electricity from renewable sources improves the environmental benefits of electric vehicles. In addition, displacing emission-intensive fuels such as gasoline or diesel with renewable energy for transportation purposes helps maximize the environmental benefits of renewable energy generation. Electric vehicle charging stations are generally included in Class 8, which provides a CCA rate of 20 per cent calculated on a declining-balance basis.

Budget 2016 proposes to expand Classes 43.1 and 43.2 by making electric vehicle charging stations eligible for inclusion in Class 43.1 or 43.2, based upon whether they meet certain power thresholds. Electric vehicle charging stations set up to supply at least 90 kilowatts of continuous power will be eligible for inclusion in Class 43.2. Those charging stations set up to supply more than 10 kilowatts but less than 90 kilowatts of continuous power will be eligible for inclusion in Class 43.1.

Eligible equipment of a taxpayer will include equipment downstream of an electricity meter, owned by an electric utility and used for billing purposes or owned by the taxpayer to measure electricity generated by the taxpayer, provided that more than 75 per cent of the annual electricity consumed in connection with the equipment is used to charge electric vehicles, including: charging stations, transformers, distribution and control panels, circuit breakers, conduits, wiring and related electrical energy storage equipment.

These measures will encourage investment in technologies that can contribute to a reduction in emissions of greenhouse gases and air pollutants, in support of targets set out in the Federal Sustainable Development Strategy.

The measure will apply in respect of property acquired for use on or after Budget Day that has not been used or acquired for use before Budget Day.

ELECTRICAL ENERGY STORAGE

Electrical energy storage equipment converts electricity into a form of energy that can be stored and then converts the energy back into electricity at a later time. Storage can provide environmental benefits by displacing fossil-fuelled power generation when demand is highest and by facilitating the integration of electricity generated from intermittent renewable energy sources.

Only limited kinds of electrical energy storage equipment are currently eligible for accelerated capital cost allowance (CCA) treatment when ancillary to electricity generation technologies eligible for inclusion in CCA Classes 43.1 (30-per-cent rate) and 43.2 (50-per-cent rate) of Schedule II to the Income Tax Regulations. The eligibility of energy storage equipment for this treatment depends on the technology being used to generate electricity. In some instances, only short-term storage equipment is considered eligible and only as an interpretation of more general language including ancillary equipment. Stand-alone electrical energy storage equipment – not associated with a Class 43.1 or Class 43.2 generation source – is not eligible for accelerated CCA. Storage equipment which does not qualify for inclusion in these classes is generally included in Class 8, which provides a CCA rate of 20 per cent.

Budget 2016 proposes two changes in this area. First, it proposes to clarify and expand the range of electrical energy storage property that is eligible for accelerated CCA on the basis that it is ancillary to eligible generation equipment, to include a broad range of short- and long-term storage equipment. If the storage equipment is part of an electricity generation system that is eligible for Class 43.2 (e.g., an eligible renewable, waste-fueled or high-efficiency cogeneration system), it will be included in Class 43.2. If the storage equipment is part of an electricity generation system that is eligible for Class 43.1 (i.e., a mid-efficiency cogeneration system), it will be included in Class 43.1.

Second, it is proposed to allow stand-alone electrical energy storage property to be included in Class 43.1 provided that the round trip efficiency of the equipment is greater than 50 per cent. The round trip efficiency measures the extent to which energy is maintained in the process of converting electricity into another form of energy and then back into electricity.

A fuel cell which uses hydrogen produced by electrolysis equipment, where all or substantially all of the electricity used to power the electrolysis process is generated from specified renewable sources, will remain eligible for Class 43.2 regardless of its round trip efficiency. The eligible generation sources will be expanded to include electricity generated by the other renewable energy sources currently included in Class 43.2: geothermal; waves; tides; and the kinetic energy of flowing water.

For both purposes, eligible electrical energy storage property will include equipment such as batteries, flywheels and compressed air energy storage. It will also include any ancillary equipment and structures. Eligible electrical energy storage property will not include: pumped hydroelectric storage; hydroelectric dams and reservoirs; or a fuel cell system where the hydrogen is produced via steam reformation of methane. Consistent with the policy intent of Classes 43.1 and 43.2, certain uses of electrical energy storage equipment will also be excluded from eligibility: back up electricity generation; motive uses (e.g., in battery electric vehicles or fuel cell electric vehicles); and mobile uses (e.g., consumer batteries).

This measure will encourage investment in technologies that can contribute to a reduction in emissions of greenhouse gases and air pollutants in support of targets set out in the Federal Sustainable Development Strategy. Accelerated CCA will only be available in respect of eligible stand-alone property if, at the time the property first becomes available for use, the requirements of all Canadian environmental laws, by-laws and regulations applicable in respect of the property have been met.

The measure will apply in respect of property acquired for use on or after Budget Day that has not been used or acquired for use before Budget Day.

EMISSIONS TRADING REGIMES

Under emissions trading regimes, governments impose an obligation on regulated emitters to deliver emissions allowances to the government. The amount of the allowances required to be delivered is determined by reference to the amount of emissions of a regulated substance (e.g., greenhouse gases) that are produced. These allowances may be purchased by emitters in the market or at auction, earned in relation to emissions reduction activities or provided by the government at a reduced price or no cost.

The tax treatment of transactions under emissions trading regimes is currently determined under general tax principles. No specific tax rules exist to deal with emissions trading regimes. In addition, there are currently no Canadian or international accounting standards that are specific to these regimes.

Stakeholders have expressed concern that there is uncertainty about the tax treatment of transactions under emissions trading regimes. In addition, an issue has been raised with respect to the tax treatment of emissions allowances provided to certain emitters by a government for no consideration, which can result in double taxation.

CHARACTERIZATION

For a regulated emitter, emissions allowances are generally treated as an eligible capital property. As eligible capital property, taxpayers are allowed to deduct a 7-per-cent annual “depreciation” in respect of 75 per cent of the cost of the allowance (on a declining balance basis). Budget 2016 proposes to replace the eligible capital property regime with a new class of depreciable property. For more information, see the discussion under “Eligible Capital Property” below.

The characterization of emissions allowances as eligible capital property (or depreciable property) raises tax policy concerns for the following reasons:

•

Capital property generally includes property of an enduring nature. While emissions allowances can be enduring in nature through their ability to be “banked” for use in a future period, they are more commonly viewed as one-time-use property.

•	The treatment of allowances as capital property could result in a mismatch where the obligation to remit allowances is deductible as a current expense.

FREE EMISSIONS ALLOWANCES

Assistance provided by a government that is received by a taxpayer in the course of carrying on a business is generally included in computing the taxpayer’s income from the business. However, where an emissions allowance is provided by a government for no consideration (a “free allowance”) and included in income as government assistance, there is no tax rule to adjust the cost amount of the emissions allowance to reflect this income inclusion. This would result in taxpayers being subject to double tax on disposition of the emissions allowance.

TIMING – INCOME AND EXPENSE RECOGNITION

A taxpayer in a regulated industry may be required to provide a government with emissions allowances, in respect of its emissions in a particular year, at its “true-up” date in a subsequent year. In claiming a deduction from income for the cost of its emissions, the taxpayer may have claimed the deduction in the year that its business emits the regulated substance as part of its revenue-generating activities or in a later year when it becomes liable to remit allowances in respect of its emissions produced in the previous year.

Further issues can arise where a taxpayer receives a free allowance. If the value of this benefit is included in the taxpayer’s income in the year that the allowance is received and an offsetting deduction for emissions incurred is not available until a subsequent year, this can raise cash flow concerns.

Budget 2016 proposes to amend the Income Tax Act to introduce specific rules to clarify the tax treatment of emissions allowances and to eliminate the double taxation of certain free allowances. Specifically, these rules will provide that emissions allowances be treated as inventory for all taxpayers. However, the “lower of cost and market” method for the valuation of inventory will not be available in respect of emissions allowances because of the potential volatility in their value.

If a regulated emitter receives a free allowance, there will be no income inclusion on receipt of the allowance. In addition, the deduction in respect of an accrued emissions obligation will be limited to the extent that the obligation exceeds the cost of any emissions allowances that the taxpayer has acquired and that can be used to settle the obligation. Each year that a taxpayer claims a deduction in respect of an emissions obligation, the taxpayer will quantify its deduction based on the cost of emission allowances that it has acquired and which can be used to settle its emissions obligation, plus the fair market value of any emissions allowances that it still needs to obtain to fully satisfy its obligation. If a deduction is claimed in respect of an emissions obligation that accrues in one year (for example, 2017) and that will be satisfied in a future year (for example, 2018), the amount of this deduction will be brought back into income in the subsequent year (2018) and the taxpayer will be required to evaluate the deductible obligation again each year, until it is ultimately satisfied.

If a taxpayer disposes of an emissions allowance otherwise than in satisfaction of an obligation under the emissions allowance regime, any proceeds received in excess of the taxpayer’s cost, if any, for the allowance will be included in computing income.

This measure will apply to emissions allowances acquired in taxation years beginning after 2016. It will also apply on an elective basis in respect of emissions allowances acquired in taxation years ending after 2012.

SMALL BUSINESS TAXATION

Small businesses benefit from a reduced federal corporate income tax rate of 10.5 per cent – a preference relative to the general corporate income tax rate of 15 per cent. Specifically, the small business deduction reduces to 10.5 per cent the federal corporate income tax rate applying to the first $500,000 per year of qualifying active business income of a Canadian-controlled private corporation (CCPC). There is a requirement to allocate the annual eligible income limit of $500,000 (referred to as the “business limit”) among associated corporations. Where a business is carried on through a partnership, the members of the partnership share one $500,000 limit in respect of that business. Access to the small business deduction is also phased out on a straight-line basis for a CCPC and its associated corporations having between $10 million and $15 million of taxable capital employed in Canada. Gradual reductions in the small business tax rate are currently legislated for 2017, 2018 and 2019.

The dividend tax credit (DTC), provided within the personal income tax system, is intended to compensate a taxable individual receiving dividends for corporate income taxes that are presumed to have been paid on the corporate income that funded those dividends. The DTC is generally meant to ensure that income earned by a corporation and paid out to an individual as a dividend will be subject to the same amount of tax as income earned directly by the individual.

SMALL BUSINESS TAX RATE

Budget 2016 proposes that the small business tax rate remain at 10.5 per cent after 2016. In order to preserve the integration of the personal and corporate income tax systems, Budget 2016 also proposes to maintain the current gross-up factor and DTC rate applicable to non-eligible dividends (generally, dividends distributed from corporate income taxed at the small business tax rate). Specifically, the gross-up factor applicable to non-eligible dividends will be maintained at 17 per cent and the corresponding DTC rate at 21/29 of the gross-up amount. Expressed as a percentage of the grossed-up amount of a non-eligible dividend, the effective rate of the DTC in respect of such a dividend will remain at 10.5 per cent after 2016, in line with the small business tax rate.

MULTIPLICATION OF THE SMALL BUSINESS DEDUCTION

The small business deduction includes rules that are intended to preclude the multiplication of access to the deduction. Budget 2016 proposes changes to address concerns about partnership and corporate structures that multiply access to the small business deduction.

Partnerships

The specified partnership income rules in the Income Tax Act are intended to eliminate the multiplication of the small business deduction in respect of a partnership of corporations that are not associated with each other. In such a case, a single business limit applies with respect to the partnership’s business. In the absence of these rules, each CCPC that is a member of a partnership could claim a separate small business deduction of up to $500,000 in respect of the portion of the partnership’s active business income allocated to it.

In general terms, the small business deduction that a CCPC that is a member of a partnership can claim in respect of its income from the partnership is limited to the lesser of the active business income that it receives as a member of the partnership (its “partnership ABI”) and its pro-rata share of a notional $500,000 business limit determined at the partnership level (its specified partnership income limit, or “SPI limit”). A CCPC’s specified partnership income is added to its active business income from other sources, if any, and the CCPC can claim the small business deduction on the total (subject to its annual business limit).

Some taxpayers have implemented structures to circumvent the application of the specified partnership income rules. In a typical structure, a shareholder of a CCPC is a member of a partnership and the partnership pays the CCPC as an independent contractor under a contract for services. As a result, the CCPC claims a full small business deduction in respect of its active business income earned in respect of the partnership because, although the shareholder of the CCPC is a member of the partnership, the CCPC is not a member.

To address this tax planning, Budget 2016 proposes to extend the specified partnership income rules to partnership structures in which a CCPC provides (directly or indirectly, in any manner whatever) services or property to a partnership during a taxation year of the CCPC where, at any time during the year, the CCPC or a shareholder of the CCPC is a member of the partnership or does not deal at arm’s length with a member of the partnership. In general terms, for the purpose of the specified partnership rules:

•	a CCPC will be deemed to be a member of a partnership throughout a taxation year if

–	it is not otherwise a member of the partnership in the taxation year,

–	it provides services or property to the partnership at any time in the taxation year,

–	a member of the partnership does not deal at arm’s length with the CCPC, or a shareholder of the CCPC, in the taxation year, and

–	it is not the case that all or substantially all of the CCPC’s active business income for the taxation year is from providing services or property to arm’s length persons other than the partnership;

•	a CCPC that is a member of a partnership (including a deemed member) will have its active business income from providing services or property to the partnership deemed to be partnership ABI; and

•

the SPI limit of a deemed member of a partnership will initially be nil (as it does not receive any allocations of income from the partnership). However, an actual member of the partnership who does not deal at arm’s length with a deemed member of the partnership will be entitled to notionally assign to the deemed member all of or a portion of the actual member’s SPI limit in respect of a fiscal period of the partnership that ends in the deemed member’s taxation year (and where the actual partner is an individual, the assignable SPI limit of all members of the partnership will be determined as if they were corporations).

Example

• Kerry and Chris are married.
• Kerry and Leslie each have a 50% interest in the limited liability partnership (LLP).
• Leslie deals at arm’s length with Kerry and Chris.
• None of K Co, C Co or Chris are members of the LLP.
• LLP provides accounting services to the public.
• Kerry owns 100% of K Co and Chris owns 100% of C Co.
• LLP has $200,000 of net income to allocate to its members.
• K Co and C Co each earn $400,000 from providing accounting services to LLP.

Current treatment

•	Kerry and Leslie, as partners of LLP, are each taxable on the $100,000 (50% of $200,000) allocation of partnership income at personal income tax rates.

•

K Co and C Co are each taxable on their $400,000 of income from providing services to LLP and each pays $42,000 of federal tax (income eligible for the small business deduction ($400,000) multiplied by the effective tax rate (10.5%)).

Proposed treatment

Leslie

•	Leslie remains taxable on $100,000 at personal income tax rates.

Kerry/K Co

•	Kerry remains taxable on $100,000 at personal income tax rates.

•	K Co is deemed to be a partner of LLP because it does not deal at arm’s length with Kerry and provides services to LLP.

•

The full $250,000 of Kerry’s SPI limit is assigned by Kerry to K Co (i.e., 50% of the partnership’s $500,000 business limit is what Kerry’s SPI limit would be if Kerry were a corporation). (Alternatively, Kerry could have assigned all or a portion of his $250,000 SPI limit to C Co.)

•

K Co pays $48,750 of federal tax on $400,000 (income eligible for the small business deduction ($250,000) multiplied by the small business tax rate (10.5%) plus income not eligible for the small business deduction ($150,000) multiplied by the general federal corporate tax rate (15%)).

Chris /C Co

•	C Co is deemed to be a partner of LLP because it does not deal at arm’s length with Kerry and provides services to LLP.

•	C Co pays $60,000 of federal tax on $400,000 (income not eligible for the small business deduction ($400,000) multiplied by the general federal corporate tax rate (15%)).

This measure will apply to taxation years that begin on or after Budget Day. However, an actual member of a partnership will be entitled to notionally assign all or a portion of the member’s SPI limit in respect of their taxation year that begins before and ends on or after Budget Day.

Corporations

The tax planning described above could use a corporation (instead of a partnership) to multiply access to the small business deduction. Such multiplication could occur in circumstances where a CCPC earns active business income from providing services or property (directly or indirectly, in any manner whatever) to a private corporation during the CCPC’s taxation year when, in the taxation year, the CCPC, one of its shareholders or a person who does not deal at arm’s length with such a shareholder has a direct or indirect interest in the private corporation.

Budget 2016 proposes to amend the Income Tax Act to address such corporate structures. A CCPC’s active business income from providing services or property (directly or indirectly, in any manner whatever) in its taxation year to a private corporation will be ineligible for the small business deduction where, at any time during the year, the CCPC, one of its shareholders or a person who does not deal at arm’s length with such a shareholder has a direct or indirect interest in the private corporation. This ineligibility for the small business deduction will not apply to a CCPC if all or substantially all of its active business income for the taxation year is earned from providing services or property to arm’s length persons other than the private corporation.

A private corporation that is a CCPC will be entitled to assign all or a portion of its unused business limit to one or more CCPCs that are ineligible for the small business deduction under this proposal because they provided services or property to the private corporation. The amount of active business income earned by a CCPC from providing services or property to the private corporation that will be eligible for the small business deduction (subject to the CCPC’s own business limit) will be the least of:

•	the CCPC’s income from providing services or property to the private corporation;

•

the amount, if any, of the private corporation’s unused business limit – for its taxation year(s) ending in the taxation year of the CCPC in which it provided services or property to the private corporation – that is assigned to the CCPC; and

•	the amount determined by the Minister of National Revenue to be reasonable in the circumstances.

This measure will apply to taxation years that begin on or after Budget Day. However, a private corporation will be entitled to assign all or a portion of its unused business limit in respect of its taxation year that begins before and ends on or after Budget Day.

AVOIDANCE OF THE BUSINESS LIMIT AND THE TAXABLE CAPITAL LIMIT

The associated corporation rules in the Income Tax Act are relevant for applying both the $500,000 business limit and the $15 million taxable capital limit to CCPCs. The rules strike a balance between allowing different family members to carry on businesses through separate CCPCs eligible for the small business deduction and addressing tax planning arrangements used by a single economic group as an attempt to multiply the small business deduction.

There are a number of technical rules that apply for the purpose of determining if two or more corporations are associated with each other. For instance, two CCPCs are associated where they are controlled by the same person (or group of persons), or by different related persons if one of the related persons (or their CCPC) owns at least 25% of the shares of the other CCPC. However, a corporation that is wholly owned by an individual is generally not associated with a corporation that is wholly owned by the individual’s spouse, sibling or another related individual.

There is a special rule, in subsection 256(2), under which two corporations that would not otherwise be associated will be treated as associated if each of the corporations is associated with the same third corporation. Since the $15 million taxable capital limit is based on the capital of associated corporations, none of the corporations is eligible to claim the small business deduction if the total taxable capital of the three corporations exceeds $15 million.

There is an exception to this special rule: two corporations that are associated because they are associated with the same third corporation will not be treated as being associated with each other if the third corporation is not a CCPC or, if it is a CCPC, it elects not to be associated with the other two corporations for the purpose of determining entitlement to the small business deduction. The effect of this exception is that the third corporation cannot itself claim the small business deduction (if it is a CCPC), but the other two corporations may each claim a $500,000 small business deduction subject to their own taxable capital limit.

The above exception does not affect the associated corporation status for the purpose of another rule that treats a CCPC’s investment income (e.g., interest and rental income) as active business income eligible for the small business deduction if that income is derived from the active business of an associated corporation (subsection 129(6)). Accordingly, two corporations may not be associated for the purpose of claiming the maximum small business deduction while retaining the ability to treat investment income that one receives from the other as active business income.

Where the third corporation is not a CCPC, or is a CCPC that files an election, the other two corporations may claim the small business deduction on investment income that traces to the active business of the third corporation, even though the third corporation could not have claimed the deduction either because the third corporation is not a CCPC or because an election was filed. In addition, where the other two corporations directly earn active business income, their small business deductions are determined without regard to the taxable capital of the third corporation to which they are each associated.

CCPCs that are currently misusing the election to multiply their small business deduction are being challenged by the Government under a specific anti-avoidance rule, and under the general anti-avoidance rule, where the small business deduction is being claimed on investment income that is treated as active business income. However, as any such challenge could be time-consuming and costly, the Government is introducing specific legislative measures to ensure that the appropriate tax consequences apply.

Budget 2016 proposes to amend the Income Tax Act to ensure that investment income derived from an associated corporation’s active business will be ineligible for the small business deduction and be taxed at the general corporate income tax rate where the exception to the deemed associated corporation rule applies (i.e., an election not to be associated is made or the third corporation is not a CCPC). In addition, where this exception applies (such that the two corporations are deemed not to be associated with each other), the third corporation will continue to be associated with each of the other corporations for the purpose of applying the $15 million taxable capital limit.

This measure will apply to taxation years that begin on or after Budget Day.

CONSULTATION ON ACTIVE VERSUS INVESTMENT BUSINESS

Budget 2015 announced a review of the circumstances in which income from a business, the principal purpose of which is to earn income from property, should qualify as active business income and therefore potentially be eligible for the small business deduction. The consultation period ended August 31, 2015.

The small business deduction is available on up to $500,000 of active business income of a CCPC. Active business income does not include income from a “specified investment business”, which is generally a business the principal purpose of which is to derive income from property. A “specified investment business” does not include a business that has more than five full-time employees, with the result that income earned from such a business is eligible for the small business deduction even though its principal purpose is to derive income from property.

The number of employees of a business carried on by a CCPC is not relevant to the CCPC’s eligibility for the small business deduction, unless the principal purpose of that business is to earn income from property. Where a business has the principal purpose of earning income from property, the CCPC may still be eligible for the small business deduction if the business has more than five full-time employees.

Whether the principal purpose of a business is to earn income from property is a question of fact. The Canada Revenue Agency has published guidance and a significant body of case law has developed relating to the factors that are relevant in making this determination.

The examination of the active versus investment business rules is now complete. The Government is not proposing any modification to these rules at this time.

LIFE INSURANCE POLICIES

DISTRIBUTIONS INVOLVING LIFE INSURANCE PROCEEDS

Life insurance proceeds received as a result of the death of an individual insured under a life insurance policy (a “policy benefit”) are generally not subject to income tax. A private corporation may add the amount of a policy benefit it receives to its capital dividend account, which consists of certain non-taxable amounts. A private corporation may elect to pay a dividend as a capital dividend to the extent that the corporation’s capital dividend account has a positive balance. Capital dividends are received tax-free by shareholders.

The income tax rules for partnerships also account for a policy benefit being non-taxable. The adjusted cost base of a partner’s interest in a partnership is increased to the extent of the partner’s share of a policy benefit received by the partnership. A partner can generally withdraw funds from a partnership tax-free to the extent of the partner’s adjusted cost base.

In the life insurance context, only the portion of the policy benefit received by the corporation or partnership that is in excess of the policyholder’s adjusted cost basis of the policy (the “insurance benefit limit”) may be added to the capital dividend account of a corporation or to the adjusted cost base of a partner’s interest in a partnership.

Some taxpayers have structured their affairs so that the insurance benefit limit may not apply as intended, resulting in an artificial increase in a corporation’s capital dividend account balance. A similar result could be achieved under the rules for computing the adjusted cost base of a partner’s interest in a partnership. This planning may allow those taxpayers to avoid income tax on dividends payable by a private corporation or on gains from the disposition of a partnership interest. These results are unintended and erode the tax base.

Although the Government is challenging a number of these structures under the existing tax rules, Budget 2016 proposes to amend the Income Tax Act to ensure that the capital dividend account rules for private corporations, and the adjusted cost base rules for partnership interests, apply as intended. This measure will provide that the insurance benefit limit applies regardless of whether the corporation or partnership that receives the policy benefit is a policyholder of the policy. To that end, the measure will also introduce information-reporting requirements that will apply where a corporation or partnership is not a policyholder but is entitled to receive a policy benefit.

This measure will apply to policy benefits received as a result of a death that occurs on or after Budget Day.

TRANSFERS OF LIFE INSURANCE POLICIES

Where a policyholder disposes of an interest in a life insurance policy to an arm’s length person, the fair market value of any consideration is included in computing the proceeds of the disposition. In contrast, where a policyholder disposes of such an interest to a non-arm’s length person, a special rule (the “policy transfer rule”) deems the policyholder’s proceeds of the disposition, and the acquiring person’s cost, of the interest to be the amount that the policyholder would be entitled to receive if the policy were surrendered (the “interest’s surrender value”).

Where the policy transfer rule applies, the amount by which any consideration given for the interest exceeds the interest’s surrender value is not taxed as income under the rules that apply to dispositions of interests in life insurance policies. In addition, this excess will ultimately be reflected in the policy benefit under that policy. Where the policy benefit is received by a private corporation, it can be paid tax-free to that corporation’s shareholders. Where this is the case and consideration to acquire the interest was not recognized under the policy transfer rule, the amount of the excess is effectively extracted from the private corporation a second time as a tax-free, rather than as a taxable, amount. These results are unintended and erode the tax base. Similar concerns also arise in the partnership context and where an interest in a policy is contributed to a corporation as capital.

Budget 2016 proposes amendments to the Income Tax Act to ensure that amounts are not inappropriately received tax-free by a policyholder as a result of a disposition of an interest in a life insurance policy. The measure will, in applying the policy transfer rule, include the fair market value of any consideration given for an interest in a life insurance policy in the policyholder’s proceeds of the disposition and the acquiring person’s cost. In addition, where the disposition arises on a contribution of capital to a corporation or partnership, any resulting increase in the paid-up capital in respect of a class of shares of the corporation, and the adjusted cost base of the shares or of an interest in the partnership, will be limited to the amount of the proceeds of the disposition.

This measure will apply to dispositions that occur on or after Budget Day.

Budget 2016 also proposes to amend the capital dividend account rules for private corporations and the adjusted cost base rules for partnership interests. This amendment will apply where an interest in a life insurance policy was disposed of before Budget Day for consideration in excess of the proceeds of the disposition determined under the policy transfer rule. In this case, the amount of the policy benefit otherwise permitted to be added to a corporation’s capital dividend account, or the adjusted cost base of an interest in a partnership, will be reduced by the amount of the excess. In addition, where an interest in a life insurance policy was disposed of before Budget Day under the policy transfer rule to a corporation or partnership as a contribution of capital, any increase in the paid-up capital in respect of a class of shares of the corporation, and the adjusted cost base of the shares or of an interest in the partnership, that may otherwise have been permitted will be limited to the amount of the proceeds of the disposition.

This measure will apply in respect of policies under which policy benefits are received as a result of deaths that occur on or after Budget Day.

DEBT PARKING TO AVOID FOREIGN EXCHANGE GAINS

In general, all amounts relevant to the computation of income under the Income Tax Act must be reported in Canadian dollars. Therefore, if any such amount is denominated in a foreign currency, it must be converted into Canadian dollars at the relevant dates. Consequently, a taxpayer may realize a gain or a loss on the repayment of a debt denominated in a foreign currency as a result of the fluctuation of the foreign currency relative to the Canadian dollar.

A specific rule for computing foreign exchange capital gains and losses on a debt deems a gain made or loss sustained on a foreign currency debt that is on capital account to be a capital gain or loss from the disposition of the foreign currency. For this purpose, a gain or loss is generally considered to have been made or sustained only when it is realized, such as when the debt is settled or extinguished.

To avoid realizing a foreign exchange gain on the repayment of a foreign currency debt, some taxpayers have entered into debt-parking transactions. In a typical debt-parking transaction, instead of directly repaying a debt with an accrued foreign exchange gain, the debtor would arrange for a person with which it does not deal at arm’s length to acquire the debt from the initial creditor for a purchase price equal to its principal amount. Thus, from the initial creditor’s perspective, the debt would effectively be repaid. However, from the debtor’s perspective, the debt would remain owing. Specifically, the transfer of the debt by the initial creditor to the non-arm’s length person would generally avoid settling or extinguishing the debt. The non-arm’s length person, as the new creditor, would then let the debt remain outstanding to avoid the debtor realizing a foreign exchange gain.

The debt-parking rules in the Income Tax Act were introduced to address the use of this technique to avoid the application of the debt forgiveness rules. Where the debt-parking rules apply to a debt, it is deemed to have been repaid for an amount equal to its cost to the new creditor. Any difference between this amount and the principal amount of the debt is treated as a forgiven amount, which is first applied to reduce the tax attributes of the debtor; one-half of any residual amount is then generally included in the debtor’s income. While the debt-parking rules would deem the foreign currency debt to have been settled at the time of the acquisition by the new creditor, any foreign exchange gain realized on the debt would not be taken into account in determining the forgiven amount of the debtor. As a result, the foreign exchange gain would neither reduce the tax attributes, nor be included in the income, of the debtor.

Debt-parking transactions undertaken to avoid foreign exchange gains can be challenged by the Government under the existing general anti-avoidance rule. However, as any such challenge could be both time-consuming and costly, the Government is introducing a specific legislative measure to ensure that the appropriate tax consequences apply.

Budget 2016 proposes to introduce rules so that any accrued foreign exchange gains on a foreign currency debt will be realized when the debt becomes a parked obligation. More particularly, the debtor will be deemed to have made the gain, if any, that it otherwise would have made if it had paid an amount (expressed in the currency in which the debt is denominated) in satisfaction of the principal amount of the debt equal to:

•	where the debt becomes a parked obligation as a result of its acquisition by the current holder, the amount for which the debt was acquired; and

•	in other cases, the fair market value of the debt.

For this purpose, a foreign currency debt will become a parked obligation at any particular time where:

•	at that time, the current holder of the debt does not deal at arm’s length with the debtor or, where the debtor is a corporation, has a significant interest in the corporation; and

•	at any previous time, a person who held the debt dealt at arm’s length with the debtor and, where the debtor is a corporation, did not have a significant interest in the corporation.

In general, a person will have a significant interest in a corporation if the person (and non-arm’s length persons) owns shares of the corporation to which 25 per cent or more of the votes or value are attributable. Rules similar to those contained in the debt forgiveness rules will be introduced to determine whether a creditor is related to, and therefore not dealing at arm’s length with, a debtor where trusts and partnerships are involved. In particular, each partnership and trust will be treated as a corporation having a single class of capital stock of 100 voting shares. The members of the partnership, or the beneficiaries under the trust, will be treated as owning such shares in accordance with their proportionate interests in the partnership or trust. The proportionate interest of a partner or a beneficiary will be based on the fair market value of the partner’s or beneficiary’s interest in the partnership or trust.

Exceptions will be provided so that a foreign currency debt will not become a parked obligation in the context of certain bona fide commercial transactions. In particular, a foreign currency debt will not be a parked obligation if the debt is acquired by the current holder as part of a transaction or series of transactions that results in the acquisition of a significant interest in, or control of, the debtor by the current holder (or a person related to the current holder) unless one of the main purposes of the transaction or series of transactions was to avoid a foreign exchange gain. In addition, a change of status between the debtor and the current holder (i.e., from dealing at arm’s length to not dealing at non-arm’s length or, where the debtor is a corporation, from the current holder not having a significant interest in the debtor to having one) will not cause the debt to become a parked obligation unless one of the main purposes of the transaction or series of transactions that gave rise to the change of status was to avoid a foreign exchange gain.

Related rules will provide relief to financially distressed debtors. This relief will be similar to the deductions currently available to debtors with respect to amounts included in income because of the application of the debt forgiveness rules. For instance, where a debtor is a corporation resident in Canada, a rule will ensure that the combined federal/provincial taxes payable on a deemed foreign exchange capital gain will not result in the corporation’s liabilities exceeding the fair market value of its assets.

This measure will apply to a foreign currency debt that meets the conditions to become a parked obligation on or after Budget Day. There will be an exception where the meeting of these conditions occurs before 2017 and results from a written agreement entered into before Budget Day.

VALUATION FOR DERIVATIVES

The Income Tax Act contains rules for the valuation of property held as inventory for the purpose of computing a taxpayer’s income or loss from a business. In most cases, a taxpayer can choose to value each inventory property at the lower of its cost and its fair market value at the end of the year.

Under this lower of cost and market method, the taxpayer compares the cost of each inventory property with its fair market value at the end of the year. If the fair market value of the property is less than its cost, the difference is deductible in computing the taxpayer’s income for the year. For the purpose of the lower of cost and market method, this lower amount is then used as the property’s cost for the subsequent year. However, if the fair market value of the property at the end of the year is greater than its cost, no amount is added to the taxpayer’s income for the year. The lower of cost and market method therefore effectively permits losses on inventory property to be recognized on an accrual basis while gains on the same property are recognized only when it is ultimately sold.

The asymmetrical nature of this inventory valuation method does not generally raise tax policy concerns when applied to conventional types of inventory, such as tangible goods held for sale. However, a recent decision of the Tax Court of Canada held that a derivative that provides rights to a taxpayer and is held on income account would be considered inventory property. On that basis, derivatives held on income account that are neither mark-to-market property (which are not considered to be inventory property) nor property of a business that is an adventure or concern in the nature of trade (which must be valued at its cost to the taxpayer) could potentially qualify for the lower of cost and market method under the inventory valuation rules.

The application of the lower of cost and market method to these derivatives could lead to significant tax base concerns given their potentially higher volatility and longer holding periods, as compared to conventional inventory property.

To protect the Canadian tax base, Budget 2016 proposes to exclude derivatives from the application of the inventory valuation rules while maintaining the status of such property as inventory. A related rule will also be introduced to ensure that taxpayers are not able to value derivatives using the lower of cost and market method under the general principles for the computation of profit for tax purposes.

The measure will apply to derivatives entered into on or after Budget Day.

ELIGIBLE CAPITAL PROPERTY

Budget 2014 announced a consultation on the conversion of eligible capital property (ECP) into a new class of depreciable property. This conversion will simplify the tax compliance burden for affected taxpayers. The Government has received a number of comments from stakeholders responding to the policy underlying the proposal.

Some stakeholders have noted that this proposal will result in the elimination of a tax deferral opportunity that arises from the treatment of gains on the sale of ECP as active business income. In contrast, gains on the disposition of depreciable property are taxed as capital gains. This outcome is consistent with the overall intent of the proposal to treat ECP as a type of depreciable property.

Budget 2016 proposes to repeal the ECP regime, replace it with a new capital cost allowance (CCA) class available to businesses and provide rules to transfer taxpayers’ existing cumulative eligible capital (CEC) pools to the new CCA class. The proposal is not intended to affect the application of the Goods and Services Tax/Harmonized Sales Tax (GST/HST) in this area.

EXISTING RULES

The ECP regime governs the tax treatment of certain expenditures of a capital nature (eligible capital expenditures) and receipts (eligible capital receipts) that are not otherwise accounted for as business revenues or expenses, or under the rules relating to capital property.

An eligible capital expenditure is generally a capital expenditure incurred to acquire rights or benefits of an intangible nature for the purpose of earning income from a business, other than an expenditure that is deductible as a current expense or that is incurred to acquire an intangible property that is depreciable under the CCA rules. Eligible capital expenditures include the cost of goodwill when a business is purchased. They also include the cost of certain intangible property such as customer lists and licences, franchise rights and farm quotas of indefinite duration. Under the ECP regime, 75 per cent of an eligible capital expenditure is added to the CEC pool in respect of the business and is deductible at a rate of 7 per cent per year on a declining-balance basis.

An eligible capital receipt is generally a capital receipt for rights or benefits of an intangible nature that is received in respect of a business, other than a receipt that is included in income or in the proceeds of disposition of a capital property. The ECP regime provides that 75 per cent of an eligible capital receipt is first applied to reduce the CEC pool and then results in the recapture of any CEC previously deducted. Once all of the previously deducted CEC has been recaptured, any excess receipt (an ECP gain) is included in income from the business at a 50-per-cent inclusion rate, which is also the inclusion rate that applies to capital gains.

Over the years, the ECP regime has become increasingly complicated and many stakeholders have suggested that this complexity could be significantly reduced if the ECP regime were replaced with a new class of depreciable property to which the CCA rules would apply.

PROPOSED RULES

New CCA class

Under this proposal, a new class of depreciable property for CCA purposes will be introduced. Expenditures that are currently added to CEC (at a 75-per-cent inclusion rate) will be included in the new CCA class at a 100-per-cent inclusion rate. Because of this increased expenditure recognition, the new class will have a 5-per-cent annual depreciation rate (instead of 7 per cent of 75 per cent of eligible capital expenditures). To retain the simplification objective, the existing CCA rules will generally apply, including rules relating to recapture, capital gains and depreciation (e.g., the “half-year rule”).

Special rules

The definition of “property” for income tax purposes is broad and includes a right of any kind whatever. As a result, most, but not all, eligible capital expenditures and eligible capital receipts relate to acquisitions or dispositions of specific property and consequently will result in an adjustment to the balance of the new CCA class when the specific property is acquired or disposed of. These amounts will also be relevant in the calculation of recapture and gains for the specific property.

Special rules will apply in respect of goodwill and in respect of expenditures and receipts that do not relate to a specific property of the business and that would be eligible capital expenditures or eligible capital receipts under the ECP regime. Such expenditures and receipts will be accounted for by adjusting the capital cost of the goodwill of the business. Every business will be considered to have goodwill associated with it, even if there had not been an expenditure to acquire goodwill. An expenditure that did not relate to property will increase the capital cost of the goodwill of the business and, consequently, the balance of the new CCA class.

A receipt that did not relate to a specific property will reduce the capital cost of the goodwill of the business and, consequently, the balance of the new CCA class, by the lesser of the capital cost of the goodwill (which could be nil) and the amount of the receipt. If the amount of the receipt exceeds the capital cost of the goodwill, the excess will be a capital gain. Previously deducted CCA will be recaptured to the extent that the amount of the receipt exceeds the balance of the new CCA class.

Transitional rules

Under the proposal, CEC pool balances will be calculated and transferred to the new CCA class as of January 1, 2017. The opening balance of the new CCA class in respect of a business will be equal to the balance at that time of the existing CEC pool for that business. For the first ten years, the depreciation rate for the new CCA class will be 7 per cent in respect of expenditures incurred before January 1, 2017.

Some receipts received after the time at which the new rules are implemented could relate to property acquired, or expenditures otherwise made, before that time. In this regard, certain qualifying receipts will reduce the balance of the new CCA class at a 75-per-cent rate. Receipts that qualify for the reduced rate will generally be receipts from the disposition of property the cost of which was included in the taxpayer’s CEC and receipts that do not represent the proceeds of disposition of property. The total amount of such qualifying receipts, for which only 75 per cent of the receipt will reduce the new CCA class, will generally equal the amount that could have been received under the ECP regime before triggering an ECP gain. This rule will ensure that receipts do not result in excess recapture when applied to reduce the balance of the new CCA class.

Budget 2016 also proposes the following special rules to simplify the transition for small businesses:

•

To allow small initial balances to be eliminated quickly, a taxpayer will be permitted to deduct as capital cost allowance, in respect of expenditures incurred before 2017, the greater of $500 per year and the amount otherwise deductible for that year. This additional allowance will be provided for taxation years that end prior to 2027.

•

In the past, many businesses have had relatively small CEC balances, which were solely due to their incorporation expenses. To reduce compliance burdens in respect of these expenses, a separate business deduction will be provided for these expenditures, such that the first $3,000 of these expenditures will be treated as a current expense rather than being added to the new CCA class. This will allow approximately 80 per cent of newly incorporated businesses to deduct the full amount of the incorporation expenses in their initial year.

This measure, including the transitional rules, will apply as of January 1, 2017.

BACK-TO-BACK LOAN RULES: SHAREHOLDER LOANS

See the discussion of this item under “Extension of the Back-to-Back Loan Rules” in International Tax Measures, below.

INTERNATIONAL TAX MEASURES

BASE EROSION AND PROFIT SHIFTING

The Government recognizes the importance of protecting the integrity of the Canadian tax base and ensuring that everyone pays their fair share of tax. Doing so is consistent with the principles of fairness, economic efficiency and responsible fiscal management.

Consistent with these objectives, Canada has been actively engaged in the multilateral efforts of the G20 and the Organisation for Economic Co-operation and Development (OECD) to address base erosion and profit shifting (BEPS). BEPS refers to tax planning arrangements undertaken by multinational enterprises (MNEs) which, though often legal, exploit the interaction between domestic and international tax rules to minimize taxes. These arrangements result in taxable profits being shifted away from the jurisdiction where the underlying economic activity has taken place, often to low- or no-tax jurisdictions. The BEPS project aims to improve the integrity of international tax rules to ensure that businesses pay taxes on their profits based on where the economic activities giving rise to those profits take place and where value is created.

On October 5, 2015, the OECD released the package of final reports from the BEPS project, responding to a series of issues that had been identified in the July 2013 BEPS Action Plan. At the November 2015 G20 Leaders’ Summit, Canada and the other G20 members endorsed the package of recommendations developed under the BEPS project. They noted that widespread and consistent implementation will be critical to the effectiveness of the project.

To improve the integrity of Canada’s international tax system, the Government is moving forward with a number of initiatives to address BEPS. Budget 2016 proposes new legislation to strengthen transfer pricing documentation by introducing country-by-country reporting for large MNEs.

The Government is also acting on certain other recommendations from the BEPS project:

•	The Canada Revenue Agency is applying revised international guidance on transfer pricing by multinational enterprises, which provides an improved interpretation of the arm’s length principle.

•	Canada is participating in international work to develop a multilateral instrument to streamline the implementation of treaty-related BEPS recommendations, including addressing treaty abuse.

•	The Canada Revenue Agency will undertake the spontaneous exchange with other tax administrations of tax rulings that could potentially give rise to BEPS concerns in the absence of such exchanges.

Details on these initiatives are set out below.

The Government is continuing to examine the recommendations pertaining to the other aspects of BEPS. Canada is committed to the BEPS project and will continue to work with the international community to ensure a coherent and consistent response to BEPS.

TRANSFER PRICING DOCUMENTATION - COUNTRY-BY-COUNTRY REPORTING

The expression “transfer prices” refers to the prices at which goods, services and intangibles are traded across international borders between persons who do not deal with each other at arm’s length. In order to ensure that taxable income in each jurisdiction reflects the market value of intra-group activity, the tax rules in Canada and many other countries generally require MNEs to set transfer prices in transactions between their affiliated entities in different countries on an arm’s length basis. These rules also require MNEs to prepare transfer pricing documentation to describe their intra-group transactions and the methodologies they applied to set prices for these transactions.

The OECD’s Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations provide guidance on the application of the arm’s length principle. The recommendations arising from the BEPS project include changes to the Guidelines to incorporate new standards for transfer pricing documentation. These common standards are intended to help align transfer pricing documentation across jurisdictions. This will provide tax administrations with better information for conducting risk assessments, while reducing compliance costs for businesses. The recommendations include a minimum standard for country-by-country reporting.

The country-by-country report is a form that a large MNE will be required to file with the tax administration of the country in which the MNE’s ultimate parent entity resides. A country-by-country report will include the global allocation, by country, of key variables for the MNE including: revenue, profit, tax paid, stated capital, accumulated earnings, number of employees and tangible assets, as well as the main activities of each of its subsidiaries. These reports will provide high-level overviews of the global operations of large MNEs to enhance transparency and assist tax administrations in performing effective risk assessments.

Where a jurisdiction receives a country-by-country report from a member of an MNE, that jurisdiction will automatically exchange the report with other jurisdictions in which the MNE operates, provided that, in each case, the other jurisdiction has implemented country-by-country reporting, the two jurisdictions have a legal framework in place for automatic exchange of information (e.g., under a bilateral tax treaty or the multilateral Convention on Mutual Administrative Assistance in Tax Matters), and they have entered into a competent authority agreement relating to country-by-country reporting. If the jurisdiction where a subsidiary resides cannot obtain the country-by-country report from the parent’s jurisdiction through automatic exchange of information, then in certain cases the tax administration of the subsidiary’s jurisdiction may require the subsidiary to file the country-by-country report. An MNE may avoid having this filing requirement imposed on multiple subsidiaries in multiple jurisdictions by designating one of its subsidiaries to be a “surrogate” for filing purposes. As a result of this designation, provided that the surrogate is located in a jurisdiction which has implemented country-by-country reporting, the surrogate would file the country-by-country report on behalf of the MNE as a whole.

Consistent with the recommendations of the BEPS project, Budget 2016 proposes to implement country-by-country reporting. This measure will apply only to MNEs with total annual consolidated group revenue of €750 million or more. Where such an MNE has an ultimate parent entity that is resident in Canada (or a Canadian resident subsidiary in the circumstances set out above), it will be required to file a country-by-country report with the Canada Revenue Agency within one year of the end of the fiscal year to which the report relates. First exchanges between jurisdictions of country-by-country reports are expected to occur by June 2018. Before any exchange with another jurisdiction, the Canada Revenue Agency will formalize an exchange arrangement with the other jurisdiction and will ensure that it has appropriate safeguards in place to protect the confidentiality of the reports. Draft legislative proposals will be released for comment in the coming months.

Consistent with the BEPS project recommendations released in autumn 2015, country-by-country reporting will be required for taxation years that begin after 2015.

REVISED TRANSFER PRICING GUIDANCE

The principle discussed above that transfer prices on intra-group transactions by an MNE should reflect arm’s length terms is the basis of Article 9 of the OECD and United Nations Model Tax Conventions. This principle is included in most bilateral tax treaties, including all of Canada’s tax treaties. Many countries also include the arm’s length principle in their legislation. In Canada, the arm’s length principle is mandated by section 247 of the Income Tax Act.

As noted above, the OECD’s Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations provide guidance on the application of the arm’s length principle. Although the Transfer Pricing Guidelines are not explicitly incorporated into Canada’s legislation, they are used by taxpayers, the Canada Revenue Agency and the courts for interpreting and applying section 247. Consistent application of the arm’s length principle across jurisdictions, through application of the Transfer Pricing Guidelines, helps to ensure the proper measurement of taxable income in each jurisdiction, avoid double taxation, minimize inter-jurisdictional conflict between tax administrations and promote international trade and investment.

The recommendations arising from the BEPS project include revisions to the Transfer Pricing Guidelines. These revisions provide an improved interpretation of the arm’s length principle, and are intended to better ensure alignment of the profits of MNEs with the economic activities generating those profits. The clarifications provided in the revisions generally support the Canada Revenue Agency’s current interpretation and application of the arm’s length principle, as reflected in its audit and assessing practices. These revisions are thus being applied by the Canada Revenue Agency as they are consistent with current practices.

In two areas, however, where the revisions to the Transfer Pricing Guidelines are not yet complete, the Canada Revenue Agency will not be adjusting its administrative practices at this time. The BEPS project participants are still engaged in follow-up work on the development of a threshold for the proposed simplified approach to low value-adding services. Work is also continuing to clarify the definition of risk-free and risk-adjusted returns for minimally functional entities (often referred to as “cash boxes”). Canada will decide on a course of action with regards to these measures after the outstanding work is complete.

TREATY ABUSE

The BEPS project identifies treaty abuse, and in particular treaty shopping, as one of the most important sources of BEPS concerns. Treaty shopping occurs, for example, where a third-country resident creates an intermediary holding company in a treaty country for purposes of channelling, through the company, income and gains sourced in Canada to access benefits granted under a tax treaty that would not otherwise have been available to them.

Treaty shopping effectively extends tax treaty benefits to third-country residents in circumstances that were not contemplated when the tax treaty was entered into and without any reciprocal benefits accruing to Canadian investors or to Canada. This practice undermines the bilateral nature of tax treaties and the balance of compromise reached between Canada and its treaty partners.

The BEPS treaty abuse minimum standard requires countries to include in their tax treaties an express statement that their common intention is to eliminate double taxation without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance, including through treaty shopping arrangements. In addition, the treaty abuse minimum standard requires countries to implement this common intention by adopting in their tax treaties one of two approaches to treaty anti-abuse rules. The first of these is a general anti-abuse rule that uses the criterion of whether one of the principal purposes of an arrangement or transaction was to obtain treaty benefits in a way that is not in accordance with the object and purpose of the relevant treaty provisions (a principal purpose test). The second approach is the use of a more mechanical and specific anti-abuse rule that requires satisfaction of a series of tests in order to qualify for treaty benefits (a limitation on benefits rule).

Budget 2016 confirms the Government’s commitment to address treaty abuse in accordance with the minimum standard. Canada currently has one treaty that has adopted a limitation-on-benefits approach as well as several treaties that have adopted a limited principal purpose test. Going forward, Canada will consider either minimum standard approach, depending on the particular circumstances and discussions with Canada’s tax treaty partners. Amendments to Canada’s tax treaties to include a treaty anti-abuse rule could be achieved through bilateral negotiations, the multilateral instrument that will be developed in 2016, or a combination of the two. The multilateral instrument is a tax treaty that many countries could sign modifying certain provisions of existing bilateral treaties. Canada is actively participating in international work to develop the multilateral instrument, which would streamline the implementation of treaty-related BEPS recommendations, including treaty abuse.

SPONTANEOUS EXCHANGE OF TAX RULINGS

The lack of transparency in connection with certain tax rulings provided by tax administrations was identified as an area of concern by the BEPS project. This lack of transparency can give rise to mismatches in tax treatment and instances of double non-taxation.

The BEPS project developed a framework for the spontaneous exchange of certain tax rulings that could give rise to BEPS concerns in the absence of such exchanges. The framework covers six categories of rulings: (i) rulings related to preferential regimes; (ii) cross-border unilateral advance pricing arrangements; (iii) rulings giving a downward adjustment to profits; (iv) permanent establishment rulings; (v) conduit rulings; and (vi) any other type of ruling agreed to in the future.

The Canada Revenue Agency has an established exchange of information program and exchanges information under Canada’s tax treaties, tax information exchange agreements and the multilateral Convention on Mutual Administrative Assistance in Tax Matters. These agreements include provisions to restrict the use of the exchanged information, typically limiting its use to the enforcement of tax laws, and to ensure the confidentiality of the information. Any information exchanged with respect to the targeted tax rulings will be subject to the confidentiality provisions in the relevant agreement and therefore protected in the same manner as taxpayer information.

Budget 2016 confirms the Government’s intention to implement the BEPS minimum standard for the spontaneous exchange of certain tax rulings. The Canada Revenue Agency will commence exchanging tax rulings in 2016 with other jurisdictions that have committed to the minimum standard.

CROSS-BORDER SURPLUS STRIPPING

The paid-up capital (PUC) of the shares of a Canadian corporation generally represents the amount of capital that has been contributed to the corporation by its shareholders. PUC is a valuable tax attribute because it can be returned to shareholders free of tax. Retained earnings in excess of PUC that are distributed to shareholders are normally treated as taxable dividends that are, for non-resident shareholders, subject to a 25-per-cent withholding tax (unless reduced under an applicable tax treaty).

The Income Tax Act contains an “anti-surplus-stripping” rule (section 212.1) that is intended to prevent a non-resident shareholder from entering into a transaction to extract free of tax (or “strip”) a Canadian corporation’s retained earnings (or “surplus”) in excess of the PUC of its shares or to artificially increase the PUC of the shares. When applicable, the anti-surplus-stripping rule results in a deemed dividend to the non-resident or a suppression of the PUC of the shares that would otherwise have been increased as a result of the transaction.

An exception to this anti-surplus-stripping rule is found in subsection 212.1(4). It applies where a Canadian corporation (the “Canadian purchaser corporation”) acquires shares of a non-resident corporation that itself owns shares of a Canadian corporation – that is, where the non-resident is “sandwiched” between the two Canadian corporations – and the non-resident disposes of shares of the lower-tier Canadian corporation to the Canadian purchaser corporation in order to unwind the sandwich structure. Some non-resident corporations with Canadian subsidiaries have misused this exception by reorganizing the group into a sandwich structure with a view to qualifying for this exception, as part of a series of transactions designed to artificially increase the PUC of shares of those Canadian subsidiaries.

Budget 2016 proposes to amend the exception in subsection 212.1(4) to ensure that it applies as intended. In particular, it will be clarified that, consistent with the policy of the anti-surplus-stripping rule, the exception does not apply where a non-resident both (i) owns, directly or indirectly, shares of the Canadian purchaser corporation, and (ii) does not deal at arm’s length with the Canadian purchaser corporation.

Transactions that misuse subsection 212.1(4) are currently being challenged by the Government under existing provisions of the Income Tax Act, including the general anti-avoidance rule; these challenges will continue with respect to transactions that occurred prior to Budget Day. This measure is intended to promote certainty and clarify the intended scope of the existing exception.

To address the possibility of situations where it may be uncertain whether consideration has been received by a non-resident from the Canadian purchaser corporation in respect of the disposition by the non-resident of shares of the lower-tier Canadian corporation, Budget 2016 also proposes to clarify the application of the anti-surplus-stripping rule by deeming the non-resident to receive non-share consideration from the Canadian purchaser corporation in such situations. The amount of this deemed consideration will be determined by reference to the fair market value of the shares of the lower-tier Canadian corporation received by the Canadian purchaser corporation.

This measure will apply in respect of dispositions occurring on or after Budget Day.

EXTENSION OF THE BACK-TO-BACK RULES

The Income Tax Act contains “back-to-back loan” rules that prevent taxpayers from interposing a third party between a Canadian borrower and a foreign lender in an attempt to avoid the application of rules that would otherwise apply if a loan were made directly between the two taxpayers. In particular, the back-to-back loan rules in Part XIII of the Income Tax Act ensure that the amount of withholding tax in respect of a cross-border interest payment cannot be reduced through the use of a back-to-back arrangement.

To prevent the erosion of the Canadian tax base through the use of back-to-back arrangements, Budget 2016 proposes to build on the existing back-to-back loan rules by:

1)	amending the existing back-to-back loan rules in Part XIII to extend their application to rents and royalties;

2)	adding character substitution rules to the back-to-back rules in Part XIII;

3)	adding back-to-back loan rules to the existing shareholder loan rules in the Income Tax Act; and

4)	clarifying the application of the back-to-back loan rules to multiple-intermediary structures.

BACK-TO-BACK RULES FOR RENTS, ROYALTIES AND SIMILAR PAYMENTS

Part XIII generally imposes a 25-per-cent withholding tax on cross-border payments of rents, royalties or similar payments (collectively referred to as “royalties”) made by Canadian-resident persons to non-residents. This 25-per-cent withholding tax rate is often reduced by a tax treaty. Given that not all tax treaties negotiated by Canada provide the same withholding rates and that some countries do not have a tax treaty with Canada, there is an incentive for some taxpayers to interpose, between a Canadian-resident payor of royalties and a non-resident payee, an intermediary entity located in a favourable tax treaty country.

While such transactions may be subject to challenge under existing anti-avoidance rules, Budget 2016 proposes to address these back-to-back arrangements by extending the basic concepts of the back-to-back loan rules under Part XIII to royalty payments. Where they apply, the proposed rules for royalty payments will deem the Canadian-resident payor to have made a royalty payment directly to the ultimate non-resident recipient, and an amount of withholding tax, equal to the amount of withholding tax otherwise avoided as a result of the back-to-back arrangement, will become payable on the deemed royalty payment.

Similar to the existing back-to-back loan rules in Part XIII, the proposed rules for royalties will consider two arrangements to form a back-to-back arrangement if they are sufficiently connected. Specifically, a back-to-back arrangement will exist where a Canadian-resident person makes a royalty payment in respect of a particular lease, licence or similar agreement (the “Canadian leg”) to a person or entity resident in a tax treaty country (referred to as the “intermediary”) and the intermediary (or a person or partnership that does not deal at arm’s length with the intermediary) has an obligation to pay an amount to another non-resident person in respect of a lease, licence or similar agreement, or of an assignment or an instalment sale (the “second leg”), if one of the following conditions is met:

•	the amount that the intermediary is obligated to pay is established, in whole or in part, by reference to

–	the royalty payment made by, or the royalty payment obligation of, the Canadian-resident person; or

–

the fair market value of property; any revenue, profits, income, or cash flow from property; or any other similar criteria in respect of property, where a right to use the property is granted under the Canadian leg; or

•

it can reasonably be concluded based upon all the facts and circumstances that the Canadian leg was entered into or permitted to remain in effect because the second leg was, or was anticipated to be, entered into. In this regard, the fact that the Canadian leg and the second leg are in respect of the same property would generally not be considered sufficient on its own to support the conclusion that this condition has been met.

As under the existing back-to-back loan rules in Part XIII, the proposed rules for royalties will apply to a back-to-back arrangement where the withholding tax that is payable under Part XIII on a royalty payment to the intermediary is less than the tax that would be payable under Part XIII on a direct payment to the other non-resident.

This measure will apply to royalty payments made after 2016.

CHARACTER SUBSTITUTION RULES

The back-to-back loan rules contemplate a loan between a Canadian-resident person and an intermediary in combination with a loan between the intermediary and another non-resident person. Similarly, the proposed back-to-back rules for royalties involve a combination of two agreements that relate to royalty payments. However, in each case, arrangements that provide payments that are economically similar to interest or royalty payments can be substituted between the intermediary and the other non-resident person.

Budget 2016 proposes to extend the back-to-back rules in Part XIII to prevent their avoidance through the substitution of economically similar arrangements between the intermediary and another non-resident person. Specifically, a back-to-back arrangement may exist in situations where

•	interest is paid by a Canadian-resident person to an intermediary and there is an agreement that provides payments in respect of royalties between the intermediary and a non-resident person;

•	royalties are paid by a Canadian-resident person to an intermediary and there is a loan between the intermediary and a non-resident person; or

•

interest or royalties are paid by a Canadian-resident person to an intermediary and a non-resident person holds shares of the intermediary that include certain obligations to pay dividends or that satisfy certain other conditions (e.g., they are redeemable or cancellable).

Under these proposed character substitution rules, a back-to-back arrangement will exist where a sufficient connection is established between the arrangement under which an interest or royalty payment is made from Canada and the intermediary’s obligations in each of the three situations described above. The presence of such a connection will be determined by applying tests similar to those used for back-to-back loans and back-to-back royalty arrangements, but adapted to reflect the particular circumstances of these arrangements. Where a back-to-back arrangement exists under these proposed rules, an additional payment of the same character as that paid by the Canadian resident to the intermediary will be deemed to have been made directly by the Canadian resident payor to the other non-resident person.

This measure will apply to interest and royalty payments made after 2016.

BACK-TO-BACK SHAREHOLDER LOAN RULES

The shareholder loan rules generally apply where a shareholder of a corporation owes a debt to the corporation. If the shareholder loan rules apply in respect of a debt owing to a corporation by its shareholder, either (i) where certain conditions are met (generally, if the debt remains outstanding for more than one year after the end of the corporation’s taxation year), the amount of the debt is included in the shareholder’s income on the basis that such debt is, in substance, equivalent to a distribution of the corporation’s profits, or (ii) an amount determined by reference to a prescribed rate is included in the shareholder’s income as a shareholder benefit. Where the shareholder is a non-resident, these inclusions are deemed to be dividends subject to withholding tax under Part XIII.

In situations where the shareholder loan rules would otherwise apply in respect of a debt owing by a shareholder to a corporation, there is an incentive to use a back-to-back arrangement to avoid their application by interposing a third party (that is not connected to the shareholder) between the corporation and its shareholder, in order to avoid the income inclusion or withholding tax. To address the use of back-to-back arrangements to circumvent the shareholder loan rules, Budget 2016 proposes to amend the shareholder loan rules to include rules that are similar to the existing back-to-back loans rules, except that the proposed rules will apply to debts owing to Canadian-resident corporations rather than debts owing by Canadian-resident taxpayers.

If the proposed rules apply in respect of a debt owing by a shareholder of a Canadian-resident corporation, the shareholder will be deemed to be indebted directly to the corporation. A back-to-back shareholder loan arrangement will be considered to exist where a particular person or partnership (referred to as the “intermediary”), that is not connected with the shareholder, is owed an amount (the “shareholder debt”) by the shareholder (or a person or partnership that is connected with the shareholder or that is a member of a partnership that is a shareholder) and one of the following two conditions is met:

•

the intermediary owes an amount (the “intermediary debt”) to the Canadian-resident corporation and either recourse in respect of the intermediary debt is limited in whole or in part to amounts recovered by the intermediary on the shareholder debt, or it can reasonably be concluded that the shareholder debt became owing or was permitted to remain owing because the intermediary debt was or was anticipated to be entered into; or

•

the intermediary has a “specified right” in respect of a particular property that was granted by the Canadian-resident corporation and either the existence of the specified right is required under the terms of the shareholder debt or it can reasonably be concluded that the shareholder debt became owing or was permitted to remain owing because the specified right was or was anticipated to be granted.

The expression “specified right” will have the same meaning as in the existing back-to-back loan rules.

If a back-to-back shareholder loan arrangement exists, the shareholder will be deemed to become indebted to the Canadian-resident corporation in an amount that is equal to the lesser of: (i) the amount of the shareholder debt, and (ii) the amount of the intermediary debt plus the total fair market value of property over which the intermediary was granted a specified right. Further, to the extent that the amount of the deemed indebtedness that would be determined in this manner either increases or decreases at any time after the debt is deemed to arise, (i) in the case of an increase, an additional debt equal to the increase will be deemed to become owing at that time, and (ii) in the case of a decrease, an amount equal to the decrease will generally be deemed to be repaid on the deemed debt on a first-in, first-out basis.

This measure will apply to back-to-back shareholder loan arrangements as of Budget Day. For back-to-back shareholder loan arrangements that are in place on Budget Day, the deemed indebtedness will be deemed to have become owing on Budget Day.

MULTIPLE-INTERMEDIARY STRUCTURES

The existing back-to-back loan rules in Part XIII apply to back-to-back financing structures that involve a single intermediary that borrows funds from a non-resident person and in turn makes a corresponding loan to a Canadian resident (as well as certain financially equivalent arrangements). Although the rules can apply to structures that include two or more intermediaries (e.g., back-to-back-to-back structures involving two intermediaries), and such structures raise similar tax policy concerns as back-to-back structures, the manner in which the existing rules apply to certain multiple-intermediary structures may not be entirely clear.

Budget 2016 proposes to clarify the application of the existing back-to-back rules in Part XIII to back-to-back arrangements involving multiple intermediaries. The proposed back-to-back rules for royalty payments will also apply to multiple-intermediary back-to-back arrangements. Under these proposed rules, a back-to-back arrangement will comprise all the arrangements that are sufficiently connected to the arrangement under which a Canadian resident makes a cross-border payment of interest or royalties to an intermediary. The presence of such a connection will be established by applying similar tests to those that are used to establish a sufficient connection in a single intermediary context. Where a back-to-back arrangement involving multiple intermediaries exists, an additional payment (of the same character as that paid by the Canadian resident to the first intermediary) will be deemed to have been paid directly by the Canadian resident to the ultimate non-resident recipient in a chain of connected arrangements.

Budget 2016 also proposes to include rules addressing multiple-intermediary arrangements within the proposed back-to-back shareholder loan rules.

This measure will apply to payments of interest or royalties made after 2016 and to shareholder debts as of January 1, 2017.

SALES AND EXCISE TAX MEASURES

HEALTH MEASURES

MEDICAL AND ASSISTIVE DEVICES

Medical and assistive devices that are specially designed to assist an individual in treating or coping with a chronic disease or illness or a physical disability are generally zero-rated under the Goods and Services Tax/Harmonized Sales Tax (GST/HST). Zero-rating means that suppliers do not charge purchasers GST/HST on these medical devices and are entitled to claim input tax credits to recover the GST/HST paid on inputs in relation to these supplies. The medical devices eligible for zero-rating are listed in the GST/HST legislation.

Budget 2016 proposes to add insulin pens, insulin pen needles and intermittent urinary catheters to the list of zero-rated medical devices to reflect the evolving nature of the health care sector.

Insulin Pens and Insulin Pen Needles

Insulin infusion pumps and insulin syringes are currently included in the list of zero-rated medical devices. These devices are used to inject insulin for the treatment of diabetes. Insulin itself is currently zero-rated as a drug.

Insulin pens are also used to inject insulin for the treatment of diabetes, and are an alternative to infusion pumps or syringes. Budget 2016 proposes to add insulin pens and insulin pen needles to the list of zero-rated medical devices.

This measure will apply to supplies made after Budget Day and to supplies made on or before Budget Day unless the supplier charged, collected or remitted GST/HST in respect of the supply.

Intermittent Urinary Catheters

Urinary appliances that are designed to be worn by an individual are currently included in the list of zero-rated medical devices. Intermittent urinary catheters are an alternative to catheters that are left in place.

Budget 2016 proposes to add intermittent urinary catheters, if supplied on the written order of a medical doctor, registered nurse, occupational therapist or physiotherapist for use by a consumer named in the order, to the list of GST/HST zero-rated medical and assistive devices.

This measure will apply to supplies made after Budget Day.

PURELY COSMETIC PROCEDURES

Supplies of purely cosmetic procedures are not considered to be supplies of basic health care and are intended to be subject to the GST/HST, regardless of the status of the supplier.

Budget 2016 proposes to clarify that the GST/HST generally applies to supplies of purely cosmetic procedures provided by all suppliers, including registered charities. Taxable procedures will generally include surgical and non-surgical procedures aimed at enhancing or altering an individual’s appearance, such as liposuction, hair replacement procedures, hair removal, botulinum toxin injections and teeth whitening.

A cosmetic procedure will continue to be exempt if it is required for medical or reconstructive purposes, such as surgery to ameliorate a deformity arising from, or directly related to, a congenital abnormality, a personal injury resulting from an accident or trauma, or a disfiguring disease. As well, cosmetic procedures paid for by a provincial health insurance plan will continue to be exempt.

This measure will apply to supplies made after Budget Day.

EXPORTED CALL CENTRE SERVICES

Under the GST/HST rules, exported supplies are generally relieved (i.e., zero-rated) from the GST/HST. This means that suppliers do not charge purchasers GST/HST on these supplies and are entitled to claim input tax credits to recover the GST/HST paid on inputs used in relation to these supplies.

Budget 2016 proposes to modify the zero-rating rules for certain exported supplies of call centre services. Specifically, the supply of a service of rendering technical or customer support to individuals by means of telecommunications (e.g., by telephone, email or web chat) will generally be zero-rated for GST/HST purposes if:

•	the service is supplied to a non-resident person that is not registered for GST/HST purposes; and

•

it can reasonably be expected at the time the supply is made that the technical or customer support is to be rendered primarily to individuals who are outside Canada at the time the support is rendered to those individuals.

This measure will apply to supplies made after Budget Day. It will also apply to supplies made on or before Budget Day in cases where the supplier did not, on or before that day, charge, collect or remit an amount as or on account of tax under Part IX of the Excise Tax Act in respect of the supply.

REPORTING OF GRANDPARENTED HOUSING SALES

Under the transitional rules that applied when a province either joined the harmonized value-added tax system since 2010 or increased its HST rate, certain sales of newly constructed or substantially renovated homes were grandparented for HST purposes. This meant that the housing sale was not subject to the provincial component of the HST or the increased HST rate, as applicable. A housing sale was generally grandparented if the agreement of purchase and sale was entered into in writing on or before the announcement date of the transitional rules and ownership and possession of the housing was transferred on or after the date on which the HST, or the increased HST rate, came into effect.

Under the current rules, builders are subject to special reporting requirements, which involve reporting their grandparented housing sales where the purchaser was not entitled to a GST New Housing Rebate or a GST New Residential Rental Property Rebate. The rules also include penalties for misreporting (i.e., under-reporting, over-reporting or failing to report).

Budget 2016 proposes to simplify builder reporting by:

•	limiting the reporting requirement to those grandparented housing sales for which the consideration is equal to or greater than $450,000; and

•

providing builders with an opportunity to correct past misreporting and avoid potential penalties by allowing them to elect to report all past grandparented housing sales for which the consideration was equal to or greater than $450,000.

This measure will apply in respect of any reporting period of a person that ends after Budget Day. In addition, if the above election is made, the measure will also apply to any supply of grandparented housing in respect of which the federal component of the HST became payable on or after July 1, 2010. Builders will generally have between May 1, 2016 and December 31, 2016 to make the election.

GST/HST ON DONATIONS TO CHARITIES

The GST/HST does not apply to a donation if the donor does not receive anything in return. However, if the donor receives property or services in exchange for the donation, even if the value of the donation exceeds the value of the offered property or services, the GST/HST generally applies on the full value of the donation. (A number of exceptions to this treatment apply, including where the service or property offered by the charity relates to a special fundraising event, such as a gala dinner, annual cookie sale or charity auction, or where the charity provides the donor goods that were previously gifted to the charity. Such supplies are exempt from GST/HST. In addition, a charity that qualifies as a “small supplier” (e.g., makes under $50,000 of taxable sales annually) is not required to collect GST/HST.)

Special rules are provided under the Income Tax Act to deal with transactions where property or services are supplied in exchange for or in recognition of a donation to a charity. Under the Income Tax Act “split-receipting” rules, where a charity encourages or recognizes a donation by supplying property or services in exchange, the charity generally may issue a donation receipt for the amount paid by the donor less the value of any property or service that the donor receives. Consequently, such donations are treated less favourably under the GST/HST than under the Income Tax Act.

To bring the GST/HST treatment of this type of exchange into line with the treatment under the Income Tax Act split-receipting rules, Budget 2016 proposes a relieving change to provide that when a charity supplies property or services in exchange for a donation and when an income tax receipt may be issued for a portion of the donation, only the value of the property or services supplied will be subject to GST/HST. The proposal will apply to supplies that are not already exempt from GST/HST. It will ensure that the portion of the donation that exceeds the value of the property or services supplied is not subject to the GST/HST.

This measure will apply to supplies made after Budget Day.

In addition, where a charity did not collect GST/HST on the full value of donations made in exchange for an inducement, for supplies made between December 21, 2002 (when the income tax split-receipting rules came into effect) and Budget Day, the following transitional relief will be provided:

•

If GST/HST was charged on only the value of the inducement, consistent with the income tax split-receipting rules, or if the value of the inducement was less than $500, the donors’ and charities’ GST/HST obligations will effectively be satisfied, resulting in no further GST/HST owing.

•	In other cases, the charity will be required to remit GST/HST on the value of the inducement only (i.e., the relieving split-receipting rules will apply).

DE MINIMIS FINANCIAL INSTITUTIONS

Under the GST/HST, special rules apply to financial institutions, particularly in determining their entitlement to input tax credits. For GST/HST purposes, financial institutions include persons whose main business is providing financial services such as banks, insurance companies, investment dealers and investment plans. The GST/HST legislation also includes rules to ensure that other persons that provide a significant amount of financial services, such that they may be in competition with traditional financial institutions, are also treated as financial institutions for GST/HST purposes. For example, a person will generally be treated as a financial institution throughout a taxation year if the person’s income for the preceding taxation year from interest, fees or other charges with respect to the making of an advance, the lending of money, the granting of credit, or credit card operations, exceeds $1 million.

Under this rule, a person that earns more than $1 million in interest income in respect of bank deposits in a taxation year will be considered to be a financial institution for GST/HST purposes for its following taxation year even though the earning of such interest would generally not, by itself, bring that person into competition with traditional financial institutions.

To allow a person to engage in basic deposit-making activity without that activity leading it to being treated as a financial institution for GST/HST purposes, Budget 2016 proposes that interest earned in respect of demand deposits, as well as term deposits and guaranteed investment certificates with an original date to maturity not exceeding 364 days, not be included in determining whether the person exceeds the $1 million threshold.

This measure will apply to taxation years of a person beginning on or after Budget Day and to the fiscal year of a person that begins before Budget Day and ends on or after that day for the purposes of determining if the person is required to file the Financial Institution GST/HST Annual Information Return.

APPLICATION OF GST/HST TO CROSS-BORDER REINSURANCE

The GST/HST applies to domestic purchases as well as to importations of property and services. GST/HST rules require certain recipients of imported taxable supplies of services and intangible personal property to pay tax on a self-assessment basis. Additionally, special GST/HST imported supply rules for financial institutions require a financial institution, including an insurer, with a presence outside Canada (e.g., in the form of a branch or a subsidiary) to self-assess GST/HST on certain expenses incurred outside Canada that relate to its Canadian activities.

Budget 2016 proposes to clarify that two specific components of imported reinsurance services, ceding commissions and the margin for risk transfer, do not form part of the tax base that is subject to the self-assessment provisions contained in the GST/HST imported supply rules for financial institutions and to set out specific conditions under which the special rules for financial institutions do not impose GST/HST on reinsurance premiums charged by a reinsurer to a primary insurer.

This measure will apply as of the introduction of the special GST/HST imported supply rules for financial institutions (i.e., in respect of any specified year of a financial institution that ends after November 16, 2005). In addition, this measure will allow a financial institution to request a reassessment by the Minister of National Revenue of the amount of tax owing by the financial institution under the special GST/HST imported supply rules for a past specified year of the financial institution, as well as any related penalties or interest, but solely for the purpose of taking into account the effect of this measure. A financial institution will have until the day that is one year after the day that these amendments receive Royal Assent to request such a reassessment.

CLOSELY RELATED TEST

Under the GST/HST, special relieving rules allow the members of a group of closely related corporations or partnerships to neither charge nor collect GST/HST on certain intercompany supplies. To qualify for these relieving rules, each member of this group must, among other requirements, be considered to be closely related to each other member of the group, supporting the assumption that the members effectively operate as a single entity.

In the case of a subsidiary corporation owned by a parent corporation or partnership, the closely related concept is reflected in a test that requires the parent to have nearly complete ownership and voting control over the subsidiary corporation. The current test requires that the parent corporation or partnership own 90 per cent or more of the value and number of the shares of the subsidiary corporation that have full voting rights under all circumstances. However, due to the complexity of share capital structures, it has been suggested that a parent corporation or partnership could be considered to be closely related to a subsidiary corporation even if it lacks nearly complete voting control over the subsidiary corporation.

To ensure that the closely related test applies only in situations where nearly complete voting control exists, Budget 2016 proposes to require that, in addition to meeting the conditions of the current test, a corporation or partnership must also hold and control 90 per cent or more of the votes in respect of every corporate matter of the subsidiary corporation (with limited exceptions) in order to be considered closely related.

This measure will generally apply as of the day that is one year after Budget Day. The measure will apply as of the day after Budget Day for the purposes of determining whether the conditions of the closely related test are met in respect of elections under section 150 and section 156 of the Excise Tax Act that are filed after Budget Day and that are to be effective as of a day that is after Budget Day.

RESTRICTING THE RELIEF OF EXCISE TAX ON DIESEL AND AVIATION FUEL

The Excise Tax Act imposes an excise tax on diesel and aviation fuel manufactured and delivered in, or imported into, Canada. The Excise Tax Act contains a limited number of provisions that relieve the application of the excise tax on diesel fuel in specific circumstances. These provisions include relief for diesel fuel used as heating oil or to generate electricity. Over time, court decisions have expanded these relief provisions. To ensure that the scope of these relief provisions remains targeted, Budget 2016 proposes two measures to clarify instances in which relief is provided.

HEATING OIL

The existing excise tax relief for heating oil broadly applies to diesel fuel that is consumed to produce heat for any purpose, including in industrial processes (e.g., using diesel fuel as part of an explosive blasting agent).

To ensure that the relief provided for heating oil applies only to heating in respect of buildings, Budget 2016 proposes to define heating oil, for excise tax purposes, as fuel oil that is consumed exclusively for providing heat to a home, building or similar structure, and is not consumed for generating heat in an industrial process.

This measure will apply to fuel delivered or imported after June 2016, and to fuel delivered or imported before July 2016 that is used, or intended to be used, after June 2016.

GENERATION OF ELECTRICITY

Diesel fuel consumed for motive purposes is subject to excise tax. However, the excise tax exemption for diesel fuel used in the generation of electricity currently applies to diesel fuel used in or by a vehicle to generate electricity, if more than half of the electricity generated is used for purposes other than the operation of the vehicle. This treatment complicates the administration of the tax system.

Budget 2016 proposes to remove the generation of electricity exemption for diesel fuel used in or by a vehicle, including a conveyance attached to the vehicle, of any mode of transportation. As such, no relief will apply to fuel used to produce electricity in any vehicle (e.g., trains, ships, airplanes), irrespective of the purpose for which the electricity is used.

This measure will apply to fuel delivered or imported after June 2016, and to fuel delivered or imported before July 2016 that is used, or intended to be used, after June 2016.

ENHANCING CERTAIN SECURITY AND COLLECTION PROVISIONS IN THE EXCISE ACT, 2001

The excise duty framework contains a number of provisions with respect to the enforcement of, and compliance with, the excise duties imposed under the Excise Act, 2001 on tobacco products, spirits and wine. To help ensure that these provisions continue to protect the excise duty base, Budget 2016 proposes to enhance certain security and collection rules in the Excise Act, 2001.

SECURITY PROVISIONS

Under the Excise Act, 2001, manufacturers of tobacco products must hold a licence and all tobacco products for entry into the Canadian duty-paid market must have a duty-paid stamp affixed to them. Tobacco manufacturers and other prescribed persons that import tobacco products must provide and maintain security with the Canada Revenue Agency (CRA) in order to be issued a tobacco licence or any duty-paid stamps. The amount of security is generally based on monthly excise duty remittances or the quantity of duty-paid stamps issued, to a maximum of $2 million. This security requirement has been capped at $2 million since the inception of the Excise Act, 2001.

To ensure that this security requirement better reflects current tobacco duty rates, Budget 2016 proposes to increase the maximum amount of security required for a person to be issued a licence or any duty-paid stamps from $2 million to $5 million.

This change will be effective on the later of the day following the day of Royal Assent to the legislation enacting the new collection proposal set out below or three months following Budget Day.

COLLECTION PROVISIONS

In general, when a person objects to, or appeals, an assessment of an amount payable under the Excise Act, 2001, the CRA is restricted from taking certain collection actions while a decision or judgment is pending, and there is no obligation under the Excise Act, 2001 on the person to ensure payment of an amount that has been assessed.

To enhance certain enforcement measures under the Excise Act, 2001, Budget 2016 proposes to give the Minister of National Revenue the authority to require security for payment of assessed amounts and penalties in excess of $10 million that are not otherwise collected under the Excise Act, 2001. If the requested security is not furnished to the Minister, Budget 2016 also proposes that the Minister be provided with the authority to collect an amount equivalent to the amount of security that the Minister had required.

This measure will apply to amounts assessed and penalties after the day of Royal Assent to the enacting legislation.

OTHER MEASURES

ABORIGINAL TAX POLICY

In successive budgets since 1997, the Government of Canada has expressed its willingness to put into effect taxation arrangements with interested Aboriginal governments. To date, the Government of Canada has entered into more than 50 taxation arrangements in respect of sales tax and personal income tax with Aboriginal governments. The Government of Canada confirms its willingness to discuss and put into effect direct taxation arrangements with interested Aboriginal governments.

The Government of Canada also supports direct taxation arrangements between interested provinces or territories and Aboriginal governments and will continue to facilitate such arrangements.

STATUS OF OUTSTANDING TAX MEASURES

Budget 2016 confirms the Government’s intention to proceed with the following tax and related measures that were announced in the current session of Parliament but have not yet been legislated:

•	the common reporting standard established by the Organisation for Economic Co-operation and Development for the automatic exchange of financial account information between tax authorities; and

•	legislative proposals on the income tax rules for certain trusts and their beneficiaries (draft legislative proposals were released for comment on January 15, 2016).

A number of tax measures that were originally proposed in previous budgets or during the last Parliament were not legislated before Parliament was dissolved as a result of the election call. Most of these measures would close tax loopholes and improve the integrity of the tax system, relieve taxpayers of certain tax consequences or improve the administration of the tax system.

Budget 2016 confirms the Government’s intention to proceed with tax and related measures, as modified, to take into account consultations and deliberations since their announcement or release, relating to:

•	“synthetic equity arrangements” under the dividend rental arrangement rules;

•	the conversion of capital gains into tax-deductible inter-corporate dividends (section 55);

•	the offshore reinsurance of Canadian risks;

•	alternative arguments in support of an assessment;

•	an exception to the withholding tax requirements for payments by qualifying non-resident employers to qualifying non-resident employees;

•	the repeated failure to report income penalty;

•	the acquisition or holding of limited partnership interests by registered charities;

•	the qualification of certain costs associated with undertaking environmental studies and community consultations as Canadian exploration expenses;

•	the sharing of taxpayer information within the Canada Revenue Agency to facilitate the collection of certain non-tax debts;

•	the sharing of taxpayer information with the Office of the Chief Actuary;

•	the tax deferral in respect of the commercialization of the Canadian Wheat Board;

•	the Goods and Services Tax/Harmonized Sales Tax joint venture election; and

•	the relief of the Goods and Services Tax/Harmonized Sales Tax for feminine hygiene products.

Budget 2016 also announces the Government’s intention not to proceed with the measure announced in Budget 2015 that would provide an exemption from capital gains tax for certain dispositions of private corporation shares or real estate where cash proceeds from the disposition are donated to a registered charity or other qualified donee within 30 days.

Budget 2016 affirms the Government’s commitment to move forward as required with technical amendments to improve the certainty of the tax system.

NOTICE

OF WAYS AND

MEANS MOTIONS

Notice Of Ways and Means Motion to Amend The Income Tax Act and Other Tax Legislation

That it is expedient to amend the Income Tax Act (“the Act”) and other tax legislation as follows:

Canada Child Benefit

1 The heading “Canada Child Tax Benefit” before section 122.6 of the Act is replaced by the following:

Canada Child Benefit

2 (1) Paragraph (e) of the definition eligible individual in section 122.6 of the Act is amended by striking out “or” at the end of subparagraph (ii), by adding “or” at the end of subparagraph (iv) and by adding the following after that subparagraph:

(v) is an Indian within the meaning of the Indian Act,

(2) Subsection (1) comes into force on July 1, 2016.

3 (1) Subsection 122.61(1) of the Act is replaced by the following:

Deemed overpayment

122.61 (1) If a person and, if the Minister so demands, the person’s cohabiting spouse or common-law partner at the end of a taxation year have filed a return of income for the year, an overpayment on account of the person’s liability under this Part for the year is deemed to have arisen during a month in relation to which the year is the base taxation year, equal to the amount determined by the formula

1/12(A + C + M)

where

A	is the amount determined by the formula

E – Q – R

where

E	is the total of

(a) the product obtained by multiplying $6,400 by the number of qualified dependants in respect of whom the person was an eligible individual at the beginning of the month who have not reached the age of six years at the beginning of the month, and

(b) the product obtained by multiplying $5,400 by the number of qualified dependants, other than those qualified dependants referred to in paragraph (a), in respect of whom the person was an eligible individual at the beginning of the month, and

Q	is

(a) if the person’s adjusted income for the year is less than or equal to $30,000, nil,

(b) if the person’s adjusted income for the year is greater than $30,000 but less than or equal to $65,000, and if the person is, at the beginning of the month, an eligible individual in respect of

(i) only one qualified dependant, 7% of the person’s adjusted income for the year in excess of $30,000,

(ii) only two qualified dependants, 13.5% of the person’s adjusted income for the year in excess of $30,000,

(iii) only three qualified dependants, 19% of the person’s adjusted income for the year in excess of $30,000, or

(iv) more than three qualified dependants, 23% of the person’s adjusted income for the year in excess of $30,000, and

(c) if the person’s adjusted income for the year is greater than $65,000, and if the person is, at the beginning of the month, an eligible individual in respect of

(i) only one qualified dependant, the total of $2,450 and 3.2% of the person’s adjusted income for the year in excess of $65,000,

(ii) only two qualified dependants, the total of $4,725 and 5.7% of the person’s adjusted income for the year in excess of $65,000,

(iii) only three qualified dependants, the total of $6,650 and 8% of the person’s adjusted income for the year in excess of $65,000, or

(iv) more than three qualified dependants, the total of $8,050 and 9.5% of the person’s adjusted income for the year in excess of $65,000;

R	is the amount determined for the description of C;

C	is the amount determined by the formula

F – (G × H)

where

F	is, if the person is, at the beginning of the month, an eligible individual in respect of

(a) only one qualified dependant, $2,308, and

(b) two or more qualified dependants, the total of

(i) $2,308 for the first qualified dependant,

(ii) $2,042 for the second qualified dependant, and

(iii) $1,943 for each of the third and subsequent qualified dependants,

G	is the amount determined by the formula

J – [K – (L/0.122)]

where

J	is the person’s adjusted income for the year,

K	is $45,282, and

L	is the amount referred to in paragraph (a) of the description of F, and

H	is

(a) if the person is an eligible individual in respect of only one qualified dependant, 12.2%, and

(b) if the person is an eligible individual in respect of two or more qualified dependants, the fraction (expressed as a percentage rounded to the nearest one-tenth of one per cent) of which

(i) the numerator is the total that would be determined under the description of F in respect of the eligible individual if that description were applied without reference to the fourth and subsequent qualified dependants in respect of whom the person is an eligible individual, and

(ii) the denominator is the amount referred to in paragraph (a) of the description of F, divided by 0.122; and

M	is the amount determined by the formula

N – O

where

N	is the product obtained by multiplying $2,730 by the number of qualified dependants in respect of whom both

(a) an amount may be deducted under section 118.3 for the taxation year that includes the month, and

(b) the person is an eligible individual at the beginning of the month, and

O	is

(a) if the person’s adjusted income for the year is less than or equal to $65,000, nil, and

(b) if the person’s adjusted income for the year is greater than $65,000,

(i) where the person is an eligible individual in respect of only one qualified dependant described in N, 3.2% of the person’s adjusted income for the year in excess of $65,000, and

(ii) where the person is an eligible individual in respect of two or more qualified dependants described in N, 5.7% of the person’s adjusted income for the year in excess of $65,000.

(2) The first formula in subsection 122.61(1) of the Act, as enacted by subsection (1), is replaced by the following:

1/12(A + M)

(3) The formula in the description of A in subsection 122.61(1) of the Act, as enacted by subsection (1), is replaced by the following:

E – Q

(4) The descriptions of R and C in subsection 122.61(1) of the Act, as enacted by subsection (1), are repealed.

(5) Subsection 122.61(5) of the Act is repealed.

(6) Subsection 122.61(7) of the Act is repealed.

(7) Subsections (1), (5) and (6) come into force on July 1, 2016.

(8) Subsections (2) to (4) come into force on July 1, 2017.

4 (1) Subsection 122.62(2) of the Act is replaced by the following

Extension for notices

(2) The Minister may, on or before the day that is 10 years after the beginning of the month referred to in subsection (1), extend the time for filing a notice under subsection (1).

(2) Subsection (1) comes into force on July 1, 2016.

5 (1) Section 122.63 of the Act is repealed.

(2) The Act is amended by adding the following after section 122.62:

Agreement

122.63 (1) The Minister of Finance may enter into an agreement with the government of a province whereby the amounts determined under the description of E in subsection 122.61(1) with respect to persons resident in the province shall, for the purpose of calculating overpayments deemed to arise under that subsection, be replaced by amounts determined in accordance with the agreement.

Agreement

(2) The amounts determined under the description of E in subsection 122.61(1) for a base taxation year because of any agreement entered into with a province and referred to in subsection (1) shall be based on the age of qualified dependants of eligible individuals, or on the number of such qualified dependants, or both, and shall result in an amount in respect of a qualified dependant that is not less, in respect of that qualified dependant, than 85% of the amount that would otherwise be determined under that paragraph in respect of that qualified dependant for that year.

Agreement

(3) Any agreement entered into with a province and referred to in subsection (1) shall provide that, where the operation of the agreement results in a total of all amounts, each of which is an amount deemed under subsection 122.61(1) to be an overpayment on account of the liability under this Part for a taxation year of a person subject to the agreement, that exceeds 101% of the total of such overpayments that would have otherwise been deemed to have arisen under subsection 122.61(1), the excess shall be reimbursed by the government of the province to the Government of Canada.

(3) Subsection (1) comes into force on July 1, 2016.

(4) Subsection (2) comes into force on July 1, 2017.

Income Splitting Credit

6 (1) Section 118.92 of the Act is replaced by the following:

Ordering of credits

118.92 In computing an individual’s tax payable under this Part, the following provisions shall be applied in the following order: subsections 118(1) and (2), section 118.7, subsections 118(3) and (10) and sections 118.01, 118.02, 118.031, 118.04, 118.041, 118.05, 118.06, 118.07, 118.3, 118.61, 118.5, 118.6, 118.9, 118.8, 118.2, 118.1, 118.62 and 121.

(2) Subsection (1) applies to the 2016 taxation year.

7 (1) Section 119.1 of the Act is repealed.

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

8 (1) Clause 128(2)(e)(iii)(A) of the Act is replaced by the following:

(A) under any of sections 118 to 118.07, 118.2, 118.3, 118.5, 118.6, 118.8 and 118.9,

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

9 (1) Subsection 153(1.3) of the Act is replaced by the following:

Reduction not permitted

(1.3) A joint election made or expected to be made under section 60.03 is not to be considered a basis on which the Minister may determine a lesser amount under subsection (1.1).

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

Northern Residents Deductions

10 (1) Clauses 110.7(1)(b)(ii)(A) and (B) of the Act are replaced by the following:

(A) $11.00 multiplied by the number of days in the year included in the qualifying period in which the taxpayer resided in the particular area, and

(B) $11.00 multiplied by the number of days in the year included in that portion of the qualifying period throughout which the taxpayer maintained and resided in a self-contained domestic establishment in the particular area (except any day included in computing a deduction claimed under this paragraph by another person who resided on that day in the establishment).

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

Labour-Sponsored Venture Capital Corporations Tax Credit

11 (1) Paragraph 127.4(5)(a) of the Act is replaced by the following:

(a) the amount determined by the formula

0.15 × A + 0.05 × B

where

A	is the lesser of

(i) $5,000, and

(ii) the total of all amounts each of which is the net cost of the original acquisition of shares of a prescribed labour-sponsored venture capital corporation (other than a corporation that is a prescribed labour-sponsored venture capital corporation solely because it is a registered labour-sponsored venture capital corporation), and

B	is the lesser of

(i) the amount if any by which $5,000 exceeds the amount determined for subparagraph (ii) in the description of A, and

(ii) the total of all amounts each of which is the net cost of the original acquisition of shares of a corporation that is a prescribed labour-sponsored venture capital corporation solely because it is a registered labour-sponsored venture capital corporation, and

(2) Paragraph 127.4(5)(a) of the Act, as enacted by subsection (1), is replaced by the following:

(a) $750, and

(3) Paragraphs 127.4(6)(a) and (a.1) of the Act are replaced by the following:

(a) 15% of the net cost to the individual (or to a qualifying trust for the individual in respect of the share) for the original acquisition of the share by the individual or by the trust, if the share is a share of a prescribed labour-sponsored venture capital corporation (other than a corporation that is a prescribed labour-sponsored venture capital corporation solely because it is a registered labour-sponsored venture capital corporation),

(a.1) 5% of the net cost to the individual (or to a qualifying trust for the individual in respect of the share) for the original acquisition of the share by the individual or by the trust, if

(i) the taxation year for which a claim is made under subsection (2) in respect of the original acquisition is 2016, and

(ii) the share is a share of a corporation that is a prescribed labour-sponsored venture capital corporation solely because it is a registered labour-sponsored venture capital corporation,

(a.2) nil, if

(i) the taxation year for which a claim is made under subsection (2) in respect of the original acquisition is after 2016, and

(ii) the share is a share of a corporation that is a prescribed labour-sponsored venture capital corporation solely because it is a registered labour-sponsored venture capital corporation,

(4) Subsection (1) applies to the 2016 taxation year.

(5) Subsection (2) applies to the 2017 and subsequent taxation years.

(6) Subsection (3) applies to the 2016 and subsequent taxation years.

12 (1) Paragraphs (b) and (c) of the definition labour-sponsored funds tax credit in subsection 211.7(1) of the Act are replaced by the following:

(b) in any other case, the amount that would be determined under subsection 127.4(6) in respect of the share if this Act were read without reference to its paragraphs (b) and (d).

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

13 Subsections 59(1), (4), (6) and (7) of Economic Action Plan 2013 Act, No. 2. are repealed.

14 (1) Section 6701.1 of the Income Tax Regulations is repealed.

(2) Subsection (1) is deemed to have come into force on Budget Day.

Teacher and Early Childhood Educator School Supply Tax Credit

15 (1) The Act is amended by adding the following after section 122.8:

SUBDIVISION A.4

School Supplies Tax Credit

Definitions

122.9(1) The following definitions apply in this section.

eligible educator, in respect of a taxation year, means an individual who, at any time during the taxation year,

(a) is employed in Canada as a teacher or an early childhood educator at

(i) an elementary or secondary school, or

(ii) a regulated child care facility; and

(b) holds a valid and recognized (in the province or territory in which the individual is employed)

(i) teaching certificate, licence, permit or diploma, or

(ii) certificate or diploma in early childhood education.

eligible supplies expense, of an eligible educator for a taxation year, means an amount (other than any amount deducted in computing any person’s income for any taxation year or any amount otherwise included in computing a deduction from any person’s tax payable under this Act for any taxation year) paid by the eligible educator in the taxation year for teaching supplies to the extent that

(a) the teaching supplies were

(i) purchased by the eligible educator for the purpose of teaching or facilitating students’ learning, and

(ii) directly consumed or used in an elementary or secondary school or in a regulated child care facility in the performance of the duties of the eligible educator’s employment; and

(b) the eligible educator is not entitled to receive a reimbursement, allowance or any other form of assistance (other than an amount that is included in computing the income for any taxation year of the eligible educator and that is not deductible in computing the taxable income of the eligible educator) in respect of the amount paid.

return of income filed by an eligible educator for a taxation year means a return of income (other than a return of income filed under subsection 70(2) or 104(23), paragraph 128(2)(e) or subsection 150(4)) that is required to be filed for the year or that would be required to be filed if the individual had tax payable under this Part for the year.

teaching supplies means

(a) consumable supplies; and

(b) prescribed durable goods.

Deemed overpayment

(2) An eligible educator who files a return of income for a taxation year and who makes a claim under this subsection is deemed to have paid, at the end of the year, on account of tax payable under this Part for the year, an amount equal to the amount determined by the formula

A × B

where

A	is the appropriate percentage for the year; and

B	is the least of

(a) $1,000;

(b) the total of all amounts each of which is an eligible supplies expense of the eligible educator for the year; and

(c) if the eligible educator fails to provide the certificate referred to in subsection (3) in respect of the year, as and when requested by the Minister, nil.

Certificate

(3) If the Minister so demands, an eligible educator making a claim under this section in respect of a taxation year shall provide to the Minister a written certificate from their employer, or a delegated official of the employer, attesting to the eligible supplies expenses of the eligible educator for the year.

Effect of bankruptcy

(4) For the purposes of this subdivision, if an eligible educator becomes bankrupt in a particular calendar year, notwith-standing subsection 128(2), any reference to the taxation year of the eligible educator (other than in this subsection) is deemed to be a reference to the particular calendar year.

Part-year residents

(5) If an eligible educator is resident in Canada throughout part of a taxation year and is non-resident throughout an-other part of the year, the total of the amounts that are deemed to be paid by the eligible educator under subsection (2) for the year cannot exceed the lesser of

(a) the total of

(i) the amounts deemed to be paid under subsection (2) that can reasonably be considered as wholly applicable to the period or periods in the year throughout which the eligible educator is not resident in Canada, computed as though that period or those periods were the whole taxation year, and

(ii) the amounts deemed to be paid under subsection (2) that can reasonably be considered as wholly applicable to the period or periods in the year throughout which the eligible educator is resident in Canada, computed as though that period or those periods were the whole taxation year, and

(b) the total of the amounts that would have been deemed to have been paid under subsection (2) for the year had the eligible educator been resident in Canada throughout the year.

Non-residents

(6) Subsection (2) does not apply in respect of a taxation year of an eligible educator if the eligible educator is, at no time in the year, resident in Canada, unless all or substantially all the eligible educator’s income for the year is included in computing the eligible educator’s taxable income earned in Canada for the year.

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

16 (1) Paragraph 152(1)(b) of the Act is replaced by the following:

(b) the amount of tax, if any, deemed by subsection 120(2) or (2.2), 122.5(3), 122.51(2), 122.7(2) or (3), 122.8(2) or (3), 122.9(2), 125.4(3), 125.5(3), 127.1(1), 127.41(3) or 210.2(3) or (4) to be paid on account of the taxpayer’s tax payable under this Part for the year.

(2) Paragraph 152(4.2)(b) of the Act is replaced by the following:

(b) redetermine the amount, if any, deemed by subsection 120(2) or (2.2), 122.5(3), 122.51(2), 122.7(2) or (3), 122.8(2) or (3), 122.9(2), 127.1(1), 127.41(3) or 210.2(3) or (4) to be paid on account of the taxpayer’s tax payable under this Part for the year or deemed by subsection 122.61(1) to be an overpayment on account of the taxpayer’s liability under this Part for the year.

(3) Subsections (1) and (2) apply to the 2016 taxation year.

17 (1) Subsection 163(2) of the Act is amended by adding the following after paragraph (c.4):

(c.5) the amount, if any, by which

(i) the total of all amounts each of which is an amount that would be deemed by subsection 122.9(2) to have been paid on account of the person’s tax payable under this Part for the year if that amount were calculated by reference to the person’s claim for the year under the subsection exceeds

(ii) the total of all amounts each of which is the amount that the person is entitled to claim for the year under subsection 122.9(2),

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

18 (1) The Income Tax Regulations are amended by adding the following after Part XCV:

PART XCVI

School Supplies Tax Credit

Prescribed durable goods

9600 For the purpose of the definition teaching supplies in subsection 122.9(1) of the Act, the following are prescribed durable goods:

(a) books;

(b) games and puzzles;

(c) containers (such as plastic boxes or banker boxes); and

(d) educational support software.

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

Ontario Electricity Support Program

19 (1) Subsection 81(1) of the Act is amended by adding the following after paragraph (g.5):

Ontario Electricity Support Program

(g.6) an amount of rate assistance received under section 79.2 of the Ontario Energy Board Act 1998, S.O. 1998, c.15, Sch B, as amended from time to time;

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

Mineral Exploration Tax Credit for Flow-Through Share Investors

20 (1) Paragraph (a) of the definition flow-through mining expenditure in subsection 127(9) of the Act is replaced by the following:

(a) that is a Canadian exploration expense incurred by a corporation after March 2016 and before 2018 (including, for greater certainty, an expense that is deemed by subsection 66(12.66) to be incurred before 2018) in conducting mining exploration activity from or above the surface of the earth for the purpose of determining the existence, location, extent or quality of a mineral resource described in paragraph (a) or (d) of the definition mineral resource in subsection 248(1),

(2) Paragraphs (c) and (d) of the definition flow-through mining expenditure in subsection 127(9) of the Act are replaced by the following:

(c) an amount in respect of which is renounced in accordance with subsection 66(12.6) by the corporation to the taxpayer (or a partnership of which the taxpayer is a member) under an agreement described in that subsection and made after March 2016 and before April 2017, and

(d) that is not an expense that was renounced under subsection 66(12.6) to the corporation (or a partnership of which the corporation is a member), unless that renunciation was under an agreement described in that subsection and made after March 2016 and before April 2017;

(3) Subsections (1) and (2) apply to expenses renounced under a flow-through share agreement entered into after March 2016.

Education and Textbook Tax Credits

21 (1) Subparagraph 56(3)(a)(i) of the Act is replaced by the following:

(i) in an educational program in respect of which the taxpayer is a qualifying student (as defined in subsection 118.6(1)) in the taxation year, in the immediately preceding taxation year or in the following taxation year, or

(2) Paragraph 56(3.1)(b) of the Act is replaced by the following:

(b) if an award is received in connection with an educational program in respect of which the taxpayer is a qualifying student because of subparagraph (a)(ii) of the definition qualifying student in subsection 118.6(1) in the taxation year, in the immediately preceding taxation year or in the following taxation year (in this paragraph referred to as the “claim year”), the amount included under subparagraph (1)(n)(i) in computing the taxpayer’s income for the taxation year in respect of the award may not exceed the amount that is the total of amounts, each of which is the cost of materials related to the program or a fee paid to a designated educational institution in respect of the program, as defined in subsection 118.6(1), in respect of the claim year.

(3) Subsection (1) applies to the 2017 and subsequent taxation years, and

(a) for the 2016 taxation year, a taxpayer will be considered to be entitled to deduct an amount under subsection 118.6(2) of the Act in respect of an educational program for the immediately following taxation year if the taxpayer is a qualifying student (as defined in subsection 118.6(1) of the Act) in respect of the educational program in that year; and

(b) for the 2017 taxation year, a taxpayer will be considered to be a qualifying student in respect of an educational program in the immediately preceding taxation year if the taxpayer was entitled to deduct an amount under subsection 118.6(2) of the Act in respect of the educational program for that year.

(4) Subsection (2) applies to the 2017 and subsequent taxation years, and

(a) for the 2016 taxation year, a taxpayer will be considered to be entitled to deduct an amount by reason of paragraph (b) of the description of B in subsection 118.6(2) of the Act in respect of an educational program for the immediately following taxation year if the taxpayer is a qualifying student in respect of the educational program because of subparagraph (a)(ii) of the definition qualifying student in subsection 118.6(1) of the Act for that year; and

(b) for the 2017 taxation year, a taxpayer will be considered to be a qualifying student in respect of an educational program because of subparagraph (a)(ii) of the definition qualifying student in subsection 118.6(1) of the Act in the immediately preceding taxation year if the taxpayer was entitled to deduct an amount by reason of paragraph (b) of the description of B in subsection 118.6(2) of the Act in respect of the educational program for that year.

22 (1) Subsection 118.6(1) of the Act is amended by adding the following in alphabetical order:

qualifying student , for a month in a taxation year, means an individual who,

(a) in the month,

(i) is enrolled in a qualifying educational program as a full-time student at a designated educational institution, or

(ii) is not described in subparagraph (i) and is enrolled at a designated educational institution in a specified educational program that provides that each student in the program spend not less than 12 hours in the month on courses in the program,

(b) if requested by the Minister, proves the enrolment by filing with the Minister a certificate in prescribed form issued by the designated educational institution and containing prescribed information, and

(c) in the case of an individual who is enrolled in a program at a designated educational institution described in subparagraph (a)(ii) of the definition designated educational institution,

(i) has attained the age of 16 years before the end of the year, and

(ii) is enrolled in the program to obtain skills for, or improve the individual’s skills in, an occupation;

(2) Subsections 118.6(2) and (2.1) of the Act are repealed.

(3) The portion of subsection 118.6(3) of the Act before paragraph (a) is replaced by the following:

Students eligible for the disability tax credit

(3) For the purposes of subparagraph (a)(i) of the definition qualifying student in subsection (1), the reference to “full-time student” is to be read as “student” if

(4) Subsections (1) to (3) apply to the 2017 and subsequent taxation years.

23 (1) The description of B in subsection 118.61(1) of the Act is replaced by the following:

B is the total of all amounts each of which may be deducted under section 118.5 in computing the individual’s tax payable under this Part for the year;

(2) The description of E in subsection 118.61(1) of the Act is replaced by the following:

E is the tuition tax credit transferred for the year by the individual to the individual’s spouse, common-law partner, parent or grandparent.

(3) The portion of subsection 118.61(4) of the Act before the formula is replaced by the following:

Change of appropriate percentage

(4) For the purpose of determining the amount that may be deducted under subsection (2) in computing an individual’s tax payable for a taxation year, in circumstances where the appropriate percentage for the taxation year is different from the appropriate percentage for the preceding taxation year, the individual’s unused tuition, textbook and education tax credits at the end of the preceding taxation year is deemed to be the amount determined by the formula

(4) Subsections (1) to (3) apply to the 2017 and subsequent taxation years.

24 (1) The description of A in section 118.8 of the Act is replaced by the following:

A is the tuition tax credit transferred for the year by the spouse or common-law partner to the individual;

(2) Subparagraph (b)(i) of the description of C in section 118.8 of the Act is replaced by the following:

(i) the total of all amounts that may be deducted under section 118.5 in computing the spouse’s or common-law partner’s tax payable under this Part for the year, and

(3) Subsections (1) and (2) apply to the 2017 and subsequent taxation years.

25 (1) The portion of section 118.81 of the Act before paragraph (a) is replaced by the following:

Tuition tax credit transferred

118.81 In this subdivision, the tuition tax credit transferred for a taxation year by a person to an individual is the lesser of

(2) Subparagraph (i) of the description of A in paragraph 118.81(a) of the Act is replaced by the following:

(i) the total of all amounts that may be deducted under section 118.5 in computing the person’s tax payable under this Part for the year, and

(3) Subsections (1) and (2) apply to the 2017 and subsequent taxation years.

26 (1) Section 118.9 of the Act is replaced by the following:

Transfer to parent or grandparent

118.9 If for a taxation year a parent or grandparent of an individual (other than an individual in respect of whom the individual’s spouse or common-law partner deducts an amount under section 118 or 118.8 for the year) is the only person designated in writing by the individual for the year for the purpose of this section, there may be deducted in computing the tax payable under this Part for the year by the parent or grandparent, as the case may be, the tuition tax credit transferred for the year by the individual to the parent or grandparent, as the case may be.

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

27 (1) Subparagraph 118.91(b)(i) of the Act is replaced by the following:

(i) such of the deductions permitted under subsections 118(3) and (10) and sections 118.01 to 118.2, 118.5, 118.62 and 118.7 as can reasonably be considered wholly applicable to the period or periods in the year throughout which the individual is resident in Canada, computed as though that period or those periods were the whole taxation year, and

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

28 (1) Section 118.94 of the Act is replaced by the following:

Tax payable by non-residents (credits restricted)

118.94 Sections 118 to 118.07 and 118.2, subsections 118.3(2) and (3) and sections 118.8 and 118.9 do not apply for the purpose of computing the tax payable under this Part for a taxation year by an individual who at no time in the year is resident in Canada unless all or substantially all the individual’s income for the year is included in computing the individual’s taxable income earned in Canada for the year.

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

29 (1) Paragraph 118.95(a) of the Act is replaced by the following:

(a) such of the deductions as the individual is entitled to under any of subsections 118(3) and (10) and sections 118.01 to 118.2, 118.5, 118.62 and 118.7, as can reasonably be considered wholly applicable to the taxation year, and

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

30 (1) Clause 128(2)(e)(iii)(A) of the Act is replaced by the following:

(A) under any of sections 118 to 118.07, 118.2, 118.3, 118.5, 118.8 and 118.9,

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

31 Subparagraphs (a)(i) to (iii) of the definition repayment period in subsection 146.02(1) of the Act are replaced by the following:

(i) at the beginning of the third calendar year within the participation period if, in each of the second and third calendar years within the participation period,

(A) for calendar years before 2017, the person would not be entitled to claim an amount under subsection 118.6(2) (as it read in the year) in respect of at least three months in the year, if that subsection were read without reference to paragraph (b) of the description of B in that subsection, and

(B) for calendar years after 2016, the person would not be a qualifying student (as defined in subsection 118.6(1)) in respect of at least three months in the year, if that definition were read without reference to its subparagraph (a)(ii),

(ii) at the beginning of the fourth calendar year within the participation period if, in each of the third and fourth calendar years within the participation period,

(A) for calendar years before 2017, the person would not be entitled to claim an amount under subsection 118.6(2) (as it read in the year) in respect of at least three months in the year, if that subsection were read without reference to paragraph (b) of the description of B in that subsection, and

(B) for calendar years after 2016, the person would not be a qualifying student (as defined in subsection 118.6(1)) in respect of at least three months in the year, if that definition were read without reference to its subparagraph (a)(ii),

(iii) at the beginning of the fifth calendar year within the participation period if, in each of the fourth and fifth calendar years within the participation period,

(A) for calendar years before 2017, the person would not be entitled to claim an amount under subsection 118.6(2) (as it read in the year) in respect of at least three months in the year, if that subsection were read without reference to paragraph (b) of the description of B in that subsection, and

(B) for calendar years after 2016, the person would not be a qualifying student (as defined in subsection 118.6(1)) in respect of at least three months in the year, if that definition were read without reference to its subparagraph (a)(ii), and

32 (1) Paragraph (b) of the definition qualifying educational program in subsection 118.6(1) of the Act is replaced by the following:

(b) a benefit, if any, received by the student because of a loan made to the student in accordance with the requirements of the Canada Student Loans Act, Apprentice Loans Act or An Act respecting financial assistance for education expenses, R.S.Q., c. A-13.3, or because of financial assistance given to the student in accordance with the requirements of the Canada Student Financial Assistance Act, or

(2) Subsection (1) is deemed to have come into force on January 2, 2015.

Children’s Fitness and Arts Tax Credits

33 (1) The portion of the description of B in subsection 118.031(2) of the Act before the formula in that description is replaced by the following:

B is the total of all amounts each of which is, in respect of a qualifying child of the individual for the taxation year, the lesser of $250 and the amount determined by the formula

(2) Section 118.031 of the Act, as amended by subsection (1), is repealed.

(3) Subsection (1) applies to the 2016 taxation year.

(4) Subsection (2) comes into force on January 1, 2017.

34 (1) Section 118.92 of the Act is replaced by the following:

Ordering of credits

118.92 In computing an individual’s tax payable under this Part, the following provisions shall be applied in the following order: subsections 118(1) and (2), section 118.7, subsections 118(3) and (10) and sections 118.01, 118.02, 118.04, 118.041, 118.05, 118.06, 118.07, 118.3, 118.61, 118.5, 118.9, 118.8, 118.2, 118.1, 118.62 and 121.

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

35 (1) The portion of the description of B in subsection 122.8(2) of the Act before the formula in that description is replaced by the following:

B is the total of all amounts each of which is, in respect of a qualifying child of the individual for the year, the lesser of $500 and the amount determined by the formula

(2) Subdivision a.3 of Division E of Part I of the Act, as amended by subsection (1), is repealed.

(3) Subsection (1) applies to the 2016 taxation year.

(4) Subsection (2) comes into force on January 1, 2017.

36 (1) Paragraph 152(1)(b) of the Act is replaced by the following:

(b) the amount of tax, if any, deemed by subsection 120(2) or (2.2), 122.5(3), 122.51(2), 122.7(2) or (3), 122.9(2), 125.4(3), 125.5(3), 127.1(1), 127.41(3) or 210.2(3) or (4) to be paid on account of the taxpayer’s tax payable under this Part for the year.

(2) Paragraph 152(4.2)(b) of the Act is replaced by the following:

(b) redetermine the amount, if any, deemed by subsection 120(2) or (2.2), 122.5(3), 122.51(2), 122.7(2) or (3), 122.9(2), 127.1(1), 127.41(3) or 210.2(3) or (4) to be paid on account of the taxpayer’s tax payable under this Part for the year or deemed by subsection 122.61(1) to be an overpayment on account of the taxpayer’s liability under this Part for the year.

(3) Subsections (1) and (2) apply to the 2017 and subsequent taxation years.

37 (1) Paragraph 163(2)(c.4) of the Act is repealed.

(2) Subsection (1) comes into force on January 1, 2017.

38 (1) Part XCIV of the Income Tax Regulations is repealed.

(2) Subsection (1) comes into force on January 1, 2017.

Top Marginal Income Tax Rate — Consequential Amendments

39 (1) Paragraph (b) of the definition relevant tax factor in subsection 95(1) of the Act is replaced by the following:

(b) in any other case, 1.9;

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

40 (1) The descriptions of C and D in subsection 118.1(3) of the Act are replaced by the following:

C	is the highest individual percentage for the year;

D	is

(a) in the case of a trust (other than a graduated rate estate or a qualified disability trust as defined in subsection 122(3)), the amount, if any, by which its total gifts for the year exceeds $200, and

(b) in any other case, the lesser of

(i) the amount, if any, by which the individual’s total gifts for the year exceeds $200, and

(ii) the amount, if any, by which the individual’s amount taxable for the year for the purposes of subsection 117(2) exceeds the first dollar amount for the year referred to in paragraph 117(2)(e);

E	is 29%; and

F	is the amount, if any, by which the individual’s total gifts for the year exceeds the total of $200 and the amount determined for D.

(2) Subsection (1) applies to the 2016 and subsequent taxation years and, for the purpose of calculating the amount determined for D, as enacted by subsection (1), an individual’s total gifts for the year are determined without reference to gifts made before the 2016 taxation year.

41 (1) Subparagraph (i) of the description of A in paragraph 122(1)(c) of the Act is replaced by the following:

(i) the rate of tax payable under this Part by the trust for each taxation year referred to in the description of B were the highest individual percentage for the taxation year, and

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

42 (1) The Act is amended by adding the following after section 123.4:

Tax on personal services business income

123.5 There shall be added to the tax otherwise payable under this Part for each taxation year by a corporation an amount equal to 5% of the corporation’s taxable income for the year from a personal services business.

(2) Subsection (1) applies to taxation years that end after 2015 except that, for taxation years that end after 2015 and begin before 2016, the reference to 5% in section 123.5 of the Act, as enacted by subsection (1), is to be read as a reference to the percentage determined by the formula

5% (A/B)

where

A	is the number of days in the taxation year that are after 2015; and

B	is the total number of days in the taxation year.

43 (1) Clauses 132(1)(a)(i)(A) and (B) of the Act are replaced by the following:

(A) 16.5% of the total of the trust’s capital gains redemptions for the year, and

(B) the positive or negative amount, if any, that the Minister determines to be reasonable in the circumstances, after giving consideration to the percentages applicable in determining the trust’s capital gains refunds for the year or any previous taxation year and the percentages applicable in determining the trust’s refundable capital gains tax on hand at the end of the year, and

(2) The description of C in the definition capital gains redemptions in subsection 132(4) of the Act is replaced by the following:

C	is 100/16.5 of the trust’s refundable capital gains tax on hand at the end of the year,

(3) Paragraphs (a) and (b) of the description of A in the definition refundable capital gains tax on hand in subsection 132(4) of the Act are replaced by the following:

(a) the highest individual percentage for the year multiplied by its taxable income for the year,

(b) the highest individual percentage for the year multiplied by its taxed capital gains for the year, and

(4) Subsections (1) and (2) apply to the 2016 and subsequent taxation years.

(5) Subsection (3) applies to the 2016 and subsequent taxation years and, in respect of previous years prior to 2016, the references to “the highest individual percentage for the year” are to be read as “29%”.

44 (1) Paragraph 143.1(3)(c) of the Act is replaced by the following:

(c) if the trust is liable to pay tax under Part XII.2 in respect of the particular year, 60% of the fair market value of all property held by it at that time, and

(2) Paragraph 143.1(4)(a) of the Act is replaced by the following:

(a) if the trust is liable to pay tax under Part XII.2 in respect of the year, 60% of the fair market value of all property held by it at that time; and

(3) Subsections (1) and (2) apply to the 2016 and subsequent taxation years.

45 (1) The description of A in subsection 207.8(2) of the Act is replaced by the following:

A	is the highest individual percentage for the year;

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

46 (1) The portion of subsection 210.2(1) of the Act before paragraph (a) is replaced by the following:

Tax on income of trust

210.2 (1) Subject to section 210.3, if a trust deducts an amount under paragraph 104(6)(b) in computing its income under Part I for a taxation year, the trust shall pay a tax under this Part in respect of the year equal to 40% of the least of

(2) Paragraph 210.2(1)(c) of the Act is replaced by the following:

(c) 100/60 of the amount deducted.

(3) The portion of subsection 210.2(2) of the Act before paragraph (a) is replaced by the following:

Amateur athlete trusts

(2) Notwithstanding subsection 210(2), a trust shall pay a tax under this Part in respect of a particular taxation year of the trust equal to 2/3 of the amount that is required by subsection 143.1(2) to be included in computing the income under Part I for a taxation year of a beneficiary under the trust, if

(4) Subsections (1) to (3) apply to the 2016 and subsequent taxation years.

Taxation of Switch Fund Shares

47 The Act is modified to give effect to the proposals relating to Taxation of Switch Fund Shares described in the budget documents tabled by the Minister of Finance in the House of Commons on Budget Day.

Sales of Linked Notes

48 (1) Section 20 of the Act is amended by adding the following after subsection (14.1):

Sales of linked notes

(14.2) For the purposes of subsection (14), the amount determined by the following formula is deemed to be interest that accrued on an assigned or otherwise transferred debt obligation — that is, at any time, described in paragraph 7000(1)(d) of the Income Tax Regulations — to which the transferee has become entitled to for a period commencing before the time of the transfer and ending at that particular time that is not payable until after that particular time:

A – (B + C)

where

A	is the price for which the debt obligation was assigned or otherwise transferred at the particular time,

B	is the amount by which the price (despite section 261, converted to Canadian currency using the exchange rate prevailing at the particular time, if the debt obligation is denominated in a foreign currency) for which the debt obligation was issued exceeds the portion, if any, of the principal amount of the debt obligation (despite section 261, converted to Canadian currency using the exchange rate prevailing at the particular time, if the debt obligation is denominated in a foreign currency) that was repaid by the issuer on or before the particular time, and

C	is the portion of the amount, if any, by which the amount determined for A exceeds the amount determined for B, that is reasonably attributable to an increase in the value of fixed rate interest payments to be received under the debt obligation because of a decrease in market interest rates (for debt obligations denominated in the currency of the debt obligation) from the time of issue of the debt obligation to the particular time.

(2) Subsection (1) applies to transfers occurring after September 2016.

49 (1) The definition security in subsection 230(1) of the Income Tax Regulations is amended by adding the following after paragraph (c):

(c.1) a debt obligation that is, at any time, described in paragraph 7000(1)(d);

(2) Subsection (1) comes into force on October 1, 2016.

Emissions Trading Regimes

50 The Act is modified to give effect to the proposals relating to Emissions Trading Regimes described in the Budget documents tabled by the Minister of Finance in the House of Commons on Budget Day.

Small Business Tax Rate

51 (1) Subparagraph 82(1)(b)(i) of the Act is replaced by the following:

(i) the product of the amount determined under paragraph (a) in respect of the taxpayer for the taxation year multiplied by 17%, and

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

52 (1) Paragraph 121(a) of the Act is replaced by the following:

(a) the product of the amount, if any, that is required by subparagraph 82(1)(b)(i) to be included in computing the individual’s income for the year multiplied by 21/29; and

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

53 (1) Subsection 125(1.1) of the Act is amended by adding “and” at the end of paragraph (a) and by replacing paragraphs (b) to (e) with the following:

(b) that proportion of 17.5% that the number of days in the taxation year that are after 2015 is of the number of days in the taxation year.

(2) Subsection (1) applies to the 2016 and subsequent taxation years.

Multiplication of the Small Business Deduction

54 (1) Subparagraphs 125(1)(a)(i) and (ii) of the Act are replaced by the following:

(i) the total of all amounts each of which is the amount of income of the corporation for the year from an active business carried on in Canada, other than an amount that is

(A) described in paragraph (a) of the description of A in the definition specified partnership income in subsection (7) for the year,

(B) described in subparagraph (a)(i) of the definition specified corporate income in subsection (7) for the year, or

(C) paid or payable to the corporation by another corporation with which it is associated, that is deemed by subsection 129(6) to be income for the year from an active business carried on by the corporation in circumstances where the associated corporation is not a Canadian-controlled private corporation or is a Canadian-controlled private corporation that has made an election under subsection 256(2) in respect of its taxation year in which the amount was paid or payable,

(ii) the specified partnership income of the corporation for the year, and

(ii.1) the specified corporate income of the corporation for the year

(2) Section 125 of the Act is amended by adding the following after subsection (3):

Reduction — business limit

(3.1) The business limit for the year of a corporation under subsection (2) or (3) is reduced by the total of all amounts each of which is the portion, if any, of the business limit that the corporation assigns to another corporation under subsection (3.2).

Assignment

(3.2) For the purpose of this section, a Canadian-controlled private corporation (in this subsection referred to as the “first corporation”) may assign all or any portion of its business limit under subsection (2) or (3) for a taxation year of the first corporation to another Canadian-controlled private corporation (in this subsection referred to as the “second corporation”) for a taxation year of the second corporation if

(a) the second corporation has income, for its taxation year, described in subparagraph (a)(i) of the definition specified corporate income in subsection (7) from the provision of services or property to the first corporation;

(b) the first corporation’s taxation year ends in the second corporation’s taxation year;

(c) the amount assigned does not exceed the amount of income referred to in paragraph (a); and

(d) a prescribed form is filed with the Minister by

(i) the first corporation in its return of income for its taxation year, and

(ii) the second corporation in its return of income for its taxation year.

(3) The description of A in the definition “specified partnership income” in subsection 125(7) is replaced by the following:

A	is the total of all amounts each of which is an amount in respect of a partnership of which the corporation was a member, or a designated member, in the year equal to the lesser of

(a) the total of all amounts each of which is an amount in respect of an active business carried on in Canada by the corporation as a member, or a designated member, of the partnership determined by the formula

G – H

where

G	is the total of all amounts each of which is

(i) the corporation’s share of the income (determined in accordance with subdivision j of Division B) of the partnership for a fiscal period of the business that ends in the year,

(ii) income of the corporation for the year from the provision (directly or indirectly, in any manner whatever) of services or property to the partnership, or

(iii) an amount included in the corporation’s income for the year in respect of the business under any of subsections 34.2(2), (3) and (12), and

H	is the total of all amounts deducted in computing the corporation’s income for the year from the business (other than amounts that were deducted in computing the income of the partnership from the business or the income of the corporation described under subparagraph (ii) of the description of G) or in respect of the business under subsection 34.2(4) or (11), and

(b)	an amount equal to

(i) if the corporation was a member of the partnership, the corporation’s specified partnership business limit for the year, and

(ii) if the corporation was a designated member of the partnership, the total of all amounts assigned to it under subsection (8) for the year and, where no such amounts have been assigned, nil, and

(4) Paragraph (b) of the description of B in the definition specified partnership income in subsection 125(7) of the Act is replaced by the following:

(b) the total of all amounts each of which is an amount in respect of a partnership of which the corporation was a member, or a designated member, in the year equal to the amount determined by the formula

N – O

where

N	is the amount determined in respect of the partnership for the year under paragraph (a) of the description of A, and

O	is the amount determined in respect of the partnership for the year

(i)	if the corporation was a member of the partnership, under subparagraph (b)(i) of the description of A, and

(ii)	if the corporation was a designated member of the partnership, under subparagraph (b)(ii) of the description of A;

(5) Subsection 125(7) of the Act is amended by adding the following in alphabetical order:

designated member, of a particular partnership in a taxation year, means a Canadian-controlled private corporation that provides (directly or indirectly, in any manner whatever) services or property to the particular partnership at any time in the corporation’s taxation year where, at any time in the year,

(a) the corporation is not a member of the particular partnership; and

(b) either

(i) one of its shareholders holds a direct or indirect interest in the particular partnership, or

(ii) if subparagraph (i) does not apply,

(A) the corporation does not deal at arm’s length with a person that holds a direct or indirect interest in the particular partnership, and

(B) it is not the case that all or substantially all of the corporation’s income for the year from an active business is from providing services or property to

(I) persons with which the corporation deals at arm’s length, or

(II) partnerships (other than the particular partnership) with which the corporation deals at arm’s length, other than a partnership in which a person that does not deal at arm’s length with the corporation holds a direct or indirect interest;

specified corporate income, of a corporation for a taxation year, means the lesser of

(a) the lesser of

(i) the total of all amounts each of which is income from an active business of the corporation for the year from the provision of services or property to a private corporation (directly or indirectly, in any manner whatever) if

(A) at any time in the year, the corporation (or one of its shareholders) or a person who does not deal at arm’s length with the corporation (or one of its shareholders) holds a direct or indirect interest in the private corporation, and

(B) it is not the case that all or substantially all of the corporation’s income for the year from an active business is from the provision of services or property to

(I) persons (other than the private corporation) with which the corporation deals at arm’s length, or

(II) partnerships with which the corporation deals at arm’s length, other than a partnership in which a person that does not deal at arm’s length with the corporation holds a direct or indirect interest, and

(ii) the total of all amounts each of which is the portion, if any, of the business limit of a private corporation described in subparagraph (i) for a taxation year that the private corporation assigns to the corporation under subsection (3.2), and

(b) an amount that the Minister determines to be reasonable in the circumstances;

specified partnership business limit, of a person for a taxation year, at any particular time, means the amount determined by the formula

(K/L) × M – T

where

K	is the total of all amounts each of which is the person’s share of the income (determined in accordance with subdivision j of Division B) of a partnership of which the person was a member for a fiscal period ending in the year from an active business carried on in Canada,

L	is the total of all amounts each of which is the income of the partnership for a fiscal period referred to in paragraph (a) of the description of A in the definition specified partnership income in this subsection from an active business carried on in Canada, and

M	is the lesser of

(a) the amount of the business limit indicated in subsection (2) for a corporation that is not associated in a taxation year with one or more other Canadian-controlled private corporations, and

(b) the product obtained by the formula

(Q/R) × S

where

Q	is the amount referred to in paragraph (a) of the description of M,

R	is 365, and

S	is the total of all amounts each of which is the number of days in the fiscal period of the partnership that ends in the year, and

T is the total of all amounts each of which is an amount, if any, that the person assigns under subsection (8);

(6) Section 125 of the Act is amended by adding the following after subsection (7):

Assignment — specified partnership business limit

(8) For the purpose of the definition specified partnership income in subsection (7), a person that is a member of a partnership in a taxation year may assign to a designated member of the partnership — for a taxation year of the designated member — all or any portion of the person’s specified partnership business limit (determined without reference to this assignment) in respect of the person’s taxation year if

(a) the person is described in paragraph (b) of the definition designated member in subsection (7) in respect of the designated member in the designated member’s taxation year;

(b) the specified partnership business limit of the person is in respect of a fiscal period of the partnership that ends in the designated member’s taxation year; and

(c) a prescribed form is filed with the Minister by

(i) the designated member in its return of income for the designated member’s taxation year, and

(ii) the person in its return of income for the person’s taxation year.

Anti-avoidance

(9) If a corporation provides services or property to a person or partnership that holds a direct or indirect interest in a particular partnership or corporation and one of the reasons for the provision of the services or property to the person or partnership, instead of to the particular partnership or corporation, is to avoid the application of subparagraph (1)(a)(ii) or (ii.1) in respect of the income from the provision of the services or property, no amount in respect of the corporation’s income from the provision of the services or property is to be included in the total amount determined under paragraph (1)(a).

(7) Subsections (1) to (6) apply to taxation years that begin on or after Budget Day, except that a person who is entitled to make an assignment under subsection 125(3.2) of the Act, as enacted by subsection (2), or under subsection 125(8) of the Act, as enacted by subsection (6), can make such an assignment in respect of the person’s taxation year that begins before and ends on or after Budget Day if the assignment is made to another person for their taxation year that begins on or after Budget Day.

Avoidance of the Business Limit and Taxable Capital Limit

55 (1) Subsection of the 256(2) of the Act is replaced by the following:

Corporations associated through a third corporation

(2)	For the purposes of

(a) this Act, subject to paragraph (b), two corporations are deemed to be associated with each other at a particular time if

(i) they would, but for this subsection, not be associated with each other at the particular time, and

(ii) each corporation is associated with, or is deemed by this subsection to be associated with, the same corporation (in this subsection referred to as the “third corporation”) at the particular time; and

(b) section 125,

(i) if the third corporation is not a Canadian-controlled private corporation at the particular time, the two corporations are deemed not to be associated with each other at the particular time, and

(ii) if the third corporation is a Canadian-controlled private corporation that elects in prescribed form to apply this subparagraph in its taxation year that includes the particular time, the two corporations are deemed not to be associated with each other at the particular time and the business limit of the third corporation for its taxation year that includes the particular time is deemed to be nil.

(2) Subsection (1) applies to taxation years that begin on or after Budget Day.

Life Insurance Policies

56 The portion of subparagraph 53(1)(e)(iii) of the Act after clause (A) is replaced by the following:

exceeds the total of all amounts each of which is

(B) the adjusted cost basis (as defined in subsection 148(9)), immediately before the death, of

(I) if the death occurs before Budget Day, the policy to the partnership, and

(II) if the death occurs on or after Budget Day, a policyholder’s interest in the policy, or

(C) the amount by which the fair market value of consideration given in respect of a disposition of an interest in the policy exceeds the amount determined under subparagraph 148(7)(a)(i) in respect of the disposition if

(I) the death occurs on or after Budget Day, and

(II) the disposition was before Budget Day,

57 (1) Subparagraph (d)(iii) of the definition capital dividend account in subsection 89(1) of the Act is replaced by the following:

(iii) the adjusted cost basis (as defined in subsection 148(9)), immediately before the death, of

(A) if the death occurs before Budget Day, the policy to the corporation, and

(B) if the death occurs on or after Budget Day, a policyholder’s interest in the policy,

(2) Paragraph (d) of the definition capital dividend account in subsection 89(1) of the Act is amended by adding “or” at the end of subparagraph (iv) and by adding the following after that subparagraph:

(v) if the death occurs on or after Budget Day, an interest in the policy was disposed of before Budget Day and subsection 148(7) applied to the disposition, the total of

(A) the amount, if any, by which the fair market value of consideration given in respect of the disposition exceeds the total of

(I) the amount determined under subparagraph 148(7)(a)(i) in respect of the disposition, and

(II) the amount of any reduction in the paid-up capital of any class of the capital stock of a corporation because of the application of paragraphs 148(7)(c) and (f) resulting from the disposition, and

(B) if the paid-up capital in respect of a class of shares of the capital stock of a corporation was increased before Budget Day as described in subparagraph 148(7)(f)(iii) in respect of the disposition, the amount, if any, by which the total reduction in the paid-up capital in respect of that class — not exceeding the amount of that increase — after that increase and before Budget Day (except to the extent that the amount of the reduction was deemed by subsection 84(4) or (4.1) to be a dividend received by a taxpayer) exceeds the amount determined under subparagraph 148(7)(a)(i) in respect of the disposition,

(3) Subparagraph (b)(iii) of the definition paid-up capital in subsection 89(1) of the Act is replaced by the following:

(iii) where the particular time is after March 31, 1977, an amount equal to the paid-up capital in respect of that class of shares at the particular time, computed without reference to the provisions of this Act except subsections 51(3) and 66.3(2) and (4), sections 84.1 and 84.2, subsections 85(2.1), 85.1(2.1) and (8), 86(2.1), 87(3) and (9), paragraph 128.1(1)(c.3), subsections 128.1(2) and (3), section 135.2, subsections 138(11.7), 139.1(6) and (7), 148(7), 192(4.1) and 194(4.1) and sections 212.1 and 212.3,

58 Subsection 148(7) of the Act is replaced by the following:

Disposition at non-arm’s length and similar cases

(7) If an interest of a policyholder in a life insurance policy is, at any time (referred to in this subsection as the “disposition time”), disposed of (other than a disposition under paragraph (2)(b)) by way of a gift, by distribution from a corporation, by operation of law only, or in any manner whatever to any person with whom the policyholder was not dealing at arm’s length,

(a) the policyholder is deemed to become entitled to receive, at the disposition time, proceeds of the disposition equal to the total of

(i) the value of the interest at the disposition time, and

(ii) an amount equal to

(A) if the disposition time is before Budget Day, nil, and

(B) if the disposition time is on or after Budget Day, the amount, if any, by which the fair market value at the disposition time of the consideration given for the interest exceeds the value of the interest at the disposition time;

(b) the person that acquires the interest because of the disposition is deemed to acquire it, at the disposition time, at a cost equal to the total determined under paragraph (a) in respect of the disposition;

(c) in computing the paid-up capital in respect of each class of shares of the capital stock of a corporation at any time at or after the disposition time there shall be deducted the amount determined by the formula

(A – B) × C/A

where

A	is the increase, if any, as a result of the disposition, in the paid-up capital in respect of all the shares of the capital stock of the corporation,

B	is the total determined under paragraph (a) in respect of the disposition, and

C	is the increase, if any, as a result of the disposition, in the paid-up capital in respect of the class of shares, computed without reference to this paragraph as it applies to the disposition;

(d) any contribution of capital to a corporation or partnership in connection with the disposition is deemed, to the extent that it exceeds the amount determined under subparagraph (a)(i) in respect of the disposition, not to result in a contribution of capital for the purpose of applying paragraphs 53(1)(c) and (e) at or after the disposition time;

(e) any contributed surplus of a corporation that arose in connection with the disposition is deemed, to the extent that it exceeds the amount determined under subparagraph (a)(i) in respect of the disposition, not to be contributed surplus for the purpose of applying subsection 84(1) at or after the disposition time; and

(f) if the disposition time is before Budget Day,

(i) paragraphs (c) to (e) and subparagraphs (ii) to (iv) apply in respect of the disposition only if at least one person whose life was insured under the policy before Budget Day is alive on Budget Day,

(ii) in applying paragraphs (c) to (e) in respect of the disposition, a reference in those paragraphs to “disposition time” is to be read as “the start of Budget Day”,

(iii) if at any time (“the conversion time”) before Budget Day the paid-up capital of a class of shares of the capital stock of a corporation was increased, the increase occurred as a result of any action by which the corporation converted any of its contributed surplus into paid-up capital in respect of the class of shares, the contributed surplus arose in connection with the disposition, and subsection 84(1) did not apply to deem the corporation to pay a dividend at the conversion time in respect of the increase, in computing the paid-up capital in respect of that class of shares on or after Budget Day, there shall be deducted the amount determined by the formula

(A – B × A/D) × C/A

where

A	is the increase, if any, as a result of the conversion, in the paid-up capital in respect of all the shares of the capital stock of the corporation, computed without reference to this paragraph as it applies to the disposition,

B	is the amount determined under subparagraph (a)(i) in respect of the disposition,

C	is the increase, if any, as a result of the conversion, in the paid-up capital in respect of the class of shares, computed without reference to this paragraph as it applies to the disposition, and

D	is the total amount of the corporation’s contributed surplus that arose in connection with the disposition, and

(iv) in computing the paid-up capital in respect of each class of shares of the capital stock of a corporation on or after Budget Day, there shall be added the amount, if any, determined by the formula

A + B + C

where

A	is the amount, in respect of that class, determined by the formula in paragraph (c) in respect of the disposition at the start of Budget Day,

B	is the amount, in respect of that class, determined by subparagraph (iii) in respect of the disposition at the start of Budget Day, and

C	is the paid-up capital in respect of that class immediately before the start of Budget Day.

59 The Act and Income Tax Regulations are further modified to make such amendments as are necessary to give effect to the proposals relating to Life Insurance Policies described in the budget documents tabled by the Minister of Finance in the House of Commons on Budget Day.

Debt-Parking to Avoid Foreign Exchange Gains

60 The Act is modified to give effect to the proposals relating to Debt-Parking to Avoid Foreign Exchange Gains described in the budget documents tabled by the Minister of Finance in the House of Commons on Budget Day.

Valuation for Derivatives

61 (1) Section 10 of the Act is amended by adding the following after subsection (14):

Derivatives

(15) For the purposes of this section, property of a taxpayer that is a swap agreement, a forward purchase or sale agreement, a forward rate agreement, a futures agreement, an option agreement, or any similar agreement is deemed not to be inventory of the taxpayer.

(2) Subsection (1) applies to agreements entered into on or after Budget Day.

62 (1) Subsection 18(1) of the Act is amended by striking out “and” at the end of paragraph (v), by adding “and” at the end of paragraph (w) and by adding the following after that paragraph:

Derivatives — lower of cost and market

(x) any reduction in a taxation year in the value of a property if

(i) the method used by the taxpayer to value the property at the end of the year for purposes of computing the taxpayer’s profit from a business or property is the cost at which the taxpayer acquired it or its fair market value at the end of the year, whichever is lower,

(ii) the property is described in subsection 10(15), and

(iii) the property is not disposed of by the taxpayer in the year.

(2) Subsection (1) applies to agreements entered into on or after Budget Day.

Eligible Capital Property

63 (1) Subsection 13(34) of the Act is replaced by the following:

Goodwill

(34) Where a taxpayer carries on a particular business,

(a) there is deemed to be a single goodwill property in respect of the particular business;

(b) if at any time the taxpayer acquires goodwill as part of an acquisition of all or a part of another business that is carried on, after the acquisition, as part of the particular business — or is deemed by subsection (35) to acquire goodwill in respect of the particular business — the cost of the goodwill is added at that time to the cost of the goodwill property in respect of the particular business;

(c) if at any time the taxpayer disposes of goodwill as part of the disposition of part of the particular business, receives proceeds of disposition a portion of which is attributable to goodwill and continues to carry on the particular business or is deemed by subsection (36) to dispose of goodwill in respect of the particular business,

(i) the taxpayer is deemed to dispose at that time of a portion of the goodwill property in respect of the particular business having a cost equal to the lesser of the cost of the goodwill property in respect of the particular business otherwise determined and the portion of the proceeds attributable to goodwill, and

(ii) the cost of the goodwill property in respect of the particular business is reduced at that time by the amount determined under subparagraph (i); and

(d) if paragraph (c) applies to more than one disposition of goodwill at the same time, that paragraph and subsection (38) apply as if each disposition had occurred separately in the order designated by the taxpayer or, if the taxpayer does not designate an order, in the order designated by the Minister.

Outlays not relating to property

(35) If at any time a taxpayer makes or incurs an outlay or expense on account of capital for the purpose of gaining or producing income from a business carried on by the taxpayer, the taxpayer is deemed to acquire at that time goodwill in respect of the business with a cost equal to the amount of the outlay or expense if no portion of the amount is

(a) the cost, or any part of the cost, of a property;

(b) deductible in computing the taxpayer’s income from the business (determined without reference to this subsection);

(c) not deductible in computing the taxpayer’s income from the business because of any provision of this Act (other than paragraph 18(1)(b)) or the Income Tax Regulations;

(d) paid or payable to a creditor of the taxpayer as, on account of or in lieu of payment of, any debt, or on account of the redemption, cancellation or purchase of any bond or debenture; or

(e) where the taxpayer is a corporation, partnership or trust, paid or payable to a person as a shareholder, partner or beneficiary, as the case may be, of the taxpayer.

Receipts not relating to property

(36) If at any time a taxpayer has or may become entitled to receive an amount (in this subsection referred to as the “receipt”) on account of capital in respect of a business that is or was carried on by the taxpayer, the taxpayer is deemed to dispose, at that time, of goodwill in respect of the business for proceeds of disposition equal to the amount by which the receipt exceeds the total of all outlays or expenses that were made or incurred by the taxpayer for the purpose of obtaining the receipt and that were not otherwise deductible in computing the taxpayer’s income, if the following conditions are satisfied (determined without reference to this subsection):

(a) the receipt is not included in computing the taxpayer’s income, or deducted in computing, for the purposes of this Act, any balance of undeducted outlays, expenses or other amounts for the year or a preceding taxation year;

(b) the receipt does not reduce the cost or capital cost of a property or the amount of an outlay or expense; and

(c) the receipt is not included in computing any gain or loss of the taxpayer from a disposition of a capital property.

Class 14.1 — transitional rules

(37) If a taxpayer has incurred an eligible capital expenditure in respect of a business before January 1, 2017 and carries on the business on that day,

(a) at the beginning of that day, the total capital cost of all property of the taxpayer included in Class 14.1 of Schedule II to the Income Tax Regulations in respect of the business, each of which was an eligible capital property of the taxpayer immediately before that day or is the goodwill property in respect of the business, is deemed to be the amount determined by the formula

4/3 × (A + B – C)

where

A	is the amount that is the cumulative eligible capital in respect of the business at the beginning of that day,

B	is the amount determined for F in the definition cumulative eligible capital in subsection 14(5) (as that subsection applied immediately before that day) in respect of the business at the beginning of that day, and

C	is the amount by which the total of all amounts determined, in respect of the business, for E or F in the definition cumulative eligible capital in subsection 14(5) (as that subsection applied immediately before that day), exceeds the total of all amounts determined for A to D.1 in that definition in respect of the business at the beginning of that day, including any adjustment required by subparagraph (d)(i);

(b) at the beginning of that day, the capital cost of each property of the taxpayer included in the class in respect of the business, each of which was an eligible capital property of the taxpayer immediately before that day or is the goodwill property in respect of the business, is to be determined as follows:

(i) the taxpayer shall designate the order in which the capital cost of each property that is not the goodwill property is determined and, if the taxpayer does not designate an order, the Minister may designate the order,

(ii) the capital cost of a particular property that is not the goodwill property in respect of the business is deemed to be the lesser of the eligible capital expenditure of the taxpayer in respect of the particular property and the amount by which the total capital cost of the class determined under paragraph (a) exceeds the total of all amounts each of which is an amount deemed by this subparagraph to be the capital cost of a property that is determined in advance of the determination of the capital cost of the particular property, and

(iii) the capital cost of the goodwill property is deemed to be the amount by which the total capital cost of the class exceeds the total of all amounts each of which is an amount deemed by subparagraph (ii) to be the capital cost of a property;

(c) an amount is deemed to have been allowed to the taxpayer in respect of property of the class under regulations made under paragraph 20(1)(a) in computing the taxpayer’s income for taxation years ending before that day equal to the amount by which

(i) the total of the total capital cost of the class and the amount determined for C in paragraph (a)

exceeds

(ii) the amount determined for A in paragraph (a);

(d) if no taxation year of the taxpayer ends immediately before that day and the taxpayer would have had a particular amount included, because of paragraph 14(1)(b) (as that paragraph applied immediately before that day), in computing the taxpayer’s income from the business for the particular taxation year that includes that day if the particular year had ended immediately before that day,

(i) for the purposes of the formula in paragraph (a), 3/2 of the particular amount is to be included in computing the amount for B of the definition cumulative eligible capital in subsection 14(5) (as that subsection applied immediately before that day),

(ii) the taxpayer is deemed to dispose of a capital property in respect of the business immediately before that day for proceeds of disposition equal to twice the particular amount,

(iii) if the taxpayer elects in writing to have this subparagraph apply and files that election with the Minister on or before the filing-due date for the particular year, subparagraph (ii) does not apply and an amount equal to the particular amount is to be included in computing the taxpayer’s income from the business for the particular year,

(iv) if, on or after that day and in the particular year, the taxpayer acquires a property included in the class in respect of the business, or is deemed by subsection (35) to acquire goodwill in respect of the business, and the taxpayer elects in writing to have this subparagraph apply and files that election with the Minister on or before the filing-due date for the particular year,

(A) for the purposes of subparagraphs (ii) and (iii), the particular amount is to be reduced by the lesser of the particular amount otherwise determined and 1/2 of the capital cost of the property or goodwill acquired (determined without reference to clause (B)), and

(B) the capital cost of the property or goodwill acquired, as the case may be, is to be reduced by twice the amount by which the particular amount is reduced under clause (A), and

(v) if, in the particular year and before that day, the taxpayer disposed of a qualified farm or fishing property (as defined in subsection 110.6(1)) that was an eligible capital property of the taxpayer, the capital property disposed of under subparagraph (ii), if any, is deemed to be a qualified farm or fishing property to the extent of the lesser of

(A) the proceeds of disposition of the capital property, and

(B) the amount by which the proceeds of disposition of the qualified farm or fishing property exceed its cost.

Class 14.1 — transitional rule

(38) If at any time a taxpayer disposes of a particular property included in Class 14.1 of Schedule II to the Income Tax Regulations in respect of a business and none of subsections 24(2), 70(5.1), 73(3.1), 85(1), 88(1), 98(3) and (5), 107(2) and 107.4(3) apply to the disposition, then for the purpose of determining the undepreciated capital cost of the class, the taxpayer is deemed to have acquired a property of the class immediately before that time with a capital cost equal to the least of 1/4 of the proceeds of disposition of the particular property, 1/4 of the capital cost of the particular property and

(a) if the particular property is not goodwill and is acquired before January 1, 2017 by the taxpayer, 1/4 of the capital cost of the particular property;

(b) if the particular property is not goodwill, is acquired on or after that day by the taxpayer and subsection (39) deems an amount to have been allowed under paragraph 20(1)(a) in respect of the taxpayer’s acquisition of the particular property, that amount;

(c) if the particular property (other than a property to which paragraph (b) applies) is not goodwill and is acquired on or after that day by the taxpayer — in circumstances under which any of subsections 24(2), 70(5.1), 73(3.1), 85(1), 88(1), 98(3) and (5), 107(2) and 107.4(3) apply — from a person or partnership that would have been deemed under this subsection to have acquired a property if none of those subsections had applied, the capital cost of the property that would have been deemed under this subsection to have been acquired by the person or partnership;

(d) if the particular property is goodwill, the amount by which

(i) the total of all amounts each of which is

(A) 1/4 of the amount determined under subparagraph (37)(b)(iii) in respect of the business,

(B) if goodwill is acquired on or after that day by the taxpayer and subsection (39) deems an amount to have been allowed under paragraph 20(1)(a) in respect of the taxpayer’s acquisition of the goodwill, that amount, or

(C) if goodwill is acquired (other than an acquisition in respect of which clause (B) applies) on or after that day by the taxpayer — in circumstances under which any of subsections 24(2), 70(5.1), 73(3.1), 85(1), 88(1), 98(3) and (5), 107(2) and 107.4(3) apply — from a person or partnership that would have been deemed under this subsection to have acquired a property if none of those subsections had applied, the capital cost of the property that would have been deemed under this subsection to have been acquired by the person or partnership exceeds

(ii) the total of all amounts each of which is the capital cost of a property deemed by this subsection to have been acquired by the taxpayer at or before that time in respect of another disposition of goodwill in respect of the business; and

(e) in any other case, nil.

Class 14.1 — transitional rule

(39) If at any time a taxpayer acquires a particular property included in Class 14.1 of Schedule II to the Income Tax Regulations in respect of a business, the acquisition of the particular property is part of a transaction or series of transactions or events that includes a disposition (in this subsection referred to as the “prior disposition”) at or before that time of the particular property, or a similar property, by the taxpayer or a person or partnership that does not deal at arm’s length with the taxpayer and subsection (38) applies in respect of the prior disposition, then for the purpose of determining the undepreciated capital cost of the class, an amount is deemed to have been allowed under paragraph 20(1)(a) to the taxpayer in respect of the particular property in computing the taxpayer’s income for taxation years ending before the acquisition equal to the lesser of the capital cost of the property deemed by subsection (38) to be acquired in respect of the prior disposition and 1/4 of the capital cost of the particular property.

Class 14.1 — transitional rule

(40) For the purposes of subsections (37) to (39) and subsections 40(13) to (16), cumulative eligible capital, eligible capital expenditure, eligible capital property and exempt gains balance have the meanings that would be assigned to those expressions if the Act read as it did immediately before 2017.

(2) Subsection (1) comes into force on January 1, 2017.

64 (1) Section 14 of the Act is repealed.

(2) Subsection (1) comes into force on January 1, 2017.

65 (1) Paragraph 20(1)(b) of the Act is replaced by the following:

(b) the lesser of

(i) the portion of the amount (that is not otherwise deductible in computing the income of the taxpayer) that is an expense incurred in the year for the incorporation of a corporation, and

(ii) $3,000 less the total of all amounts each of which is an amount deducted by another taxpayer in respect of the incorporation of the corporation;

(2) Subsection (1) comes into force on January 1, 2017 and applies in respect of expenses incurred after 2016.

66 (1) Subparagraph 39(1)(a)(i) of the Act is repealed.

(2) Subsection (1) comes into force on January 1, 2017.

67 (1) Section 40 of the Act is amended by adding the following after subsection (12):

Class 14.1 — transitional rules

(13) Subsection (14) applies in respect of a disposition by a taxpayer of a property that is included in Class 14.1 of Schedule II to the Income Tax Regulations in respect of a business of the taxpayer if

(a) the property was an eligible capital property of the taxpayer immediately before January 1, 2017;

(b) the amount determined for Q in the definition cumulative eligible capital in subsection 14(5) in respect of the business immediately before that day is greater than nil;

(c) the amount determined for B in that definition in respect of the business immediately before that day is nil; and

(d) no amount is included in the taxpayer’s income for a taxation year because of paragraph 13(37)(d).

Class 14.1 — transitional rules

(14) If this subsection applies in respect of a disposition at any time by a taxpayer of a property, the taxpayer’s capital gain from the disposition is to be reduced by such amount as the taxpayer claims, not exceeding the amount by which

(a) 2/3 of the amount determined for Q in the definition cumulative eligible capital in subsection 14(5) in respect of the business immediately before 2017 exceeds

(b) the total of all amounts each of which is an amount claimed under this subsection in respect of another disposition at or before that time.

Class 14.1 — transitional rules

(15) Subsection (16) applies in respect of a disposition by an individual of a property that is included in Class 14.1 of Schedule II to the Income Tax Regulations in respect of a business of the individual if

(a) the property was an eligible capital property of the individual immediately before January 1, 2017; and

(b) the individual’s exempt gains balance in respect of the business is greater than nil for the taxation year that includes that day.

Class 14.1 — transitional rules

(16) If this subsection applies in respect of a disposition at any time by an individual of a property, the individual’s capital gain from the disposition is to be reduced by such amount as the individual claims, not exceeding the amount by which

(a) twice the amount of the individual’s exempt gains balance in respect of the business for the taxation year that includes January 1, 2017 exceeds the total of

(b) if paragraph 13(37)(d) applies in respect of the business for the individual’s taxation year that includes January 1, 2017, the amount determined for D in paragraph 14(1)(b) for the purposes of paragraph 13(37)(d), and

(c) the total of all amounts each of which is an amount claimed under this subsection in respect of another disposition at or before that time.

(2) Subsection (1) comes into force on January 1, 2017.

68 (1) The definition eligible capital property in section 54 of the Act is repealed.

(2) Subsection (1) comes into force on January 1, 2017.

69 (1) The definitions adjustment time, cumulative eligible capital, eligible capital amount, eligible capital expenditure and eligible capital property in subsection 248(1) of the Act are repealed.

(2) The definition property in subsection 248(1) of the Act is amended by striking out “and” at the end of paragraph (c), by adding “and” at the end of paragraph (d) and by adding the following after paragraph (d):

(e) the goodwill of a business;

(3) Subsections (1) and (2) come into force on January 1, 2017.

70 (1) Paragraph 1100(1)(a) of the Income Tax Regulations is amended by adding the following after subparagraph (xii)

(xii.1) of Class 14.1, 5 per cent,

(2) Subsection 1100(1) of the Regulations is amended by adding the following after paragraph (c):

Additional allowances — Class 14. 1

(c.1) for a taxation year that ends before 2027, such additional amount as the taxpayer may claim in respect of property of Class 14.1 of Schedule II not exceeding

(i) 2% of the particular amount by which the undepreciated capital cost of the class at the beginning of 2017 exceeds the total of all amounts each of which is

(A) the amount of a deduction taken under paragraph 20(1)(a) of the Act in respect of the class for a preceding taxation year, and

(B) equal to three times the amount of the capital cost of a property deemed by subsection 13(38) of the Act to be acquired by the taxpayer in the year or a preceding year, and

(ii) the amount determined by the formula

A – B

where

A	is the least of

(A) $500,

(B) the particular amount determined under subparagraph (i), and

(C) the undepreciated capital cost of the class to the taxpayer as of the end of the year (before making any deduction under paragraph 20(1)(a) of the Act in respect of the class for the year), and

B	is the total of all amounts deductible for the year under paragraph 20(1)(a) of the Act in respect of the class because of subparagraph (i) or (a)(xii.1);

(3) Subsections (1) and (2) come into force on January 1, 2017.

71 (1) Schedule II of the Income Tax Regulations is amended by adding the following after Class 14:

CLASS 14.1

(5 per cent)

Property of a taxpayer that, in respect of a business of the taxpayer,

(a) is goodwill;

(b) was eligible capital property of the taxpayer immediately before January 1, 2017 and is owned by the taxpayer at the beginning of that day; or

(c) is acquired after 2016, other than

(i) property that is tangible or corporeal property,

(ii) property that is not acquired for the purpose of gaining or producing income from business,

(iii) property in respect of which any amount is deductible (otherwise than as a result of being included in this class) in computing the taxpayer’s income from the business,

(iv) property in respect of which any amount is not deductible in computing the taxpayer’s income from the business because of any provision of the Act (other than paragraph 18(1)(b)) or these Regulations,

(v) an interest in a trust,

(vi) an interest in a partnership,

(vii) a share, bond, debenture, mortgage, hypothecary claim, note, bill or other similar property, or

(viii) property that is an interest in, or for civil law a right in, or a right to acquire, a property described in any of subparagraphs (i) to (vii).

(2) Subsection (1) comes into force on January 1, 2017.

72 The Act is further amended by making other consequential amendments as a result of sections 63 to 71.

Cross-Border Surplus Stripping

73 (1) Paragraph (k) of the definition proceeds of disposition in section 54 of the Act is replaced by the following:

(k) any amount that would otherwise be proceeds of disposition of property of a taxpayer to the extent that the amount is deemed by subsection 84.1(1), 212.1(1.1) or 212.2(2) to be a dividend paid to the taxpayer;

(2) Subsection (1) applies in respect of dispositions that occur on or after Budget Day.

74 (1) Section 212.1 of the Act is amended by replacing subsection (1) with the following:

Non-arm’s length sales of shares by non-residents

212.1 (1) Subsection (1.1) applies if a non-resident person or designated partnership (in this subsection and subsections (1.1) and (1.2) referred to as the “non-resident person”) disposes of shares (in this section referred to as the “subject shares”) of any class of the capital stock of a corporation resident in Canada (in this section referred to as the “subject corporation”) to another corporation resident in Canada (in this section referred to as the “purchaser corporation”) with which the non-resident person does not (otherwise than because of a right referred to in paragraph 251(5)(b)) deal at arm’s length and, immediately after the disposition, the subject corporation is connected (within the meaning that would be assigned by subsection 186(4) if the references in that subsection to “payer corporation” and “particular corporation” were read as “subject corporation” and “purchaser corporation”, respectively) with the purchaser corporation.

Non-arm’s length sales of shares by non-residents

(1.1) If this subsection applies,

(a) the amount, if any, by which the fair market value of any consideration (other than any share of the capital stock of the purchaser corporation) received by the non-resident person from the purchaser corporation for the subject shares exceeds the paid-up capital in respect of the subject shares immediately before the disposition shall, for the purposes of this Act, be deemed to be a dividend paid at the time of the disposition by the purchaser corporation to the non-resident person and received at that time by the non-resident person from the purchaser corporation; and

(b) in computing the paid-up capital at any particular time after March 31, 1977 of any particular class of shares of the capital stock of the purchaser corporation, there shall be deducted that proportion of the amount, if any, by which the increase, if any, by virtue of the disposition, in the paid-up capital, computed without reference to this section as it applies to the disposition, in respect of all of the shares of the capital stock of the purchaser corporation exceeds the amount, if any, by which

(i) the paid-up capital in respect of the subject shares immediately before the disposition exceeds

(ii) the fair market value of the consideration described in paragraph (a),

that the increase, if any, by virtue of the disposition, in the paid-up capital, computed without reference to this section as it applies to the disposition, in respect of the particular class of shares is of the increase, if any, by virtue of the disposition, in the paid-up capital, computed without reference to this section as it applies to the disposition, in respect of all of the issued shares of the capital stock of the purchaser corporation.

Deemed consideration

(1.2) For the purposes of subsections (1) and (1.1), if, in the absence of this subsection, no consideration would be received by the non-resident person from the purchaser corporation for the subject shares, the non-resident person is deemed to receive consideration other than shares of the capital stock of the purchaser corporation from the purchaser corporation for the subject shares, the fair market value of which is equal to the amount, if any, by which the fair market value of the subject shares disposed of by the non-resident person exceeds the amount of any increase because of the disposition in the fair market value of the shares of the capital stock of the purchaser corporation.

(2) Subparagraph 212.1(2)(a)(ii) of the Act is replaced by the following:

(ii) the total that would be determined under subparagraph (i) if this Act were read without reference to paragraph (1.1)(b), and

(3) Paragraph 212.1(2)(b) of the Act is replaced by the following:

(b) the total of all amounts each of which is an amount required by paragraph (1.1)(b) to be deducted in computing the paid-up capital in respect of the particular class of shares after March 31, 1977 and before the particular time.

(4) The portion of paragraph 212.1(3)(a) of the Act before subparagraph (i) is replaced by the following:

(a) a non-resident person or designated partnership shall, for greater certainty, be deemed not to deal at arm’s length with a purchaser corporation at the time of a disposition described in subsection (1) if the non-resident person or designated partnership was,

(5) The portion of paragraph 212.1(3)(b) of the Act before subparagraph (i) is replaced by the following:

(b) for the purposes of determining whether or not a particular non-resident person or designated partnership (in this paragraph referred to as the “taxpayer”) referred to in paragraph (a) was a member of a group of less than 6 persons that controlled a corporation at any time, any shares of the capital stock of that corporation owned at that time by

(6) Subsection 212.1(4) of the Act is replaced by the following:

Where section does not apply

(4) Notwithstanding subsection (1), subsection (1.1) does not apply in respect of a disposition by a non-resident corporation of shares of a subject corporation to a purchaser corporation if

(a) immediately before the disposition, the purchaser corporation controlled the non-resident corporation; and

(b) it is not the case that, at the time of the disposition, or as part of a transaction or event or series of transactions or events that includes the disposition, a non-resident person or designated partnership

(i) owns, directly or indirectly, shares of the capital stock of the purchaser corporation, and

(ii) does not deal at arm’s length with the purchaser corporation.

(7) Subsections (1) to (6) apply in respect of dispositions that occur on or after Budget Day.

75 (1) Paragraph 212.2(1)(b) of the Act is replaced by the following:

(b) subsection 212.1(1.1) does not apply in respect of the disposition;

(2) Subsection (1) applies in respect of dispositions that occur on or after Budget Day.

Extension of the Back-to-Back Rules

76 The Act is modified to give effect to the proposals relating to Extension of the Back-to-Back Rules described in the budget documents tabled by the Minister of Finance in the House of Commons on Budget Day.

Notice of Ways and Means Motion to Amend the Excise Tax Act

That it is expedient to amend the Excise Tax Act as follows:

Health Measures

1 (1) Section 1 of Part V.1 of Schedule V to the Excise Tax Act is amended by striking out “or” at the end of paragraph (n), by adding “or” at the end of paragraph (o) and by adding the following after paragraph (o):

(p) a service rendered to an individual for the purpose of enhancing or otherwise altering the individual’s physical appearance and not for medical or reconstructive purposes or a right entitling a person to the service.

(2) Subsection (1) applies to any supply made after Budget Day.

2 (1) Section 21 of Part II of Schedule VI to the Act is replaced by the following:

21 A supply of an insulin infusion pump, an insulin syringe, an insulin pen or an insulin pen needle.

(2) Subsection (1) applies to

(a) any supply made after Budget Day; and

(b) any supply made on or before Budget Day unless, on or before that day, an amount was charged, collected or remitted as or on account of tax under Part IX of the Act in respect of the supply.

3 (1) Part II of Schedule VI to the Act is amended by adding the following after section 25:

25.1 A supply of an intermittent urinary catheter if the catheter is supplied on the written order of a specified professional for use by a consumer named in the order.

(2) Subsection (1) applies to any supply made after Budget Day.

Exported Call Centre Services

4 (1) Part V of Schedule VI to the Act is amended by adding the following after section 23:

23.1 A supply made to a non-resident person that is not registered under Subdivision d of Division V of Part IX of the Act of a service of rendering to individuals technical or customer support by means of telecommunications if the nonresident person is not a consumer of the service and it can reasonably be expected at the time the supply is made that the technical or customer support is to be rendered primarily to individuals who are outside Canada at the time the support is rendered, but not including a supply of

(a) an advisory, consulting or professional service; or

(b) a service of acting as an agent of the non-resident person or of arranging for, procuring or soliciting orders for supplies by or to the non-resident person.

(2) Subsection (1) applies to

(a) any supply made after Budget Day; and

(b) any supply made on or before that day if the supplier did not, on or before that day, charge, collect or remit an amount as or on account of tax under Part IX of the Act in respect of the supply.

GST/HST on Donations to Charities

5 (1) The Act is amended by adding the following after section 163:

Donation — value of consideration

164 For the purposes of this Part, if a charity or a public institution makes a taxable supply of property or service to another person, if the value of the property or service is included in determining the amount of the advantage in respect of a gift by the other person to the charity or public institution under subsection 248(32) of the Income Tax Act and if a receipt referred to in subsection 110.1(2) or 118.1(2) of that Act may be issued, or could be issued if the other person were an individual, in respect of part of the consideration for the supply, then the value of the consideration for the supply is deemed to be equal to the fair market value of the property or service at the time the supply is made.

(2) Subsection (1) applies to any supply made after Budget Day. It also applies to any taxable supply, other than a supply to which subsection (3) applies, made by a person on or before that day but after December 20, 2002 if, on or before Budget Day, the person

(a) did not charge, collect or remit an amount as or on account of tax under Part IX of the Act in respect of the supply; or

(b) charged an amount as or on account of tax under Part IX of the Act that is less than the amount of tax that would have been payable under that Part in respect of the supply in the absence of section 164 of the Act, as enacted by subsection (1).

(3) For the purposes of Part IX of the Act (other than sections 232 and 261 of the Act, section 5 of Part V.1 of Schedule V to the Act and section 10 of Part VI of Schedule V to the Act), a taxable supply of property or service made by a charity or a public institution to another person after December 20, 2002 but on or before Budget Day is deemed to have been made for no consideration if

(a) the value of the property or service is included in determining the amount of the advantage in respect of a gift by the other person to the charity or public institution under subsection 248(32) of the Income Tax Act;

(b) a receipt referred to in subsection 110.1(2) or 118.1(2) of the Income Tax Act may be issued, or could be issued if the other person were an individual, in respect of part of the consideration for the supply;

(c) the fair market value of the property or service at the time the supply is made is less than $500; and

(d) on or before Budget Day, the charity or public institution

(i) did not, charge, collect or remit an amount as or on account of tax under Part IX of the Excise Tax Act in respect of the supply, or

(ii) charged an amount as or on account of tax under Part IX of the Act that is less than the amount of tax that would have been payable under that Part in respect of the supply in the absence of section 164 of the Act, as enacted by subsection (1).

De Minimis Financial Institutions

6 (1) Section 149 of the Act is amended by adding the following after subsection (4.01):

Exclusion of interest

(4.02) In determining a total under paragraph (1)(c) for a person (in this subsection and subsection (4.03) referred to as the “depositor”), interest from another person in respect of a deposit of money received or held by the other person in the usual course of its deposit-taking business is not to be included if

(a) the other person is

(i) a bank,

(ii) a credit union,

(iii) a corporation authorized under the laws of Canada or a province to carry on the business of offering to the public its services as a trustee, or

(iv) a corporation authorized under the laws of Canada or a province to accept deposits from the public and that carries on the business of lending money on the security of real property or investing in indebtedness on the security of mortgages or hypothecs on real property; and

(b) the other person is obligated, or may by the demand of the depositor become obligated, to repay the money on or before the particular day that is 364 days after the day on which the deposit of money is made.

Repayment obligation — special cases

(4.03) For the purpose of paragraph (4.02)(b), in determining whether the other person is obligated, or may by the demand of the depositor become obligated, to repay the money on or before the particular day that is 364 days after the day on which the deposit of money is made, the following rules apply:

(a) if the other person is obligated to repay the money to the depositor on a fixed day and also is or may become obligated to repay the money on an earlier day by virtue of a right of withdrawal, reinvestment or other right afforded to the depositor by the terms under which the money was solicited or received or is held, then only the obligation to repay on the fixed day is to be considered, whether or not the right is exercised; and

(b) if the other person is obligated to repay the money to the depositor on a fixed day and also is or may become obligated to repay the money on a later day by virtue of a right afforded to any person to extend the term of the deposit at a rate or rates of interest determined at the time the money was solicited or received, then only the obligation to repay on the later day is to be considered, whether or not the right is exercised.

(2) Subsection (1) applies

(a) for the purpose of determining if a person is a financial institution throughout the person’s taxation years that begin on or after Budget Day; and

(b) for the purpose of determining if a person is a reporting institution under section 273.2 of the Act throughout the person’s fiscal year that begins before Budget Day and that ends on or after that day.

Application of GST/HST to Cross-Border Reinsurance

7 (1) The description of B in the definition external charge in section 217 of the Act is replaced by the following:

B	is the total of all amounts, each of which is included in the amount determined under the description of A and is

(a) a permitted deduction for the specified year or a preceding specified year of the qualifying taxpayer, other than a returned commission included in paragraph (b), or

(b) if a particular amount, included in the amount determined under the description of A, is any part of the value of the consideration for a supply made to the qualifying taxpayer of a financial service that includes the issuance, renewal, variation or transfer of ownership of a policy of reinsurance in respect of one or more particular insurance policies issued by the qualifying taxpayer, an amount (in this description referred to as a “returned commission”) included in the particular amount that

(i) is attributable to expenses incurred exclusively in Canada by the qualifying taxpayer to issue and administer the particular insurance policies,

(ii) is returned to the qualifying taxpayer as a ceding commission in respect of the particular insurance policies, and

(iii) is required to be included under the Income Tax Act in computing the qualifying taxpayer’s income for the specified year or for another specified year of the qualifying taxpayer, or would be so required to be included if the conditions set out in subparagraphs (a)(i) to (iii) of the description of A applied to the qualifying taxpayer.

(2) Paragraph (a) of the definition loading in section 217 of the Act is replaced by the following:

(a) if the financial service includes the issuance, renewal, variation or transfer of ownership of an insurance policy but not of any other qualifying instrument, the total of

(i) the estimate of the net premium of the insurance policy, and

(ii) if the insurance policy is a policy of reinsurance, the margin for risk transfer of the insurance policy;

(3) The description of A in paragraph (c) of the definition loading in section 217 of the Act is replaced by the following:

A	is the total of

(i) the estimate of the net premium of the insurance policy, and

(ii) if the insurance policy is a policy of reinsurance, the margin for risk transfer of the insurance policy, and

(4) Paragraph (k) of the definition permitted deduction in section 217 of the Act is replaced by the following:

(k) consideration (other than interest referred to in paragraph (g), dividends referred to in paragraph (h) or consideration referred to in paragraph (k.1)) for a specified non-arm’s length supply made to the qualifying taxpayer less the total of all amounts, each of which is a part of the value of the consideration and is loading;

(k.1) consideration (other than interest referred to in paragraph (g) or dividends referred to in paragraph (h)) for a specified non-arm’s length supply made to the qualifying taxpayer of a financial service of issuing, renewing, varying or transferring the ownership of a policy of reinsurance, issued by an insurer to the qualifying taxpayer, in respect of one or more particular insurance policies issued by the qualifying taxpayer, if

(i) the policy of reinsurance is in accordance with all applicable guidelines with respect to sound reinsurance practices and procedures, as amended from time to time, that are issued by the Superintendent or a provincial regulatory authority having powers similar to those of the Superintendent,

(ii) the qualifying taxpayer pays to the insurer, or to persons related to the insurer (each of which is referred to in this paragraph as an “affiliate”), amounts (each of which is referred to in this paragraph as a “fee”) under one or more agreements in writing, each of which is not the policy of reinsurance and is between the qualifying taxpayer and the insurer or an affiliate,

(iii) the fees include 99% or more of the total of all amounts, each of which

(A) is payable to the insurer or to an affiliate for property acquired, manufactured or produced, or for a service acquired or performed, in whole or in part outside Canada in respect of the policy of reinsurance, and

(B) does not represent

(I) the estimate of the net premium of the policy of reinsurance,

(II) the margin for risk transfer of the policy of reinsurance, or

(III) expenses incurred exclusively in Canada by the qualifying taxpayer to issue and administer the particular insurance policies,

(iv) each fee paid by the qualifying taxpayer to the insurer or an affiliate

(A) is commensurate with the arm’s length transfer price, as defined in subsection 247(1) of the Income Tax Act, for the provision of the property and services to which the fee relates, and

(B) is allowed as a deduction, an allowance or an allocation for a reserve under the Income Tax Act in computing the qualifying taxpayer’s income for a specified year, or would be so allowed if the conditions set out in sub-paragraphs (a)(i) to (iii) of the description of A in the definition qualifying consideration applied to the qualifying taxpayer, and

(v) the qualifying taxpayer pays or remits any amount that is payable or remittable under this Part by the qualifying taxpayer in respect of each fee paid by the qualifying taxpayer to the insurer or an affiliate;

(5) Paragraph (a) of the description of B in the definition qualifying consideration in section 217 of the Act is replaced by the following:

(a) an amount that is a permitted deduction for the specified year or a preceding specified year of the qualifying taxpayer, other than an amount that is included in paragraph (b) or that is a returned commission included in paragraph (c),

(6) The description of B in the definition qualifying consideration in section 217 of the Act is amended by adding “or” at the end of paragraph (b) and by adding the following after paragraph (b):

(c) if a particular amount, included in the amount determined under the description of A, is any part of the value of the consideration for a supply made to the qualifying taxpayer of a financial service that includes the issuance, renewal, variation or transfer of ownership of a policy of reinsurance in respect of one or more particular insurance policies issued by the qualifying taxpayer, an amount (in this description referred to as a “returned commission”) included in the particular amount that

(i) is attributable to expenses incurred exclusively in Canada by the qualifying taxpayer to issue and administer the particular insurance policies,

(ii) is returned to the qualifying taxpayer as a ceding commission in respect of the particular insurance policies, and

(iii) is required to be included under the Income Tax Act in computing the qualifying taxpayer’s income for the specified year or for another specified year of the qualifying taxpayer, or would be so required to be included if the conditions set out in subparagraphs (a)(i) to (iii) of the description of A applied to the qualifying taxpayer.

(7) Section 217 of the Act is amended by adding the following in alphabetical order:

ceding commission means an amount that is paid to a particular insurer by another insurer under an agreement for the supply of a financial service that includes the issuance, renewal, variation or transfer of ownership of a policy of reinsurance issued by the other insurer in respect of one or more particular insurance policies issued by the particular insurer and that compensates the particular insurer for property acquired, manufactured or produced, and for services acquired or performed, exclusively in Canada by the particular insurer in order to issue and administer the particular insurance policies.

margin for risk transfer means an amount payable to a particular insurer by another insurer under an agreement for the supply of a financial service, which includes the issuance, renewal, variation or transfer of ownership of a policy of reinsurance issued by the particular insurer, that exclusively represents compensation for the assumption, by the particular insurer, of the risk of potential future claims under particular insurance policies issued by the other insurer and that is in addition to the estimate of the net premium of the policy of reinsurance.

(8) Subsections (1) to (7) apply to any specified year of a person that ends after November 16, 2005, except that for purposes of applying the definition permitted deduction in section 217 of the Act, as amended by subsection (4), in respect of an amount of consideration for a specified non-arm’s length supply that became due, or was paid without having become due, on or before that day, paragraph (k) of that definition is to be read without reference to the words “less the total of all amounts, each of which is a part of the value of the consideration and is loading”.

(9) If, in assessing under section 296 of the Act tax payable by a person under Division IV of Part IX of the Act for a particular specified year of the person, an amount was taken into consideration as an external charge or as qualifying consideration for the particular specified year and as a result of the application of the definitions ceding commission, external charge, loading, margin for risk transfer, permitted deduction and qualifying consideration in section 217 of the Act, as amended by subsections (1) to (7), the amount or part of the amount is not qualifying consideration for any specified year of the person and is not an external charge for any specified year of the person for which an election under subsection 217.2(1) of the Act is in effect, the person is entitled until the day that is one year after the day on which the legislation enacting subsections (1) to (7) receives royal assent to request in writing that the Minister of National Revenue make an assessment, reassessment or additional assessment for the purpose of taking into account that the amount or the part of the amount, as the case may be, is not, if an election under subsection 217.2(1) of the Act is in effect for the particular specified year, an external charge for the particular specified year or, in any other case, qualifying consideration for the particular specified year and, on receipt of the request, the Minister must with all due dispatch

(a) consider the request; and

(b) under section 296 of the Act assess, reassess or make an additional assessment of the tax payable by the person under Division IV of Part IX of the Act for any specified year of the person, and of any interest, penalty or other obligation of the person, solely for the purpose of taking into account that the amount or the part of the amount, as the case may be, is not, if an election under subsection 217.2(1) of the Act is in effect for the particular specified year, an external charge for the particular specified year or, in any other case, qualifying consideration for the particular specified year.

8 (1) Subparagraph 217.1(4)(b)(ii) of the Act is replaced by the following:

(ii) a permitted deduction of the qualifying taxpayer for the specified year or a preceding specified year of the qualifying taxpayer, other than a permitted deduction of the qualifying taxpayer that is included under paragraph (a) of the description of B in the formula in the definition external charge in section 217 in calculating an external charge of the qualifying taxpayer for the specified year or a preceding specified year of the qualifying taxpayer,

(2) Subsection (1) applies to any specified year of a person that ends after November 16, 2005.

Closely Related Test

9 (1) The portion of the definition qualifying subsidiary before paragraph (a) in subsection 123(1) of the English version of the Act is replaced by the following:

qualifying subsidiary of a particular corporation means another corporation in respect of which the particular corporation holds qualifying voting control and owns not less than 90% of the value and number of the issued and outstanding shares, having full voting rights under all circumstances, of the capital stock of the other corporation, and includes

(2) Paragraph (a) of the definition filiale déterminée in subsection 123(1) of the French version of the Act is replaced by the following:

a) la personne morale relativement à laquelle la personne morale donnée détient le contrôle admissible des voix et est propriétaire d’au moins 90 % de la valeur et du nombre des actions, émises et en circulation et comportant plein droit de vote en toutes circonstances, du capital-actions de la personne morale;

(3) Subsections (1) and (2) apply as of the day that is one year after Budget Day. They also apply as of the day after Budget Day

(a) in respect of an election under subsection 150(1) or 156(2) of the Act that is to become effective on a day that is after Budget Day but before the day that is one year after Budget Day, unless the election is filed on or before Budget Day; and

(b) for the purpose of applying paragraphs 4(3)(b) and (c) of the Financial Services and Financial Institutions (GST/HST) Regulations in respect of a supply of a service if the agreement for the supply is entered into after Budget Day but before the day that is one year after Budget Day and it is not the case that all or substantially all of the service will be performed before the day that is one year after Budget Day.

10 (1) The portion of paragraph 128(1)(a) of the Act before subparagraph (i) is replaced by the following:

(a) qualifying voting control in respect of the other corporation is held by, and not less than 90% of the value and number of the issued and outstanding shares, having full voting rights under all circumstances, of the capital stock of the other corporation are owned by,

(2) Section 128 of the Act is amended by adding the following after subsection (1):

Qualifying voting control

(1.1) For the purposes of this Part, a person or a group of persons holds qualifying voting control in respect of a corporation at any time if at that time

(a) the person, or the members of the group collectively, as the case may be, own shares of the corporation to which are attached not less than 90% of the shareholder votes that may be cast in respect of each matter, other than a matter

(i) for which a statute of a country, or of a state, province, or other political subdivision of a country, that applies to the corporation provides, in respect of the vote of the shareholders of the corporation on the matter, that

(A) any shareholder of the corporation has voting rights that are different from the voting rights that the shareholder would otherwise have under the letters patent, instrument of continuance or other constating instrument by which the corporation was incorporated or continued, including any amendment to, or restatement of, the constating instrument, or

(B) holders of a class or series of shares of the corporation are entitled to vote separately as a class or series, or

(ii) that is a prescribed matter or a matter that meets prescribed conditions or arises in prescribed circumstances; or

(b) the person or group, as the case may be, is a prescribed person or group in relation to the corporation.

(3) Section 128 of the Act is amended by adding the following after subsection (3):

Voting right controlled by another person

(4) For purposes of subsection (1.1), a particular person is deemed not to own a share at a particular time if

(a) another person has a right under a contract, in equity or otherwise, either immediately or in the future and either absolutely or contingently, to control the voting rights attached to the share, unless the right is not exercisable at the particular time because its exercise is contingent on the death, bankruptcy or permanent disability of an individual; and

(b) the other person is not closely related to the particular person at the particular time.

(4) Subsection (1) applies as of the day that is one year after Budget Day. It also applies as of the day after Budget Day

(a) in respect of an election under subsection 150(1) or 156(2) of the Act that is to become effective on a day that is after Budget Day but before the day that is one year after Budget Day, unless the election is filed on or before Budget Day; and

(b) for the purpose of applying paragraphs 4(3)(b) and (c) of the Financial Services and Financial Institutions (GST/HST) Regulations in respect of a supply of a service if the agreement for the supply is entered into after Budget Day but before the day that is one year after Budget Day and it is not the case that all or substantially all of the service will be performed before the day that is one year after Budget Day.

(5) Subsections (2) and (3) are deemed to have come into force on the day after Budget Day.

11 (1) Clause 156(1.1)(a)(ii)(A) of the Act is replaced by the following:

(A) both holds qualifying voting control in respect of a corporation that is a member of a qualifying group of which the other person is a member and owns at least 90% of the value and number of the issued and outstanding shares, having full voting rights under all circumstances, of the capital stock of the corporation, or

(2) The portion of subparagraph 156(1.1)(b)(i) of the Act before clause (A) is replaced by the following:

(i) qualifying voting control in respect of the other person is held by, and not less than 90% of the value and number of the issued and outstanding shares, having full voting rights under all circumstances, of the capital stock of the other person are owned by,

(3) Clauses 156(1.1)(b)(i)(A) to (C) of the French version of the Act are replaced by the following:

(A) la société de personnes donnée,

(B) une personne morale, ou une société de personnes canadienne, qui est membre d’un groupe admissible dont la société de personnes donnée est membre,

(C) plusieurs des personnes morales ou sociétés de personnes visées aux divisions (A) et (B),

(4) The portion of subparagraph 156(1.1)(b)(ii) of the Act before clause (A) is replaced by the following:

(ii) qualifying voting control in respect of a corporation is held by, and not less than 90% of the value and number of the issued and outstanding shares, having full voting rights under all circumstances, of the capital stock of the corporation are owned by,

(5) Clauses 156(1.1)(b)(ii)(A) and (B) of the French version of the Act are replaced by the following:

(A) l’autre personne, si la personne morale est membre d’un groupe admissible dont la société de personnes donnée est membre,

(B) la société de personnes donnée, si la personne morale est membre d’un groupe admissible dont l’autre per-sonne est membre,

(6) Subsections (1) to (5) apply as of the day that is one year after Budget Day. They also apply as of the day after Budget Day in respect of an election under subsection 156(2) of the Act that is to become effective on a day that is after Budget Day but before the day that is one year after Budget Day, unless the election is filed on or before Budget Day.

12 If a supply is made between a person and a corporation that have jointly made an election under subsection 150(1) of the Act, if the election is in effect on Budget Day and on the day on which the agreement for the supply is entered into and if the agreement is entered into after Budget Day but before the day that is one year after Budget Day, then paragraph 150(2)(b) of the Act is to be read as follows in respect of the supply:

(b) an imported taxable supply, as defined in section 217;

(b.1) a supply made between a person and a corporation if

(i) the supply is

(A) a supply of a service and it is not the case that all or substantially all of the service will be performed before the day that is one year after Budget Day, or

(B) a supply of property by way of lease, licence, or similar arrangement and it is not the case that all or substantially all of the property will be delivered or made available to the recipient of the supply before the day that is one year after Budget Day, and

(ii) the person and the corporation

(A) are not members of the same closely related group at any time that is after the day on which the agreement for the supply is entered into but that is before the day that is one year after Budget Day, or

(B) are not members of the same closely related group on the day that is one year after Budget Day; or

Eligible Capital Property

13 (1) The definition capital property in subsection 123(1) of the Act is replaced by the following:

capital property, in respect of a person, means property that is, or would be if the person were a taxpayer under the Income Tax Act, capital property of the person within the meaning of that Act, other than property described in Class 12, 14, 14.1 or 44 of Schedule II to the Income Tax Regulations;

(2) Subsection (1) comes into force on January 1, 2017.

Notice of Ways and Means Motion to amend the Excise Tax Act, the Excise Act, 2001 and Other Tax Legislation

That it is expedient to amend the Excise Tax Act, the Excise Act, 2001 and other tax legislation as follows:

Restricting the Relief of Excise Tax on Diesel and Aviation Fuel

Heating Oil

1 (1) Subsection 2(1) of the Excise Tax Act is amended by adding the following in alphabetical order:

heating oil means any fuel oil that is consumed exclusively for providing heat to a home, building or similar structure and that is not consumed for generating heat in an industrial process, including any commercial process that involves removing moisture from a good.

(2) Subsection (1) comes into force, or is deemed to have come into force, on July 1, 2016.

(3) In respect of fuel oil that is delivered to a purchaser or imported, as heating oil, before July 2016, in respect of which no tax was imposed, levied or collected under subsection 23(1) of the Act at the time of delivery or importation and that is not intended for use, or not used, after June 2016, as heating oil, within the meaning of that term if the definition heating oil in subsection 2(1) of the Act, as enacted by subsection (1), had been in force at the time of delivery or importation, subsection 23(9.1) of the Act is to be read as follows:

(9.1) Where fuel other than aviation gasoline has been purchased or imported for a use for which the tax imposed under this Part on diesel fuel was not payable before July 2016 and the purchaser or importer sells or appropriates the fuel after June 2016 for a purpose for which the fuel could not have been purchased or imported after June 2016 without payment of the tax imposed under this Part on the fuel, the tax imposed under this Part on the diesel fuel shall be payable by the person who sells or appropriates the fuel

(a) where the fuel is sold, at the time of delivery to the purchaser; and

(b) where the fuel is appropriated, at the time of that appropriation.

(4) In respect of diesel fuel that is delivered to a purchaser after Budget Date but before July 2016, sub-paragraphs 68.01(1)(a)(i) and (ii) of the Act are to be read as follows:

(i) to the vendor, if the vendor applies for the payment, the purchaser certifies that the diesel fuel is either for use exclusively, before July 2016, as heating oil, or for use exclusively, after June 2016, as heating oil, within the meaning of that term if the definition heating oil in subsection 2(1) of the Act, as enacted by subsection 1(1) of this ways and means motion, had been in force at the time of delivery and the vendor reasonably believes that the purchaser will use it exclusively as the purchaser has certified,

(ii) to the purchaser, if the purchaser applies for the payment, the purchaser uses, before July 2016, the diesel fuel as heating oil, or uses, after June 2016, the diesel fuel as heating oil, within the meaning of that term if the definition heating oil in subsection 2(1) of the Act, as enacted by subsection 1(1) of this ways and means motion, had been in force at the time of delivery and no application in respect of the diesel fuel can be made by the vendor under subparagraph (i); or

Generation of Electricity

2 (1) Paragraph 23(8)(c) of the Act is replaced by the following:

(c) diesel fuel for use in the generation of electricity, unless the diesel fuel is used in or by a vehicle, including a conveyance attached to the vehicle, of any mode of transportation.

(2) Subsection (1) applies to diesel fuel delivered to a purchaser, or imported, after June 2016.

(3) In respect of diesel fuel that is delivered to a purchaser, or imported, before July 2016, in respect of which no tax was imposed, levied or collected under subsection 23(1) of the Act at the time of delivery or importation and that is used after June 2016 in the generation of electricity in or by a vehicle, including a conveyance attached to the vehicle, of any mode of transportation, subsection 23(9.1) of the Act is to be read as follows:

(9.1) Where fuel other than aviation gasoline has been purchased or imported for a use for which the tax imposed under this Part on diesel fuel or aviation fuel was not payable before July 2016 and the purchaser or importer sells or appropriates the fuel after June 2016 for a purpose for which the fuel could not have been purchased or imported after June 2016 without payment of the tax imposed under this Part on the fuel, the tax imposed under this Part on diesel fuel or aviation fuel shall be payable by the person who sells or appropriates the fuel

(a) where the fuel is sold, at the time of delivery to the purchaser; and

(b) where the fuel is appropriated, at the time of that appropriation.

3 (1) Paragraph 68.01(1)(b) of the Act is replaced by the following:

(b) to a purchaser who applies for the payment and who uses the diesel fuel to generate electricity, unless the diesel fuel is used in or by a vehicle, including a conveyance attached to the vehicle, of any mode of transportation.

(2) Subsection (1) applies in respect of diesel fuel used after June 2016.

Enhancing Certain Security and Collection Provisions in the Excise Act, 2001

Security Provisions

4 (1) Paragraph 5(1)(b) of the Regulations Respecting Excise Licences and Registrations is replaced by the following:

(b) in the case of a tobacco licence, be sufficient to ensure payment of the amount of duty referred to in paragraph 160(b) of the Act up to a maximum amount of $5 million.

(2) Subsection (1) comes into force on the later of the day that is 3 months after Budget Date, and the day on which the legislation enacting section 6 receives royal assent.

5 (1) Subsection 4.1(2) of the Stamping and Marking of Tobacco Products Regulations is replaced by the following:

(2) Subject to subsection (3), if the amount referred to in paragraph (1)(a) is greater than $5 million, the amount of security for the purpose of subsection 25.1(3) of the Act is $5 million.

(2) Subsection (1) comes into force on the later of the day that is 3 months after Budget Date, and the day on which the legislation enacting section 6 receives royal assent.

Collection Provisions

6 (1) The Excise Act, 2001 is amended by adding the following after section 286:

Over $10,000,000 — security

286.1 (1) The Minister may, by sending a notice to a person, require security in a form satisfactory to the Minister and in an amount up to a specified amount that is the greater of $0 and the amount that is determined by the formula

(A/2) – B – $10,000,000

where

A	is the total of all amounts, each of which is

(a) an amount that the person has been assessed under this Act in respect of which a portion remains unpaid, or

(b) a penalty that the person is liable to pay under this Act in respect of which a portion remains unpaid; and

B	is the greater of $0 and the amount that is determined by the formula

C – (D/2)

where

C	is the total of all amounts that the person has paid against the amount determined for A in the first formula in this subsection, and

D	is the amount determined for A in the first formula in this subsection.

When security to be furnished

(2) The security required under subsection (1) shall be furnished to the Minister no later than 60 days following the day on which the Minister required the security.

Types of security

(3) The types of security acceptable for the purpose of subsection (1) are those types of security that are acceptable for the purposes of paragraph 23(3)(b).

Failure to comply

(4) Despite subsections 286(1) to (7), the Minister may collect an amount equivalent to the amount of security that was required under subsection (1) if the security required under that subsection is not furnished to the Minister as set out in this section.

(2) Subsection (1) applies to amounts that a person has been assessed, and penalties for which a person becomes liable, after the day on which the enacting legislation receives royal assent.

DRAFT
AMENDMENTS TO
VARIOUS GST/HST
REGULATIONS

Draft Amendments to Various GST/HST Regulations

Reporting of Grandparented Housing Sales

1 The definition specified housing supply in section 1 of the Electronic Filing and Provision of Information (GST/HST) Regulations is replaced by the following:

specified housing supply means a particular supply made to a person of a residential complex that is a qualifying housing supply and in respect of which the total of all amounts, each of which is the consideration payable for the particular supply or for any other taxable supply made to the person of an interest in the residential complex, is equal to or greater than $450,000.

2 Section 4 of the Regulations is amended by striking out “or” at the end of paragraph (a), by adding “or” at the end of paragraph (b) and by adding the following after paragraph (b):

(c) a return for the reporting period in respect of which the person makes an election under section 8.1.

3 The Regulations are amended by adding the following after section 8:

Simplified reporting of specified housing supplies — election

8.1 (1) If a person makes specified housing supplies in respect of which tax under subsection 165(1) of the Act becomes payable before May 1, 2016 and the person files an election in respect of a particular reporting period of the person that ends on or after May 1, 2016 and before 2017 or, if no reporting period ends on or after May 1, 2016 and before 2017, that is the first reporting period of the person that ends after 2016, for the purposes of section 284.01 of the Act, the following amounts are prescribed amounts in respect of a specified return for the particular reporting period:

(a) for each calendar year, beginning with 2010 and ending with the calendar year in which the particular reporting period ends, the total of all consideration for specified housing supplies made by the person in Ontario in respect of which tax becomes payable during that calendar year but on or before the last day of the particular reporting period;

(b) for each calendar year, beginning with 2010 and ending with the calendar year in which the particular reporting period ends, the total of all consideration for specified housing supplies made by the person in Nova Scotia in respect of which tax becomes payable during that calendar year but on or before the last day of the particular reporting period;

(c) for each calendar year, beginning with 2010 and ending with 2013, the total of all consideration for specified housing supplies made by the person in British Columbia in respect of which tax becomes payable during that calendar year but before April 1, 2013; and

(d) for each calendar year, beginning with 2013 and ending with the calendar year in which the particular reporting period ends, the total of all consideration for specified housing supplies made by the person in Prince Edward Island in respect of which tax becomes payable during that calendar year but on or before the last day of the particular reporting period.

Non-application of sections 3 and 8

(2) If an election is filed by a person under subsection (1) in respect of a particular reporting period of the person,

(a) section 3 does not apply to a return filed for the particular reporting period; and

(b) section 8 does not apply to the particular reporting period and to any reporting period of the person ending before the particular reporting period.

Form and filing of election

(3) An election under subsection (1) in respect of a particular reporting period of a person is to

(a) be made in prescribed form containing prescribed information; and

(b) be filed by the person with the Minister in prescribed manner on or after May 1, 2016 but no later than the day on or before which the return for the particular reporting period is required to be filed.

4 Section 12 of the Regulations is replaced by the following:

Number of housing units

12 If a person is required to report an amount determined under any of sections 8 to 10 in respect of residential complexes in a specified return for a reporting period of the person, for the purposes of section 284.01 of the Act, the number (in these Regulations referred to as the “specified number”) of those residential complexes that were supplied by the person in each of Ontario, Nova Scotia, British Columbia and Prince Edward Island and in respect of which the amount is determined under any of sections 8 to 10 for the reporting period is prescribed information.

5 Section 1 applies

(a) in respect of any reporting period of a person that ends after Budget Day; and

(b) to any supply made by a person of a residential complex that is a qualifying housing supply in respect of which tax under subsection 165(1) of the Act becomes payable on or after July 1, 2010 but on or before the last day of a reporting period if the person files an election under section 8.1 of the Electronic Filing and Provision of Information (GST/HST) Regulations, as enacted by section 3, in respect of the reporting period.

6 Sections 2 to 4 apply in respect of any reporting period of a person that ends on or after July 1, 2010.

Closely Related Test

7 (1) The portion of section 3 of the Closely Related Corporations (GST/HST) Regulations before sub-paragraph (a)(i) is replaced by the following:

3 For the purposes of paragraph 128(1)(b) of the Act, a corporation (in this section referred to as the “other corporation”) is a prescribed corporation in relation to a particular corporation if

(a) it is the case that

(2) The portion of subparagraph 3(a)(i) of the French version of the Regulations before clause (A) is replaced by the following:

(i) les actions déterminées de l’autre personne morale représentant au moins 90 % de la valeur et du nombre de telles actions remplissent chacune l’une des conditions suivantes :

(3) Subclause 3(a)(i)(C)(II) of the Regulations is replaced by the following:

(II) a corporation in respect of which employees referred to in subclause (I) hold qualifying voting control and own not less than 90% of the total value and number of all specified shares,

(4) Subparagraph 3(a)(ii) of the French version of the Regulations is replaced by the following:

(ii) les actions déterminées de l’autre personne morale représentant au moins 50 % de la valeur et du nombre de telles actions appartiennent chacune à une personne morale visée aux divisions (i)(A) ou (B),

(5) Paragraph 3(a) of the Regulations is amended by striking out “and” at the end of subparagraph (i), by adding “and” at the end of subparagraph (ii) and by adding the following after subparagraph (ii):

(iii) the particular corporation would hold qualifying voting control in respect of the other corporation if the particular corporation were to own

(A) all of the issued and outstanding specified shares of the capital stock of the other corporation that are included in clauses (i)(A) to (D), and

(B) all of the issued and outstanding shares of the capital stock of the other corporation that are not specified shares and that would be included in clauses (i)(A) to (D) if they were specified shares; or

(6) Paragraph 3(b) of the Regulations is replaced by the following:

(b) qualifying voting control in respect of the other corporation is held by and not less than 90% of the total value and number of all specified shares of the other corporation are owned by

(i) the particular corporation,

(ii) a corporation that is closely related to the particular corporation by reason of paragraph 128(1)(a) of the Act,

(iii) a corporation that is a prescribed corporation in relation to the particular corporation by reason of paragraph (a), or

(iv) any combination of the corporations referred to in subparagraphs (i) to (iii).

8 Section 7 applies as of the day that is one year after Budget Day. It also applies as of the day after Budget Day

(a) in respect of an election under subsection 150(1) or 156(2) of the Act that is to become effective on a day that is after Budget Day but before the day that is one year after Budget Day, unless the election is filed on or before Budget Day; and

(b) for the purpose of applying paragraphs 4(3)(b) and (c) of the Financial Services and Financial Institutions (GST/HST) Regulations in respect of a supply of a service if the agreement for the supply is entered into after Budget Day but before the day that is one year after Budget Day and it is not the case that all or substantially all of the service will be performed before the day that is one year after Budget Day.

Eligible Capital Property

9 (1) The definition eligible capital property in subsection 2(1) of the Streamlined Accounting (GST/HST) Regulations is repealed.

(2) The definition capital asset in subsection 2(1) of the Regulations is replaced by the following:

capital asset of a person means

(a) property that is, or would be if the person were a taxpayer under the Income Tax Act, capital property of the person within the meaning of that Act, and

(b) in respect of a supply that was made by the person at any time before January 1, 2017, property that was, or would have been if the person were a taxpayer under the Income Tax Act, eligible capital property of the person within the meaning of that Act as it read at that time;

(3)	The descriptions of A and B in subsection 2(2) of the Regulations are replaced by the following:

A	is the total of all consideration (other than consideration referred to in section 167.1 of the Act that is attributable to goodwill of a business) that became due, or was paid without having become due, to the registrant in the threshold period for the reporting period for taxable supplies (other than supplies of financial services, supplies by way of sale of real property or capital assets of the registrant and supplies deemed under subsection 177(1.2) of the Act to be made by the registrant) that are or would be, but for that subsection, made in Canada by the registrant;

B	is the total of all tax under Division II that became collectible in the threshold period in respect of taxable supplies (other than supplies of financial services, supplies by way of sale of real property or capital assets of the registrant and supplies deemed under subsection 177(1.2) of the Act to be made by the registrant) that are or would be, but for that subsection, made in Canada by the registrant; and

(4) The descriptions of A and B in paragraph 2(3)(a) of the Regulations are replaced by the following:

A	is the total of all consideration (other than consideration referred to in section 167.1 of the Act that is attributable to goodwill of a business) for taxable supplies (other than supplies of financial services and supplies by way of sale of real property or capital assets of the registrant) made by the registrant that became due, or was paid without having become due, to the registrant in the threshold period for the reporting period,

B	is the total of all tax under Division II that became collectible in the threshold period in respect of taxable supplies (other than supplies of financial services and supplies by way of sale of real property or capital assets of the registrant) made by the registrant, and

(5) The descriptions of D and E in paragraph 2(3)(b) of the Regulations are replaced by the following:

D	is the total of all consideration (other than consideration referred to in section 167.1 of the Act that is attributable to goodwill of a business) for taxable supplies (other than supplies of financial services and supplies by way of sale of real property or capital assets of the associate) made by the associate that became due, or was paid without having become due, to the associate in the particular fiscal year,

E	is the total of all tax under Division II that became collectible in the particular fiscal year in respect of taxable supplies (other than supplies of financial services and supplies by way of sale of real property or capital assets of the associate) made by the associate, and

10 (1) The definition specified property in subsection 15(1) of the Regulations is replaced by the following:

specified property, in respect of a person, means property of the person other than real property and capital assets of the person;

(2) Paragraph (a) of the definition specified supply in subsection 15(1) of the Regulations is replaced by the following:

(a) a supply by way of sale of real property or capital assets of the supplier,

11 (1) The definition specified property in subsection 19(1) of the Regulations is repealed.

(2) Paragraph (a) of the definition designated supply in subsection 19(1) of the Regulations is replaced by the following:

(a) a supply by way of sale of real property or capital assets of the supplier,

(3) Paragraphs (b) and (c) of the definition specified supply in subsection 19(1) of the Regulations are replaced by the following:

(b) a supply by way of sale of a capital asset of the registrant that has a fair market value at the time of the supply of at least $10,000,

(c) a supply made by the registrant by way of sale of a capital asset of the registrant if the registrant has claimed, or is entitled to claim, an input tax credit in respect of the last supply to, or importation by, the registrant of the capital asset,

(4) The description of B in subparagraph 19(3)(c)(i) of the Regulations is replaced by the following:

B	is the total of all tax under Division II that became collectible in the fiscal year of the registrant immediately before the particular fiscal year in respect of taxable supplies (other than supplies by way of sale of real property or capital assets of the registrant) made by the registrant, and

12 Subparagraphs (a)(ii) and (iii) of the description of C in subsection 21(1) of the Regulations are replaced by the following:

(ii) for the particular reporting period or a preceding reporting period of the registrant during which the election was in effect in respect of a supply by way of sale to, importation by, or bringing into a participating province by, the registrant of personal property acquired, imported or brought into the participating province by the registrant for use as a capital asset of the registrant, which personal property has a fair market value at the time of the supply or bringing into the province, or a value as determined under section 215 of the Act at the time of the importation, of at least $10,000,

(iii) for the particular reporting period or a preceding reporting period of the registrant during which the election was in effect in respect of an improvement to a capital asset (other than real property) of the registrant, if the registrant has claimed, or is entitled to claim, an input tax credit in respect of the last supply to, or importation by, the registrant of the capital asset,

13 Subsection 9(1) applies in respect of supplies made on or after January 1, 2017.

14 Subsections 9(2) to (5) and sections 10 to 12 come into force on January 1, 2017.

EXPLANATORY

NOTES –

ELIGIBLE CAPITAL

PROPERTY

Explanatory Notes - Eligible Capital Property

These explanatory notes describe proposed amendments to the Income Tax Act, the Excise Tax Act and related legislation. These explanatory notes describe these proposed amendments, clause by clause, for the Notice of Ways and Means Motions, for the assistance of Members of Parliament, taxpayers and their professional advisors. In these explanatory notes, references to clause numbers are to the respective clause numbers in the Notice of Ways and Means Motion to Amend the Income Tax Act and Other Tax Legislation, in the Notice of Ways and Means Motion to Amend the Excise Tax Act and in the Draft Amendments to Various GST/HST Regulations.

These notes are intended for information purposes only and should not be construed as an official interpretation of the provisions they describe.

Amendments to the Income Tax Act and Related Legislation

Overview

The eligible capital property (ECP) rules in section 14 of the Income Tax Act (the Act) govern the tax treatment of certain expenditures (outlays and expenses described in the definition “eligible capital expenditure” in subsection 14(5)) and receipts (amounts described by E in the definition “cumulative eligible capital” in subsection 14(5)) that are not otherwise accounted for as business revenues or expenses, or under the rules relating to capital property.

The ECP rules are repealed and replaced by new Class 14.1 of Schedule II to the Income Tax Regulations (the Regulations), effective on January 1, 2017. Property that was ECP will be depreciable property and expenditures and receipts that were accounted for under the ECP rules will be accounted for under the rules for depreciable property and capital property. These changes are discussed below as if the changes have come into effect.

Depreciation

New Class 14.1 generally includes goodwill, property that was ECP before January 1, 2017 and property acquired on or after January 1, 2017, the cost of which would be treated as an eligible capital expenditure under the ECP rules. The full cost of property of the new class acquired after January 1, 2017 is added to the undepreciated capital cost (UCC) of the class, instead of only 75% of the cost being added to cumulative eligible capital (CEC) under the ECP rules.

To account for the increase in the portion of the cost of property that is allowed to be depreciated from 75% to 100%, new subparagraph 1100(1)(a)(xii.1) of the Regulations provides that capital cost allowance in respect of the new class may be taken at 5% on a declining balance basis under paragraph 20(1)(a) of the Act, instead of 7% on a declining balance basis under former paragraph 20(1)(b).

Subsection 1101(1) of the Regulations provides for a separate class in respect of each business of a taxpayer. This is consistent with the ECP rules, which provided for a separate CEC pool in respect of each business of a taxpayer. As a result, there is a separate new Class 14.1 in respect of each CEC pool of a taxpayer.

Recapture

Amounts deducted in respect of property of the new class under paragraph 20(1)(a) are subject to recapture under subsection 13(1) of the Act. The reduction in the UCC of the class from the disposition of property is generally equal to the lesser of the proceeds of disposition of the property and the capital cost of the property. The amount of any negative UCC balance is included in income under subsection 13(1) as recapture.

Taxation of gains

Gains from the disposition of property of the new class are taxable under subdivision c of Division B of Part I of the Act. When a capital property is disposed of, the amount by which the proceeds of disposition exceed the cost of the property generally results in a capital gain, 50% of which is included in income as a taxable capital gain.

Expenditures and receipts not related to property

The definition “property” in subsection 248(1) of the Act is broad and includes, for example, a right of any kind whatever. As a result, most, but not all, expenditures and receipts that would be eligible capital expenditures or eligible capital receipts under the ECP rules relate to the acquisition or disposition of a property and, consequently, such amounts result in an adjustment to the UCC of the new CCA class when the property is acquired or disposed of.

New subsections 13(34) to (36) of the Act provide special rules for expenditures and receipts of a business that do not relate to property and that would adjust the CEC of the business under the ECP rules. Such an expenditure or receipt is accounted for by adjusting the capital cost of the goodwill of the business. Subsection 13(34) provides that every business is considered to have goodwill property associated with it, even if there has not been an expenditure to acquire goodwill. Subsections 13(34) and (35) provide that an expenditure that does not relate to property increases the capital cost of the goodwill of a business and, consequently, the UCC of the new CCA class.

Subsections 13(34) and (36) provide that a receipt that does not relate to property reduces the capital cost of the goodwill of a business and, consequently, the UCC of the new CCA class, by the lesser of the capital cost of the goodwill (which could be nil) and the amount of the receipt. If the amount of the receipt exceeds the capital cost of the goodwill, the excess results in a capital gain. Previously deducted depreciation is recaptured to the extent that the reduction to the capital cost of goodwill results in a negative UCC balance.

Transitional rules – additional depreciation

New subparagraph 1100(1)(c.1)(i) of the Regulations provides that, for taxation years that end before 2027, the depreciation rate for the new CCA class is 7 per cent in respect of expenditures incurred before January 1, 2017 instead of the 5 per cent provided by new subparagraph 1100(1)(a)(xii.1).

Transitional rules – undepreciated capital cost balance

New paragraphs 13(37)(a) to (d) generally provide that the UCC of the new class in respect of a business at the beginning of January 1, 2017 is equal to the amount that would have been the CEC balance in respect of the business at the beginning of January 1, 2017.

•

First, paragraph 13(37)(a) deems the total capital cost of all property in Class 14.1 at the beginning of that day to be, generally, 4/3 of the total of the amount that would have been the CEC balance at the beginning of that day and past depreciation claimed under paragraph 20(1)(b) that has not been recaptured before that day.

•	Second, paragraph 13(37)(b) provides rules for allocating that total capital cost as between goodwill property and each identifiable property in the new class that was an eligible capital property.

•

Third, paragraph 13(37)(c) deems an amount to have been allowed as capital cost allowance under paragraph 20(1)(a) before January 1, 2017, such that the UCC balance at the beginning of January 1, 2017 is equal to the amount that would have been the CEC balance at the beginning of January 1, 2017.

The determination of the total capital cost and the allocation of the capital cost of each property that was an eligible capital property before January 1, 2017 is relevant to the calculation of recaptured capital cost allowance and capital gain in respect of the disposition of such a property on or after January 1, 2017. It is not necessary to determine the total capital cost, or to allocate a capital cost to each property, to determine the amount that may be deducted under 20(1)(a) in respect of the new class.

Transitional rules – deemed gain immediately before January 1, 2017

Paragraph 13(37)(d) provides rules for including an amount in a taxpayer’s income in a taxation year that straddles January 1, 2017. The amount of the income inclusion, if any, is relevant to the calculation of the final CEC balance for the purpose of determining the total capital cost of the class under paragraph 13(37)(a). An income inclusion may be required, for instance, if a taxpayer receives proceeds in that taxation year and prior to January 1, 2017, such that there would have been an income inclusion under paragraph 14(1)(b) if the taxation year had instead ended immediately before January 1, 2017. A taxpayer may choose to have the income inclusion reported as business income or as a taxable capital gain.

An election to defer this income inclusion is available in a manner that is conceptually similar to the manner in which income inclusions could be deferred under the ECP rules. Where, on or after January 1, 2017 and in that taxation year the taxpayer acquires a property of the new class or is deemed by subsection 13(35) to have acquired goodwill, the taxpayer may elect to reduce the income inclusion under paragraph 13(37)(d), by up to half of the capital cost of the new property. In this case, the capital cost of the new property is then reduced by twice the amount by which the income inclusion is reduced.

Transitional rules – Dispositions of former ECP

New subsection 13(38) is intended to ensure that receipts related to expenditures incurred before January 1, 2017 do not result in excess recapture when applied to reduce the balance of the new CCA class. Subsection 13(38) provides, in effect, that certain qualifying receipts reduce the UCC of the new CCA class at a 75% rate (the rate at which eligible capital expenditures were added to CEC). Receipts that qualify for the 75% rate are generally receipts from the disposition of a property that was an ECP and receipts that do not represent the proceeds of disposition of property. This is achieved by increasing the UCC of the new class by, generally, 25% of the lesser of the proceeds of disposition and the cost of the property disposed of.

Transitional rules – Non-arm’s length dispositions of former ECP

Although subsection 13(38) increases the UCC balance of the new class for, generally, 25% of the proceeds of disposition of property that was ECP before January 1, 2017, new subsection 13(39) is intended to prevent the use of non-arm’s length transfers to increase the amount that can be depreciated in respect of the new class. Subsection 13(39) generally provides that where a taxpayer acquires a property of the new class, in effect only 3/4 of the capital cost of the property is included in the UCC in respect of the class if

•	the property or a similar property was previously an eligible capital property of the taxpayer or a person or partnership not dealing at arm’s length with the taxpayer; and

•	subsection 13(38) applied to increase the UCC in respect of an earlier disposition of the property or similar property by the taxpayer or the non-arm’s length person or partnership.

This effect is achieved by deeming the taxpayer to have claimed CCA in respect of the new class equal to the lesser of 1/4 of the cost of the property acquired and the amount that was deemed by subsection 13(38) to have been added to the UCC of the new class of the taxpayer or another person or partnership.

Consequential Amendments

The provisions relating to ECP are specifically referenced in various income tax rules. A number of amendments to various Income Tax Act provisions will be required consequential to the repeal of the ECP rules and the creation of new Class 14.1 of depreciable property. The Notice of Ways and Means Motion contains provisions relating to the main substantive proposals for the transition from the ECP regime to the CCA regime, and does not include proposals in respect of less substantive consequential amendments. These notes list the anticipated consequential amendment proposals below. Explanatory notes are provided below in respect of consequential amendments related to the Goods and Services Tax/Harmonized Sales Tax, which are intended to provide that the application of the Goods and Services Tax/Harmonized Sales Tax in this area is not affected.

Income Tax Act

Clause 63

Depreciable property

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13

Section 13 of the Act provides rules relating to depreciable property. As a result of the repeal of the eligible capital property rules in section 14 of the Act and the creation of new Class 14.1 of depreciable property under section 1100 of the Income Tax Regulations, property that was previously eligible capital property is depreciable property in new Class 14.1 and the rules in section 13 apply to this property on and after January 1, 2017. As with the eligible capital property rules, there is a separate expenditure pool in respect of each business of a taxpayer. Each cumulative eligible capital pool of a taxpayer will be replaced by a new undepreciated capital cost pool.

New subsections 13(34) to (36) provide rules relating to goodwill and expenditure and receipts that do not relate to property. New subsections 13(37) to (40) provide transitional rules.

Goodwill

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13(34)

Subsection 13(34) of the Act ensures that the determination of whether a property is depreciable property is made before determining whether the cost of the property is eligible for deduction under sections 66 to 66.4, applicable to taxation years that end after 1987 and before December 6, 1996. Paragraph 1102(1)(a) of the Income Tax Regulations provides the same result for taxation years that end after December 5, 1996.

Subsection 13(34) is replaced as of January 1, 2017.

Consequential on the repeal of the ECP rules and the creation of new Class 14.1 of depreciable property, new subsection 13(34) provides rules for determining the cost of goodwill acquired and disposed of. It is necessary to determine the cost of the goodwill of a business in order to calculate capital gains, the undepreciated capital cost balance of the new class, and the recapture of depreciation previously claimed.

Subsection 13(34) is intended to recognize that goodwill is not a separately identifiable property and can only be disposed of as part of the sale of a business as a going concern. The definition “property” in subsection 248(1) is concurrently amended to provide that the goodwill of a business is property for the purposes of the Act. Goodwill is also included in new Class 14.1 of Schedule II to the Income Tax Regulations.

The combined effect of subsections 13(34) to (36) and the existing rules relating to depreciable property includes the following:

•	Each identifiable property included in the new class has the cost that is identifiable (as applies to other depreciable property).

•	Capital expenditures that do not relate to an identifiable property (or that are to acquire goodwill) are pooled into the cost of a single goodwill property of the business.

•	If a taxpayer receives a capital receipt that does not relate to an identifiable property:

•	the receipt is deemed to be the proceeds of disposition of a portion of the goodwill property of the business;

•	the cost of the property disposed of is the cost in the pool (not exceeding the amount of the proceeds); and

•

where the taxpayer continues to carry on the remaining business, the taxpayer is deemed to still have a goodwill property in respect of the business, but the new cost of that property (if any) is the old cost less the proceeds just received.

In particular, paragraph 13(34)(a) deems there to be a single goodwill property in respect of a particular business.

Paragraph 13(34)(b) provides that if a taxpayer who carries on a particular business acquires goodwill as part of the acquisition of another business that is carried on, after the acquisition, as part of the particular business (or if the taxpayer is deemed by new subsection 13(35) to acquire goodwill in respect of the particular business), the cost of the goodwill acquired is added to the cost of the goodwill in respect of the particular business. That is, a taxpayer is considered to own a single goodwill property in respect of a business, and if goodwill is acquired as a result of a business acquisition (such that the second business becomes part of the first), the taxpayer still has only one goodwill property in respect of the continuing business.

Paragraph 13(34)(c) provides that if a taxpayer who carries on a particular business

•	is deemed by subsection 13(36) to dispose of goodwill in respect of the particular business, or

•

disposes of goodwill as part of the sale of a portion of the particular business, receives proceeds of disposition a portion of which is attributable to goodwill, and continues to carry on the remaining business, then:

(i)	the taxpayer is deemed to have disposed of a portion of the goodwill in respect of the particular business having a cost equal to the lesser of the cost of the single goodwill property in respect of the particular business and the proceeds attributable to goodwill, and

(ii)	the cost of the goodwill property in respect of the particular business is reduced by the amount determined to be the cost of the portion of the goodwill disposed of.

This recognizes that a taxpayer may sell a portion of a business and receive proceeds in respect of goodwill. However, if the remaining business continues the taxpayer still has a goodwill property in respect of that business.

If a taxpayer makes more than one disposition of goodwill at the same time, paragraph 13(34)(d) provides that paragraph 13(34)(c) and subsection 13(38) apply as if each disposition had occurred separately. Subsection 13(38) provides a transitional rule that may apply to increase a taxpayer’s undepreciated capital cost when the taxpayer disposes of certain property included in new Class 14.1.

Example

A taxpayer acquires a business and as part of the acquisition, the taxpayer acquires goodwill at a cost of
$100. The $100 is added to the undepreciated capital cost of new Class 14.1 in respect of the business.

After a few years, the taxpayer decides to expand his business by acquiring a new business. The new business is not carried on as separate business but is combined with the existing business. As part of the acquisition of the new business, the taxpayer acquires goodwill at a cost of $200. Paragraph 13(34)(a)
deems the taxpayer to have a single goodwill property in respect of the business and paragraph 13(34)(b)
provides that the cost of that single goodwill property is $300 (i.e., $100+$200). As well, $200 is added to the undepreciated capital cost of new Class 14.1 in respect of the business, resulting in an undepreciated capital cost of $300 (assuming no deductions have been taken under paragraph 20(1)(a)).

After a few more years, the taxpayer decides to sell a portion of the business.

Scenario 1

As part of the sale, the taxpayer receives proceeds from the sale of goodwill of $50. Paragraph 13(34)(c)
provides that the cost of the goodwill disposed of is $50, which is the lesser of the cost of the single goodwill property in respect of the business ($300) and the proceeds from the disposition of the goodwill disposed of ($50). This results in a $50 reduction in the undepreciated capital cost balance, resulting in an undepreciated capital cost of $250 (assuming no deductions have been taken under paragraph
20(1)(a)). As well, the cost of the goodwill of the remaining business is reduced by $50, resulting in a cost of $250 (i.e., $300-$50).

Scenario 2

The taxpayer instead receives proceeds from the sale of goodwill of $500. Paragraph 13(34)(c) provides that the cost of the goodwill disposed of is $300 (the lesser of the cost of the single goodwill property
($300) and the proceeds of the goodwill disposed of ($500)). This results in a $300 reduction of the undepreciated capital cost balance (to nil) and a $200 capital gain. As well, the cost of the single goodwill property of the remaining business is reduced by $300, to nil.

Scenario 3

The taxpayer disposes of two portions of the business at the same time, and receives proceeds of $500 from two dispositions of goodwill (one for proceeds of $50 and one for proceeds of $450). Paragraph
13(34)(d) allows the taxpayer to designate the order in which the goodwill is disposed of for the purposes of paragraph 13(34)(c). If the taxpayer designates the $50 goodwill to have been disposed of first, there is

(i) a $50 reduction of the undepreciated capital cost balance from that disposition (and the remaining goodwill now has a cost of $250); and

(ii) an additional $250 reduction of the undepreciated capital cost balance from the other disposition. On this second disposition there is also a $200 capital gain, being the difference between the
$450 proceeds and the $250 cost of the remaining goodwill property.

A similar result would occur if the taxpayer designated the $450 portion to have been disposed of first, except that there would be two capital gains: $150 for the first, and $50 for the second.

In either case, if the taxpayer continues to carry on the remaining business, the new cost of the goodwill property in respect of the remaining business would be nil.

Outlays not relating to property

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13(35)

New subsection 13(35) of the Act deems a taxpayer to have acquired goodwill in respect of a business with a cost equal to the amount of certain capital expenditures incurred in respect of the business. The language in subsection 13(35) is based in principle on the definition “eligible capital expenditure” in former subsection 14(5). A main difference is that subsection 13(35) does not apply to expenditures to acquire property.

Property (for example, customer lists and licences, franchise rights and farm quotas of indefinite duration), the cost of which would previously have been treated as an eligible capital expenditure, is generally included in new Class 14.1 of Schedule II to the Income Tax Regulations. Goodwill that is acquired, i.e. when a business is acquired, is a property that is included in new Class 14.1 of Schedule II to the Income Tax Regulations. This is distinguishable from the deemed acquisition of goodwill under subsection 13(35), which relates to capital expenditures that are not incurred to acquire an identifiable property. However, the cost of goodwill deemed acquired under subsection 13(35) is added to the cost of the single goodwill property of the business as a result of new subsection 13(34), and to the undepreciated capital cost of the class in respect of the business as a result of variable A of the definition “undepreciated capital cost” in subsection 13(21).

Subject to paragraphs 13(35)(a) to (e), subsection 13(35) provides that if a taxpayer makes or incurs an outlay or expense, at any time on or after January 1, 2017, on account of capital for the purpose of gaining or producing income from a business carried on by the taxpayer, the taxpayer is deemed to acquire property at that time that is goodwill in respect of the business with a cost equal to the amount of the outlay or expense. (As with eligible capital expenditures, subsection 13(35) does not apply to an outlay or expense that is made for the purpose of gaining or producing income from property.)

Paragraphs 13(35)(a) to (e) provide conditions that must be met in order for subsection 13(35) to apply to an outlay or expense.

Paragraph 13(35)(a) provides that subsection 13(35) does not apply to an outlay or expense if any portion of the amount is the cost, or any part of the cost of property. In order for the cost of property to be added to the undepreciated capital cost of the new class, the property must be prescribed in Class 14.1 of Schedule II to the Income Tax Regulations.

Paragraph 13(35)(b) provides that subsection 13(35) does not apply to an outlay or expense if any portion of the amount would be deductible in computing the taxpayer’s income from the business if subsection 13(35) did not apply.

Paragraph 13(35)(c) provides that subsection 13(35) does not apply to an outlay or expense if any portion of the amount is not deductible in computing the taxpayer’s income from the business because of any provision of the Act (other than paragraph 18(1)(b)) or the Income Tax Regulations. An outlay or expense that is made or incurred for the purpose of gaining or producing exempt income, for example, does not meet the condition in paragraph 13(35)(b) since the deduction of such an outlay or expense is specifically not deductible because of paragraph 18(1)(c).

Paragraph 13(35)(d) provides that subsection 13(35) does not apply to an outlay or expense if any portion of the amount is paid or payable to a creditor of the taxpayer as, on account of or in lieu of payment of, any debt, or on account of the redemption, cancellation or purchase of any bond or debenture.

Paragraph 13(35)(e) provides that subsection 13(35) does not apply to an outlay or expense if any portion of the amount is, where the taxpayer is a corporation, partnership or trust, paid or payable to a person as a shareholder, partner or beneficiary, as the case may be, of the taxpayer.

Subsection 13(35) comes into force on January 1, 2017.

Receipts not relating to property

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13(36)

Subsection 13(36) deems a taxpayer to dispose of goodwill for proceeds equal to the amount of certain capital amounts received in respect of a business. The language in subsection 13(36) is based in principle on variable E of the definition “cumulative eligible capital” in former subsection 14(5). A main difference is that subsection 13(36) does not generally apply to proceeds from the disposition of property.

Subsection 13(36) does not apply to proceeds of disposition of property that is goodwill from the sale of a business as a going concern. Goodwill is deemed to be property under amended subsection 248(1). Proceeds from goodwill are subject to rules that apply generally to the disposition of depreciable property.

Goodwill is included in new Class 14.1 of Schedule II to the Income Tax Regulations. The deemed disposition of goodwill under subsection 13(36) can result in a decrease in the undepreciated capital cost of the class in respect of the business as a result of new subsection 13(34) and variable F of the definition “undepreciated capital cost” in subsection 13(21).

Subject to paragraphs 13(36)(a) to (c), subsection 13(36) provides that if a taxpayer has or may become entitled to receive an amount on account of capital in respect of a business carried on or formerly carried on by the taxpayer, the taxpayer is deemed to dispose of goodwill of the business for proceeds of disposition equal to the amount by which the amount the taxpayer has or may become entitled to receive exceeds all outlays or expenses that were not otherwise deductible in computing the taxpayer’s income and were made or incurred by the taxpayer for the purpose of obtaining the amount.

Paragraphs 13(36)(a) to (c) provide conditions that must be met in order for subsection 13(36) to apply to a receipt.

Paragraph 13(36)(a) provides that subsection 13(36) does not apply to an amount that is included in computing the taxpayer’s income, or deducted in computing any balance of undeducted outlays, expenses or other amounts for the year or a preceding taxation year.

Paragraph 13(36)(b) provides that subsection 13(36) does not apply to an amount that reduces the cost or capital cost of a property or the amount of an outlay or expense.

Paragraph 13(36)(c) provides that subsection 13(36) does not apply to an amount that is included in computing any gain or loss of the taxpayer from a disposition of a capital property.

Subsection 13(36) comes into force on January 1, 2017.

Class 14.1 – transitional rules

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13(37) to (40)

Overview

Subsection 13(37) to (40) provide transitional rules that apply consequential on the repeal of the ECP rules and the creation of new Class 14.1 of depreciable property.

Subsection 13(37) provides rules where a taxpayer incurs an eligible capital expenditure in respect of a business before January 1, 2017. Subsection 13(37) effectively transfers a taxpayer’s existing cumulative eligible capital balance in respect of a business to the undepreciated capital cost balance of the new class in respect of the business.

Paragraphs 13(37)(a) to (c) generally provide that the undepreciated capital cost of the new class in respect of a business at the beginning of January 1, 2017 is equal to the amount that would have been the cumulative eligible capital (CEC) balance in respect of the business at the beginning of January 1, 2017.

•

First, paragraph 13(37)(a) deems the total capital cost of all property in Class 14.1 at the beginning of that day to be, generally, the total of 4/3 of the amount that would have been the CEC balance at the beginning of that day and 4/3 of the amount of past depreciation claimed under paragraph 20(1)(b) that has not been recaptured before that day.

•	Second, paragraph 13(37)(b) provides rules for allocating that total capital cost as between goodwill property and each identifiable property in the new class that was an eligible capital property.

•

Third, paragraph 13(37)(c) deems an amount to have been allowed as capital cost allowance under paragraph 20(1)(a) before January 1, 2017, such that the UCC balance at the beginning of January 1, 2017 is equal to the amount that would have been the CEC balance at the beginning of January 1, 2017.

For taxpayers with a taxation year that straddles January 1, 2017 (i.e., no taxation year ends immediately before January 1, 2017), paragraph 13(37)(d) also provides for an income inclusion where there would be an income inclusion under 14(1)(b) if the taxation year had ended immediately before January 1, 2017. This income inclusion can be deferred or offset in certain circumstances.

Subsection 13(38) provides that, where certain property that was eligible capital property before January 1, 2017 is disposed of on or after January 1, 2017, the undepreciated capital cost of the new class is increased to prevent excess recapture as a result of the effective transfer of the CEC pools under subsection 13(37).

Subsection 13(39) prevents the use of subsection 13(38) to “step-up” the undepreciated capital cost of the new class by means of a non-arm’s length transfer of property that was eligible capital property before January 1, 2017. Subsection 13(39) provides that where such a property is acquired by a taxpayer from a person that does not deal at arm’s length with the taxpayer, the undepreciated capital cost of the new class is decreased. Generally, subsection 13(39) applies to acquisitions of property, the cost of which is attributable to an amount in respect of which subsection 13(38) applied.

Subsection 13(40) provides that, for the purposes of subsections 13(37) to (39) and 40(13) to (16), the definitions “cumulative eligible capital”, “eligible capital expenditure”, “eligible capital property” and “exempt gains balance” have the same meanings that would be assigned to those expressions if the Act read as it did immediately before January 1, 2017.

Deemed total capital cost

ITA

13(37)(a)

Paragraph 13(37)(a) provides the total capital cost (at the beginning of January 1, 2017) of all property of a taxpayer included in Class 14.1 of Schedule II to the Income Tax Regulations in respect of the business, each of which was an eligible capital property of the taxpayer immediately before January 1, 2017 or is the goodwill property in respect of the business.

The total capital cost is important for determining the amount of gains or recapture but is not required to be calculated in order to determine the amount that may be deducted under 20(1)(a) since the undepreciated capital cost on January 1, 2017 will equal the amount that would be the cumulative eligible capital on January 1, 2017.

At the beginning of January 1, 2017, the total capital cost is deemed to be equal to the formula 4/3(A + B – C). The formula is generally equal to the amount of receipts a taxpayer could have received under the ECP rules without resulting in an income inclusion under paragraph 14(1)(b).

Variable A is equal to the positive balance, if any, of the taxpayer’s cumulative eligible capital in respect of the business at the beginning of January 1, 2017. The positive balance of a taxpayer’s undepreciated capital cost on January 1, 2017 is equal to the positive balance of the taxpayer’s cumulative eligible capital on January 1, 2017.

Variable B is equal to the amount determined for F in the definition “cumulative eligible capital” in former subsection 14(5) at the beginning of January 1, 2017. This amount is generally equal to the amount of deductions taken from the cumulative eligible capital pool that have not been recaptured.

Variable C is equal to the negative balance, if any, of the taxpayer’s cumulative eligible capital in respect of the business at the beginning of January 1, 2017. The negative balance of a taxpayer’s cumulative eligible capital is equal to the amount by which the total of all amounts determined, in respect of the business, for E or F in the definition “cumulative eligible capital” in former subsection 14(5), exceeds the total of all amounts determined for A to D.1 in that definition in respect of the business at the beginning of January 1, 2017. This amount includes any adjustment required by subparagraph 13(37)(d)(i) as a result of a deemed gain or income inclusion under paragraph 13(37)(d). Variable C will generally only be positive if a taxation year of the taxpayer straddles January 1, 2017 (i.e., no taxation year ends immediately before January 1, 2017) and the taxpayer receives an eligible capital amount in the taxation year and before January 1, 2017. A negative cumulative eligible capital balance will become the negative undepreciated capital cost balance on January 1, 2017, the amount of which generally result in recapture under subsection 13(1) at the end of the taxation year unless amounts are added to the undepreciated capital cost of the class before the end of the year (e.g., the taxpayer acquires a property of the new class).

Deemed capital cost of a property

ITA

13(37)(b)

Paragraph 13(37)(b) deems the capital cost of each property of the taxpayer that is included in the new class and that is goodwill in respect of the business or was an eligible capital property of the taxpayer immediately before January 1, 2017. The capital cost of these properties is relevant to the calculation of the recapture of depreciation and capital gain upon the disposition of property of the new class but is not required to be determined in order to calculate the amount that can be deducted under paragraph 20(1)(a) in respect of the class.

Subparagraph 13(37)(b)(i) provides that the taxpayer must designate the order in which the capital cost of each property that is not the goodwill property is determined, and that if the taxpayer does not designate an order, the Minister may designate the order.

Subparagraph 13(37)(b)(ii) provides that the capital cost of a particular property in respect of a business (other than goodwill) is deemed to be the lesser of the eligible capital expenditure of the taxpayer in respect of the particular property and the amount by which the total capital cost of the class, as determined by paragraph 13(37)(a), exceeds the total of all amounts each of which is an amount deemed by subparagraph 13(37)(b)(ii) to be the capital cost of a property that is determined in advance of the determination of the capital cost of the particular property. This allows taxpayers to assign available capital cost to each property in the order designated under subparagraph 13(37)(b)(i).

Subparagraph 13(37)(b)(iii) deems the capital cost of the goodwill property in respect of the business to be the amount by which the total capital cost of the class exceeds the total of all amounts each of which is an amount deemed by subparagraph 13(37)(b)(ii) to be the capital cost of a property. The capital cost of each property of the class (other than goodwill) in respect of the business must be determined under 13(37)(b)(ii) before the capital cost of the goodwill property can be determined.

Although the determination of the total capital cost of the class under paragraph 13(37)(a) and the capital cost of a particular property under paragraph 13(37)(b) applies as of January 1, 2017, these determinations are generally not required to be calculated until property of the class is disposed of, because the total capital cost and individual capital costs are not required to be known in order to calculate the undepreciated capital cost of the new class (and likewise the amount that is allowed to be deducted under paragraph 20(1)(a)). This is because paragraph 13(37)(c) ensures that the undepreciated capital cost of the new class at the beginning of January 1, 2017 is equal to the amount that would be the cumulative eligible capital balance in respect of the business at the beginning of January 1, 2017.

Example 1 – Deemed Capital Cost

Before January 1, 2017

In a taxation year ending before January 1, 2017, a taxpayer incurred an eligible capital expenditure of $100, resulting in a cumulative eligible capital balance of $75 (i.e., 3/4 x $100), to acquire a government licence of unlimited duration. In taxation years ending before January 1, 2017, the taxpayer deducted a total of $35 from cumulative eligible capital under paragraph 20(1)(b), resulting in a cumulative eligible capital balance of $40.

On January 1, 2017

The government licence and goodwill are property included in new Class 14.1 of Schedule II to the Income Tax Regulations.

Paragraph 13(37)(a) provides that the total capital cost of property of the new class at the beginning of January 1, 2017 that is goodwill or that was eligible capital property before January 1, 2017 is 4/3 of the amount that would be the cumulative eligible capital at the beginning of January 1, 2017; plus 4/3 of the amount of deductions taken that have not been recaptured; less 4/3 of any negative cumulative eligible capital balance at the beginning of January 1, 2017. The total capital cost of the class is equal to $100 (i.e., 4/3($40+$35-$0)). Subparagraph 13(37)(b)(ii) deems the capital cost of the government licence to be $100 and subparagraph 13(37)(b)(iii) deems the capital cost of the goodwill of the business to be nil.

Example 2 – Deemed Capital Cost

Before January 1, 2017

In a taxation year ending before January 1, 2017, a taxpayer incurred an eligible capital expenditure of $100 to acquire a government licence of unlimited duration, an eligible capital expenditure of $150 to acquire a customer list and an eligible capital expenditure of $50 for incorporation expenses, resulting in a cumulative eligible capital balance of $225 (i.e., 3/4 x ($100+$150+$50)). In taxation years ending before January 1, 2017, the taxpayer deducted a total of $45 from cumulative eligible capital under paragraph 20(1)(b), resulting in a cumulative eligible capital balance of $180 (i.e., $225 – $45). Also in a taxation year ending before January 1, 2017, the taxpayer disposed of the customer list for $112, resulting in a cumulative eligible capital balance of $96 (i.e., $180 – 3/4($112)).

On January 1, 2017

The government licence and goodwill would be property included in new Class 14.1 of Schedule II to the Income Tax Regulations. The customer list and the incorporation expenses would not be property of the new class: the customer list was disposed of before January 1, 2017 and the incorporation expenses were not the cost of an acquisition of property.

Paragraph 13(37)(a) provides that the total capital cost of property of the new class at the beginning of January 1, 2017 that is goodwill property or that was eligible capital property before January 1, 2017 is 4/3 of the amount that would be the cumulative eligible capital at the beginning of January 1, 2017; plus 4/3 of the amount of deductions taken that have not been recaptured; less 4/3 of any negative cumulative eligible capital balance at the beginning of January 1, 2017. The total capital cost equals $188 (i.e., 4/3($96+$45-$0)). Subparagraph 13(37)(b)(ii) deems the capital cost of the government licence to be $100 (i.e., the lesser of the total capital cost and the eligible capital expenditure to acquire the licence) and subparagraph 13(37)(b)(iii) deems the capital cost of the goodwill of the business to be $88 (i.e., $188-$100).

Undepreciated capital cost balance

ITA

13(37)(c)

Paragraph 13(37)(c) ensures that the undepreciated capital cost of the new class in respect of a business at the beginning of January 1, 2017 is equal to the amount that would otherwise be the cumulative eligible capital in respect of the business at the beginning of January 1, 2017. Paragraph 13(37)(c) also ensures that any negative cumulative eligible capital balance is reflected in the calculation of the undepreciated capital cost of the new class.

Paragraph 13(37)(c) deems an amount to have been allowed to the taxpayer in respect of the class under regulations made under paragraph 20(1)(a) in computing the taxpayer’s income for taxation years ending before January 1, 2017, equal to the amount by which the total capital cost of the class (determined by the formula in paragraph 13(37)(a)) and the amount of any negative cumulative eligible capital balance (determined by variable C of the formula in paragraph 13(37)(a)) exceeds the positive cumulative eligible capital balance (determined by variable A of the formula in paragraph 13(37)(a)).

Example 3 – Undepreciated Capital Cost Balance

Before January 1, 2017

In a taxation year ending before January 1, 2017, a taxpayer incurred an eligible capital expenditure of $100, resulting in a cumulative eligible capital balance of $75 (i.e., 3/4 x $100) to acquire a government licence of unlimited duration. In taxation years ending before January 1, 2017, the taxpayer deducted a total of $35 from cumulative eligible capital under paragraph 20(1)(b), resulting in a cumulative eligible capital balance of $40.

On January 1, 2017

The government licence and goodwill are property included in new Class 14.1 of Schedule II to the Income Tax Regulations.

Paragraph 13(37)(a) provides that the total capital cost of property of the new class at the beginning of January 1, 2017 that is goodwill or that was eligible capital property before January 1, 2017 is 4/3 of the amount that would be the cumulative eligible capital at the beginning of January 1, 2017; plus 4/3 of the amount of deductions taken that have not been recaptured; less 4/3 of any negative cumulative eligible capital balance at the beginning of January 1, 2017. The total capital cost would equal $100 (i.e., 4/3($40+$35-$0)). As a result, the amount described by A in the definition “undepreciated capital cost” in subsection 13(21) would be $100.

Paragraph 13(37)(c) would deem an amount to have been allowed to the taxpayer under paragraph 20(1)(a) for taxation years ending before January 1, 2017, equal to the amount by which total capital cost and any negative cumulative eligible capital balance exceeds any positive cumulative eligible capital balance. In this example, this excess equals $60 (i.e., $100+$0-$40). This is, therefore, the amount determined by E in the definition “undepreciated capital cost” in subsection 13(21).

As a consequence, the undepreciated capital cost of the new class at the beginning of January 1, 2017 is $40, which is equal to the amount that would be the CEC balance at the beginning of January 1, 2017.

Accrued gains from eligible capital property

ITA

13(37)(d)

If a taxation year of a taxpayer straddles January 1, 2017 (i.e., it does not end at the end of 2016), paragraph 13(37)(d) deems the taxpayer to have for that year a capital gain (or where a taxpayer elects under subparagraph 13(37)(d)(iii), an income inclusion in respect of a business) if the taxpayer would have had an income inclusion under paragraph 14(1)(b) if the taxpayer’s taxation year had ended immediately before January 1, 2017. This paragraph is intended to ensure that the rules applying to eligible capital property apply to dispositions before January 1, 2017.

Subparagraph 13(37)(d)(i) provides that, for the purposes of the formula in paragraph 13(37)(a), the cumulative eligible capital in respect of a business is increased by 3/2 of the amount that would be included in income under 14(1)(b). This subparagraph effectively reduces the negative cumulative eligible capital balance to account for any taxable capital gain or income inclusion under subparagraphs 13(37)(d)(ii) or (iii).

Subparagraph 13(37)(d)(ii) provides that the taxpayer is deemed to dispose of a capital property in respect of the business immediately before January 1, 2017 for proceeds of disposition equal to twice the amount that would be the income inclusion under 14(1)(b) resulting in a taxable capital gain equal to the amount that would be the income inclusion under 14(1)(b).

Subparagraph 13(37)(d)(iii) allows a taxpayer to elect that subparagraph (ii) does not apply, and instead an amount is to be included in computing the taxpayer’s income from the business for the particular year equal to the amount that would be the income inclusion under paragraph 14(1)(b).

Subparagraph 13(37)(d)(iv) allows a taxpayer to elect to defer the taxable capital gain or income inclusion under subparagraph 13(37)(d)(ii) or (iii) if, on or after January 1, 2017 and in the taxation year that includes January 1, 2017, the taxpayer acquires a property included in the class in respect of the business or is deemed by subsection 13(35) to acquire goodwill in respect of the business. Where a taxpayer makes this election, the taxable capital gain (or income inclusion) is reduced by the lesser of the amount of the taxable capital gain (or the income inclusion) and 1/2 of the capital cost of the property or goodwill acquired. To account for the reduction in the taxable capital gain or income inclusion, the capital cost of the property or goodwill acquired is decreased by twice the amount of the reduction.

Subparagraph 13(37)(d)(v) deems the capital gain under subparagraph 13(37)(d)(ii) to be attributable to the disposition of a qualified farm or fishing property to the extent that the income inclusion that would have occurred under paragraph 14(1)(b) is attributable to the disposition of a qualified farm or fishing property.

Example – Deemed Gain - Taxation year not ending immediately before January 1, 2017

Before January 1, 2017

In a taxation year ending before January 1, 2017, a taxpayer incurred an eligible capital expenditure of $100, resulting in a cumulative eligible capital balance of $75 (i.e., 3/4 x $100) to acquire a government licence of unlimited duration. In taxation years ending before January 1, 2017, the taxpayer deducted a total of $35 from cumulative eligible capital under paragraph 20(1)(b), resulting in a cumulative eligible capital balance of $40.

The taxation year of the taxpayer that includes December 31, 2016 does not end on that day, and the taxpayer disposes of the government licence in that taxation year and before January 1, 2017 for $300.

Variable E of the definition cumulative eligible capital in former subsection 14(1) reduces the cumulative eligible capital of taxpayer by 3/4 of the proceeds of disposition, which equals $225 (i.e., 3/4 x $300). This results in a negative cumulative eligible capital balance of -$185 (i.e., $40-$225).

Immediately before January 1, 2017

Subparagraph 13(37)(d)(ii) deems the taxpayer to have a capital gain immediately before January 1, 2017 equal to the amount that would be included in income under 14(1)(b) if the taxation year ended immediately before January 1, 2017 (unless the taxpayer elects under subparagraph 13(37)(e)(iii) to have an income inclusion from business rather than a capital gain). The taxpayer therefore has a deemed capital gain equal to 4/3 of the amount by which the negative cumulative eligible capital balance exceeds the amount of deductions for depreciation that have been taken and not recaptured. This capital gain is $200 (i.e., 4/3($185-$35)).

On January 1, 2017

The government licence is not included in new Class 14.1 of Schedule II to the Regulations, since it was disposed of before January 1, 2017.

Subparagraph 13(37)(a) provides that the total capital cost of property of the class at the beginning of January 1, 2017 that was eligible capital property before January 1, 2017 is 4/3 of the amount that would be the cumulative eligible capital at the beginning of January 1, 2017; plus 4/3 of the amount of deductions taken that have not been recaptured; less 4/3 of any negative CEC balance. The total capital cost in this example is therefore nil (i.e., 4/3($0+$35-$35)). As a result, the amount described by A in the definition “undepreciated capital cost” in subsection 13(21) is nil and subparagraph 13(37)(b)(iii) deems the capital cost of the goodwill of the business to be nil.

Paragraph 13(37)(c) deems an amount to have been allowed to the taxpayer under paragraph 20(1)(a) for taxation years ending before January 1, 2017, equal to the amount by which total capital cost and any negative cumulative eligible capital balance at the beginning of January 1, 2017 exceeds any positive cumulative eligible capital balance at the beginning of January 1, 2017. This amount equals $35 (i.e., $0+$35-$0). As a result, the amount determined by E in the definition “undepreciated capital cost” in subsection 13(21) would be $35.

As a consequence, the undepreciated capital cost of the new class is negative, negative $35, at the beginning of January 1, 2017, which is equal to the amount that would be the negative cumulative eligible capital balance on January 1, 2017.

The negative undepreciated capital cost balance is included in income as recaptured capital cost allowance under subsection 13(1) at the end of the taxation year unless the undepreciated capital cost balance of the class is increased before the end of the year (e.g., by the acquisition of another property of the class).

Reduced recapture

ITA

13(38)

Consequential on the repeal of the ECP rules and the creation of new Class 14.1 of depreciable property, expenditures that would previously increase the cumulative eligible capital of a taxpayer in respect of a business at a 75% rate will, subject to subsection 13(39), now increase the undepreciated capital cost of the new class at a 100% rate. Receipts that would previously reduce the cumulative eligible capital of a taxpayer in respect of a business at a 75% rate will, subject to subsection 13(38), now reduce the undepreciated capital cost fully included in income.

Subsection 13(38) increases the undepreciated capital cost of new Class 14.1 to the extent necessary to prevent excess recapture when a taxpayer disposes of certain property included in the class. Subsection 13(38) is intended to ensure that a receipt from the disposition of property the cost of which was included in cumulative eligible capital or undepreciated capital cost at a 75% rate does not reduce the undepreciated capital cost at a 100% rate.

To increase the undepreciated capital cost of the class, subsection 13(38) deems a taxpayer to have acquired a depreciable property of the class with a capital cost equal to the least of three amounts: the first two of these are 1/4 of the proceeds of disposition of the property that is disposed of and 1/4 of the capital cost of that property. The third amount is determined under paragraphs 13(38)(a) to (e).

Paragraphs 13(38)(a) to (d) describe four types of property. Paragraph 13(38)(e) is “nil”, and applies if the property disposed of is not described in any of paragraphs 13(38)(a) to (d). In effect, if the property disposed of is not described in any of paragraphs 13(38)(a) to (d), then subsection 13(38) does not apply to decrease the reduction (by the proceeds of disposition) of the undepreciated capital cost of the class.

Subsection 13(38) also does not apply if one of the following rollover provisions applies in respect of the disposition: subsection 24(2), 70(5.1), 73(3.1), 85(1), 88(1), 93(3) or (5), 107(2) or 107.4(3).

Paragraph 13(38)(a), which applies to property (other than goodwill) that is acquired before January 1, 2017, provides that the capital cost of the property deemed to be acquired under subsection 13(38) is limited to 1/4 of the capital cost of the property that is disposed of.

Paragraph 13(38)(b) applies to a disposition of property if:

•	the property is not goodwill,

•	the property was acquired on or after January 1, 2017 by the taxpayer, and

•	subsection 13(39) deemed an amount to have been allowed to a person under paragraph 20(1)(a) in respect of the taxpayer’s acquisition of the property.

If paragraph 13(38)(b) applies, the capital cost of the property deemed to be acquired under subsection 13(38) is limited to the amount that subsection 13(39) deemed to have been allowed to a person under paragraph 20(1)(a) in respect of the taxpayer’s acquisition of the property.

Paragraph 13(38)(c) applies to a disposition of property if:

•	the property is not goodwill,

•	the property was acquired on or after January 1, 2017 by the taxpayer,

•	one of the following “rollover” provisions applied in respect of the acquisition of the property: subsection 24(2), 70(5.1), 73(3.1), 85(1), 88(1), 93(3) or (5), 107(2) or 107.4(3), and

•	the property was acquired from a person or partnership that would have been deemed under subsection 13(38) to have acquired a property if none of those rollover subsections had applied.

If paragraph 13(38)(c) applies, the capital cost of the property deemed to have been acquired under subsection 13(38) is limited to the amount of the capital cost of the property that would have been deemed under subsection 13(38) to have been acquired by the person or partnership.

Paragraph 13(38)(d) applies to a disposition of goodwill and applies in a manner similar to paragraphs 13(38)(a) to (c). That is, the capital cost of the property deemed to have been acquired under subsection 13(38) is limited to the amount by which the total of

•	generally, 1/4 of the deemed capital cost of goodwill as at the beginning of January 1, 2017,

•	the amount, if any, deemed by subsection 13(39) to have been allowed to a person in respect of the taxpayer’s acquisition of goodwill on or after January 1, 2017, and

•

if the taxpayer acquires goodwill on or after January 1, 2017 to which one of the rollover provisions applies, the corresponding amount, if any, that would have been deemed by subsection 13(38) to have been the cost of a property acquired by a person or partnership if none of those rollover provisions had applied exceeds

•	the total of all amounts deemed under subsection 13(38) to have been a capital cost of goodwill in respect of a previous disposition of goodwill.

The interaction of subsections 13(38) and (39) is generally as follows:

•

Subsection 13(38) is a relieving measure that may reduce the rate at which proceeds of a disposition reduce the undepreciated capital cost balance of the class, from 100% of proceeds to 75%, if a related eligible capital expenditure was made prior to January 1, 2017.

•

To put a non-arm’s length transferee in a similar position to a transferor to which subsection 13(38) applies, subsection 13(39) may decrease the rate at which an expenditure increases the undepreciated capital cost balance of the class of the transferee, from 100% of the expenditure to 75%, to the extent that subsection 13(38) applied to the transferor. However, subsection 13(38) may provide relief to the transferee when the transferee subsequently disposes of the property.

•

Subsection 13(38) does not apply if a rollover provision applies to deem the proceeds of a transferor to be an amount. In such a case, 100% of the proceeds will be relevant in computing the transferor’s undepreciated capital cost, but at the same time that amount will be added to the transferee’s undepreciated capital cost. However, subsection 13(38) may provide relief to the transferee when the transferee subsequently disposes of the property.

Example – Disposition of former ECP after January 1, 2017

Before January 1, 2017

In a taxation year ending before January 1, 2017, a taxpayer incurred an eligible capital expenditure of $100, resulting in a cumulative eligible capital balance of $75 (i.e., 3/4 x $100) to acquire a government licence of unlimited duration. In taxation years ending before January 1, 2017, the taxpayer deducted a total of $35 from cumulative eligible capital under paragraph 20(1)(b), resulting in a cumulative eligible capital balance of $40.

On January 1, 2017

The government licence is included in new Class 14.1 of Schedule II to the Income Tax Regulations.

Paragraph 13(37)(a) provides that the total capital cost of property of the new class on January 1, 2017 that is goodwill or that was eligible capital property before January 1, 2017 is 4/3 of the amount that would be the cumulative eligible capital at the beginning of January 1, 2017; plus 4/3 of the amount of deductions taken that have not been recaptured; less 4/3 of any negative cumulative eligible capital balance at the beginning of January 1, 2017. The total capital cost in this example equals $100 (i.e., 4/3($40+$35-$0)). As a result, the amount described by A in the definition “undepreciated capital cost” in subsection 13(21) is $100. Subparagraph 13(37)(b)(ii) deems the capital cost of the government licence to be $100 and subparagraph 13(37)(b)(iii) deems the capital cost of the goodwill of the business to be nil.

Paragraph 13(37)(c) deems an amount to have been allowed to the taxpayer under paragraph 20(1)(a) for taxation years ending before January 1, 2017. This amount equals the amount by which total capital cost and any negative cumulative eligible capital balance exceeds any positive cumulative eligible capital balance, or $60 (i.e., $100+$0-$40). As a result, the amount determined by E in the definition “undepreciated capital cost” in subsection 13(21) is $60.

As a consequence, the undepreciated capital cost of the new class at the beginning of January 1, 2017 is $40, which is equal to the amount that would be the CEC balance at the beginning of January 1, 2017.

After January 1, 2017

If the government licence is disposed of after January 1, 2017 for proceeds of disposition of $300, the amount by which the proceeds of disposition of the property exceeds the capital cost of the property results in a capital gain. In this case the taxpayer would have a $200 capital gain ($300-$100), resulting in a taxable capital gain of $100.

The undepreciated capital cost of the class would be reduced by the lesser of the capital cost and the proceeds of disposition, in this case $100, which would reduce the undepreciated capital cost from $40 to negative $60.

Since the government licence was acquired by the taxpayer before January 1, 2017, paragraph 13(38)(a) would deem a property to have been acquired by the taxpayer with a capital cost equal to $25 (i.e., 1/4 of the lesser of the capital cost of the government licence and the proceeds of disposition), resulting in an increase in the amount determined for A in the definition “undepreciated capital cost” in subsection 13(21).

As a consequence, the undepreciated capital cost of the new class after the disposition of the government licence would be negative $35 (i.e., -$60+$25).

The negative undepreciated capital cost balance will be included in income as recapture under subsection 13(1) at the end of the taxation year, unless the undepreciated capital cost balance of the class is increased before the end of the year (e.g., the taxpayer increases the undepreciated capital cost by acquiring another property of the class).

Non-arm’s length transfers

ITA

13(39)

Subsection 13(39) decreases the undepreciated capital cost of the class in certain circumstances where a taxpayer acquires property included in new Class 14.1. Although subsection 13(38) increases the undepreciated capital cost balance of the new class by, generally, 25% of the proceeds of disposition of property that was ECP before January 1, 2017, new subsection 13(39) is intended to prevent taxpayers from increasing the depreciable base of a property through the use of a non-arm’s length transfer of depreciable property that was an eligible capital property.

Paragraph 13(39) applies to an acquisition of property if:

•	a taxpayer acquires a property included in Class 14.1,

•

the acquisition of the property is part of a transaction or series of transactions or events that includes a prior disposition of the property or a similar property by the taxpayer or a person or partnership that does not deal at arm’s length with the taxpayer, and

•	subsection 13(38) applies in respect of the prior disposition.

Where subsection 13(39) applies to an acquisition, an amount is deemed to have been allowed to the taxpayer in respect of the property under regulations made under paragraph 20(1)(a) in computing the taxpayer’s income for taxation years ending before the acquisition of the property, generally equal to 1/4 of the capital cost of the property. (However, this amount will not exceed the amount, if any, deemed by subsection 13(38) to be an addition to the undepreciated capital cost of the non-arm’s length vendor of the property.)

To prevent excess recapture when the property is disposed of by the taxpayer, subsection 13(38)(b) provides that where a taxpayer disposes of a property to which subparagraph 13(39) applied, the taxpayer is deemed to have acquired a depreciable property, at the time the taxpayer disposes of the property, equal to the lesser of the amount deemed by subsection 13(39) to have been allowed in respect of the acquisition of the property and 1/4 of the lesser of the proceeds of disposition of the property and the capital cost of the property.

Example – Acquisition of former ECP from a non-arm’s length person

After January 1, 2017

A taxpayer acquires a government licence of unlimited duration from a non-arm’s length person at a cost of $100. The government licence was an eligible capital property of the person and when the person disposed of the property to the taxpayer, the person was deemed by subsection 13(38) to have acquired a property with a cost of $25, which increased the undepreciated capital cost balance of the person by $25.

When the taxpayer acquires the government licence, the government licence is included in new Class 14.1 and the amount described by A in the definition “undepreciated capital cost” in subsection 13(21) in respect of the business of the taxpayer is increased, in this example by $100 (the capital cost of the licence).

Subsection 13(39) applies to deem the taxpayer to have been allowed $25 under 20(1)(a) in previous taxation years, which reduces the taxpayer’s undepreciated capital cost by $25, to $75, as a result of variable E of the definition “undepreciated capital cost”.

However, when the taxpayer eventually disposes of the property, paragraph 13(38)(b) may apply to effectively increase the undepreciated capital cost of the taxpayer.

Definitions

ITA

13(40)

Subsection 13(40) provides that, for the purposes of subsections 13(37) to (39) and 40(13) to (16), the definitions “cumulative eligible capital”, “eligible capital expenditure”, “eligible capital property” and “exempt gains balance” have the same meanings that would be assigned to those expressions if the Act read as it did immediately before January 1, 2017. This is intended to ensure that in determining the meaning of those definitions, the Act is to be read as if the ECP rules were not repealed.

Clause 64

Eligible capital property rules

ITA

14

The eligible capital property (ECP) rules in section 14 of the Act govern the tax treatment of certain expenditures (certain outlays and expenses described in the definition “eligible capital expenditure” in subsection 14(5)) and receipts (amounts described by E in the definition “cumulative eligible capital” in subsection 14(5)) that are not otherwise accounted for as business revenues or expenses, or under the rules relating to capital property.

Eligible capital property includes goodwill, customer lists and licences, franchise rights and farm quotas of indefinite duration. The cost of eligible capital property is recognized, for income tax purposes, in a pool system similar to the capital cost allowance (CCA) system for depreciable property. Unlike for CCA, however, only 3/4 of the cost is added to the pool, and only 3/4 of the proceeds of disposition of eligible capital properties is credited against the pool. A deduction from the cumulative eligible capital pool is allowed under paragraph 20(1)(b) at a 7% rate on a declining balance basis. A negative balance at the end of a taxation year results in an income inclusion for the year under subsection 14(1), which may be comprised of a portion analogous to recaptured CCA deductions under paragraph 14(1)(a) and a portion analogous to a taxable capital gain under 14(1)(b).

The ECP rules are repealed and replaced by new Class 14.1 of depreciable property under the capital cost allowance (CCA) regulations. As a consequence, property that was ECP is capital property and expenditures and receipts that were accounted for under the ECP rules are accounted for under the rules for depreciable property and capital property.

Clause 65

Deductions

ITA

20

Section 20 of the Act provides rules relating to the deductibility of certain outlays, expenses, and other amounts in computing a taxpayer’s income for a taxation year from business or property.

Allowance from cumulative eligible capital

ITA

20(1)(b)

Paragraph 20(1)(b) provides a deduction in calculating a taxpayer’s income from a business of up to 7 per cent of the taxpayer’s cumulative eligible capital property pool at the end of the year.

Paragraph 20(1)(a) of the Act and Parts XI and XVII and Schedules II to VI to the Income Tax Regulations (the Regulations) provide similar rules in respect of depreciable property. Paragraph 20(1)(a) provides for the deduction of such amount in respect of the capital cost to the taxpayer of property, if any, as is allowed by regulation. As a result of the creation of new Class 14.1 of Schedule II to the Regulations, property that was eligible capital property under the eligible capital property rules will be depreciable property of the new class. New subparagraph 1100(1)(a)(xii.1) of the Regulations provides that deductions in respect of property in Class 14.1 are allowed at a 5% rate. As well, for taxation years that end before 2027, new paragraph 1100(1)(c.1) generally allows an additional 2% in respect of that portion of the undepreciated capital cost of the class that relates to expenditures incurred before January 1, 2017.

Paragraph 20(1)(b) of the Act is repealed, consequential on the repeal of the eligible capital property rules.

This repeal comes into force on January 1, 2017.

New paragraph 20(1)(b) provides rules allowing the deduction of incorporation expenses of up to $3,000 per corporation. Incorporation expenses in excess of $3,000 will be included in new class 14.1.

New paragraph 20(1)(b) applies to incorporation expenses incurred after 2016.

Clause 66

Meaning of capital gain and capital loss

ITA

39(1)(a)(i)

Section 39 of the Act sets out the meaning of capital gain, capital loss and business investment loss.

Subparagraph 39(1)(a)(i) provides that no capital gain arises on the disposition of eligible capital property. This subparagraph is repealed, consequential on the repeal of the eligible capital property rules.

For further information, see the commentary on subsections 40(13) and (14) and new Class 14.1 of Schedule II to the Income Tax Regulations.

Clause 67

Capital gain and capital loss

ITA

40

Section 40 provides rules for determining a taxpayer’s gain or loss from the disposition of capital property.

Class 14.1 — transitional rules

ITA

40(13) and (14)

Subsection 40(14) reduces the capital gain of a taxpayer from the disposition of a property included in Class 14.1 in certain circumstances. This reduction is related to the 1988 conversion of the cumulative eligible capital pool from a 1/2 to a 3/4 inclusion rate. Variable C of the formula in former paragraph 14(1)(b) provided for a similar reduction.

Subsection 40(13) provides that subsection 40(14) applies in respect of a disposition by a taxpayer of a property included in new Class 14.1 if

(a)	the property was an eligible capital property of the taxpayer immediately before January 1, 2017,

(b)	the amount determined for Q in the definition “cumulative eligible capital” in former subsection 14(5) immediately before January 1, 2017 is greater than nil,

(c)	the amount determined for B in the definition “cumulative eligible capital” in former subsection 14(5) immediately before January 1, 2017 is nil, and

(d)	no amount is included in the taxpayer’s income for a taxation year because of paragraph 13(37)(d).

Where subsection 40(14) applies in respect of a disposition, the taxpayer’s capital gain from the disposition is reduced by such amount as the taxpayer claims, not exceeding 2/3 of the amount determined for Q in the definition “cumulative eligible capital” in subsection 14(5) in respect of the business immediately before January 1, 2017. The cumulative amount claimed under 40(14) in respect of all dispositions of a taxpayer in respect of a business therefore cannot exceed 2/3 of the amount determined for Q in the definition “cumulative eligible capital” in subsection 14(5) in respect of the business immediately before January 1, 2017.

Subsections 40(13) and (14) come into force on January 1, 2017.

Example

Before 1988, a taxpayer

•	Incurs an eligible capital expenditure of $100 for goodwill (resulting in CEC of $50); and

•	Deducts $12 from CEC (resulting in CEC of $38).

In 1988 the CEC is increased by 50% (resulting in CEC of $57).

After 1988 the taxpayer deducts $18 (resulting in CEC of $39).

The taxpayer disposes of the business with $300 of the proceeds of disposition allocated to goodwill.

Current Rules

Under the current rules, 3/4 of the proceeds would reduce CEC (resulting in CEC of negative $186).

At the end of the taxation year, paragraph 14(1)(a) requires $30 (the lesser of $186 and $30) to be included in income as recapture and paragraph 14(1)(b) requires $100 (2/3 x ($186-$30-$6)) to be included in income.

Proposed Rules

The goodwill of the business would be deemed to have a capital cost of $92 (4/3 x $39+4/3 x $30) by new subsection 13(39).

The UCC of the business would be $39 (equal to CEC). The proceeds would reduce the UCC to negative 30 ($39-3/4($92)), resulting in an income inclusion under subsection 13(1) of $30.

There would also be a capital gain of $208 ($300-$92), which new subsection 40(14) would reduce by $8, resulting in a taxable capital gain of $100.

Class 14.1 — transitional rules

ITA

40(15) and (16)

Subsection 40(16) reduces the capital gain of a taxpayer from the disposition of a property included in Class 14.1 in certain circumstances. This reduction is related to the 1994 elimination of the $100,000 lifetime capital gains exemption. Variable D of the formula in former paragraph 14(1)(b) provided for a similar reduction.

Subsection 40(15) provides that subsection 40(16) applies in respect of a disposition by an individual of a property included in new Class 14.1 if

(a)	the property was an eligible capital property of the taxpayer immediately before January 1, 2017, and

(b)	the individual’s exempt gains balance in respect of the business is greater than nil for the taxation year that includes January 1, 2017.

Where subsection 40(16) applies in respect of a disposition, the individual’s capital gain from the disposition is reduced by such amount as the taxpayer claims, not exceeding twice the amount of the individual’s exempt gains balance in respect of the business for the taxation year that includes January 1, 2017. The cumulative amount of reductions under 40(16) in respect of all dispositions of an individual in respect of a business therefore cannot exceed twice the amount of the individual’s exempt gains balance in respect of the business for the taxation year that includes January 1, 2017. As well, the cumulative amount of reductions is reduced by the amount determined for D in paragraph 14(1)(b) for the purposes of paragraph 13(37)(d) if paragraph 13(37)(d) applied in respect of the business for the individual’s taxation year that includes January 1, 2017.

Subsections 40(15) and (16) come into force on January 1, 2017.

Clause 68

Capital gain - definitions

ITA

54

Section 54 of the Act provides definitions for the purposes of the rules for the calculation of taxable capital gains and allowable capital losses.

“eligible capital property”

The definition “eligible capital property” in section 54 is repealed, consequential on the repeal of the eligible capital property rules and the creation of new Class 14.1 of Schedule II to the Income Tax Regulations. The definition “eligible capital property” in subsection 248(1) is also repealed.

This repeal comes into force on January 1, 2017.

Clause 69

Definitions

ITA

248(1)

Subsection 248(1) provides a number of definitions that apply for the purposes of the Act.

“adjustment time”

The definition “adjustment time” in subsection 248(1), which relates to the eligible capital property rules, is repealed consequential to the repeal of section 14, including the definition “adjustment time” in subsection 14(5).

This amendment comes into force on January 1, 2017.

“cumulative eligible capital”

The definition “cumulative eligible capital” in subsection 248(1), which relates to the eligible capital property rules, is repealed consequential to the repeal of section 14, including the definition “cumulative eligible capital” in subsection 14(5).

This amendment comes into force on January 1, 2017.

“eligible capital amount”

The definition “eligible capital amount” in subsection 248(1), which relates to the eligible capital property rules, is repealed consequential to the repeal of section 14, including the definition “eligible capital amount” in subsection 14(1).

This amendment comes into force on January 1, 2017.

“eligible capital expenditure”

The definition “eligible capital expenditure” in subsection 248(1), which relates to the eligible capital property rules, is repealed consequential to the repeal of section 14, including the definition “eligible capital expenditure” in subsection 14(5).

This amendment comes into force on January 1, 2017.

“eligible capital property”

The definition “eligible capital property” in subsection 248(1), which relates to the eligible capital property rules, is repealed consequential to the repeal of section 14, as well as the definition “eligible capital property” in section 54.

This amendment comes into force on January 1, 2017.

“property”

The definition “property” in subsection 248(1) is amended to provide that the goodwill of a business is property for the purposes of the Act.

This amendment comes into force on January 1, 2017.

Income Tax Regulations

Clause 70

ITR

1100

Capital cost allowance

Part XI of the Income Tax Regulations (the Regulations) provides rules relating to capital cost allowance.

Rates

ITR

1100(1)(a)(xii.1)

Subsection 1100(1) of the Regulations sets out the rates of capital cost allowance that taxpayers may claim under paragraph 20(1)(a) of the Act with respect to specified classes of depreciable property.

New subparagraph 1100(1)(a)(xii.1) provides that (subject to subsection 1100(2), which provides the half-year rule) a taxpayer is allowed to deduct an amount, in respect of property of new Class 14.1, not exceeding 5% of the undepreciated capital cost to the taxpayer at the end of the taxation year of property of the class.

An additional allowance is also available under new paragraph 1100(1)(c.1) in respect of Class 14.1 property acquired before January 1, 2017.

Subparagraph 1100(1)(a)(xii.1) comes into force on January 1, 2017.

Additional allowances – Class 14.1

ITR

1100(1)(c.1)

New paragraph 1100(1)(c.1) of the Regulations provides an additional allowance in respect of Class 14.1 property of a business acquired before January 1, 2017. For taxation years that end before 2027, paragraph 1100(1)(c.1) allows a taxpayer an additional allowance of 2% of the undepreciated capital cost (UCC) of the class at the beginning of January 1, 2017, less the total of any amounts deducted under this paragraph in preceding taxation years and three times any amounts added to the UCC of the class under subsection 13(38) of the Act (which represents the amount of reductions to the UCC as a result of amounts received to which the relieving provision in subsection 13(38) applies – for further information, see the commentary on subsection 13(38) of the Act).

Further, if the total of that additional allowance and the amount deductible under subparagraph 1100(1)(a)(xii.1) is less than $500, the additional allowance may be increased to allow $500 total capital cost allowance for the class. However, in no case may the additional allowance for a taxation year exceed the UCC of the class at the beginning of January 1, 2017 (net of additional allowances for preceding years), nor may the additional allowance cause the total amount deductible under paragraph 20(1)(a) of the Act for the year in respect of the class to exceed the UCC balance (before taking any such deduction).

Paragraph 1100(1)(c.1) comes into force on January 1, 2017.

Clause 71

Capital cost allowance – prescribed classes

ITR

Schedule II

Schedule II to the Regulations lists the properties that can be included in each capital cost allowance (CCA) class. A portion of the capital cost of depreciable property is deductible as CCA each year. CCA rates for each type of property, identified by their CCA classes, are set out in section 1100 of the Regulations.

New Class 14.1 (5% CCA rate) applies to certain intangible properties that would otherwise not be included in any other class. The description of property in the class is based in principle on the definition “eligible capital expenditure” in former subsection 14(5) of the Act. This class includes goodwill and property that was eligible capital property of the taxpayer immediately before January 1, 2017 and owned by the taxpayer at the beginning of January 1, 2017.

The class also includes property, in respect of a business, acquired on or after January 1, 2017, other than

(i)	property that is tangible property or corporeal property,

(ii)	property that is not acquired for the purpose of gaining or producing income from business,

(iii)	property in respect of which any amount is deductible (otherwise than as a result of being included in this class) in computing the taxpayer’s income from the business,

(iv)	property in respect of which any amount is not deductible in computing the taxpayer’s income from business because of any provision of the Act (other than paragraph 18(1)(b)) or the Regulations,

(v)	an interest in a trust,

(vi)	an interest in a partnership,

(vii)	a share, bond, debenture, mortgage, hypothecary claim, note, bill or other simple property, or

(viii)	an interest in, or for civil law a right in, or a right to acquire a property described in any of (i) to (vii).

Subsection 1101(1) of the Regulations provides for a separate class in respect of each business of a taxpayer. This is consistent with the application of the former eligible capital property rules, which provided for a separate cumulative eligible capital pool for each business of a taxpayer.

This amendment comes into force on January 1, 2017.

Consequential Amendments

Further consequential changes to the Income Tax Act and Income Tax Regulations are required to give effect to the conversion of eligible capital property to class 14.1, including amendments to section 13, paragraph 20(1)(hh.1), subsections 20(4.2) and (4.3), section 24, subsections 25(3) and 28(1), section 56.4, subsections 69(5), 70(3.1), (5.1) and (9.8), 73(3) and (3.1) and 79(4), sections 80 and 85, subsections 87(2) and 88(1), clauses 95(2)(d.1)(ii)(B), (e)(v)(A) and (f.11)(ii)(A), subsections 96(3) and (8), 97(2), 98(3) and (5), 107(2) and 107.4(3), the definition “qualified farm or fishing property” in subsection 110.6(1), subsections 111(5.2), 126(4.4), 128.1(1) and (4), 139.1(4), 139.1(18) and 142.7(13), the definition “earned income” in subsection 146(1), subsection 149(10), the definition “transfer pricing capital adjustment” in subsection 247(1), the definitions “cost amount”, “former business property” and “taxable Canadian property” in subsection 248(1), and subsections 248(39) and 261(7) of the Income Tax Act, sections 20 and 21 of the Income Tax Application Rules and sections 600, 808, 1219 and 2411 of the Income Tax Regulations.

Excise Tax Act

Clause 13

Definition

ETA

123(1)

“capital property”

Subsection 123(1) of the Excise Tax Act (the Act) defines terms used in Part IX of the Act and in the Schedules to the Act relating to the goods and services tax/harmonized sales tax (GST/HST).

The existing definition “capital property” for GST/HST purposes in the Act largely parallels the definition “capital property” in the Income Tax Act. As a result, property of a person is capital property for GST/HST purposes if the property is also capital property for income tax purposes or would be capital property for income tax purposes if the person were a taxpayer under the Income Tax Act, except for property belonging to Class 12, 14, or 44 of Schedule II to the Income Tax Regulations. Since property that is currently eligible capital property (ECP) is effectively excluded from capital property under the Income Tax Act, ECP is also currently excluded from capital property for GST/HST purposes.

Changes to the Income Tax Act to repeal the current ECP regime and replace it with a new capital cost allowance class – Class 14.1 – will result in all ECP becoming capital property under the Income Tax Act effective January 1, 2017. As a result, without amending the definition “capital property” for GST/HST purposes, these changes would also make ECP become capital property for GST/HST purposes.

The definition “capital property” for GST/HST purposes in the Act is amended to exclude property described in new Class 14.1 of Schedule II to the Income Tax Regulations. This amendment provides for property that was ECP under the Income Tax Act immediately prior to January 1, 2017 to remain excluded from the definition of capital property for GST/HST purposes as of January 1, 2017.

This amendment comes into force on January 1, 2017.

Streamlined Accounting (GST/HST) Regulations

Clause 9

Definitions

Streamlined Accounting (GST/HST) Regulations

2(1)

Existing subsection 2(1) of the Streamlined Accounting (GST/HST) Regulations (the Regulations) contains definitions of terms used in the Regulations.

“eligible capital property”

The definition “eligible capital property” in subsection 2(1) of the Regulations is repealed. This repeal is made as a consequence of the repeal of the eligible capital property rules under the Income Tax Act, including the repeal of the definition “eligible capital property” in subsection 248(1) of that Act, and the creation of a new capital cost allowance class under that Act (i.e., Class 14.1 in Schedule II to the Income Tax Regulations). Under the existing GST/HST streamlined accounting rules, “eligible capital property” and “capital assets”, as defined in subsection 2(1), are subject to similar treatment. Accordingly, to maintain this similar treatment subsequent to the repeal of the definition “eligible capital property”, property that was formerly included under that definition will now be included under the definition “capital asset”.

This amendment applies in respect of supplies made on or after January 1, 2017.

“capital asset”

The definition “capital asset” in subsection 2(1) of the Regulations is amended by setting out the existing meaning of “capital asset” under new paragraph (a) of the definition and by adding new paragraph (b). As a result of the creation of new Class 14.1 in Schedule II of the Income Tax Regulations, property that was formerly included in the definition “eligible capital property” in subsection 2(1) will become capital property within the meaning of the Income Tax Act and therefore will now be included under paragraph (a) of the definition “capital asset”.

New paragraph (b) includes certain other property within the meaning of capital asset. In particular, if a supply of property was made at any time before January 1, 2017 and the property was considered eligible capital property at that time within the meaning of the Income Tax Act, the property would not have been considered capital property within the meaning of that Act. As a result, the property would not fall under paragraph (a) of the definition “capital asset”. Accordingly, to maintain consistency under the GST/HST streamlined accounting rules for such property that was formerly included in the repealed definition “eligible capital property”, paragraph (b) results in the property being included in the definition “capital asset”.

This amendment comes into force on January 1, 2017.

Basic Threshold Amount

Streamlined Accounting (GST/HST) Regulations

2(2)

Existing subsection 2(2) of the Regulations sets out the formula to calculate the basic threshold amount for a reporting period of a registrant for the purposes of the Regulations. For a registrant that is using the Quick Method of Accounting, the basic threshold amount is relevant in determining the quick-method remittance rate of the registrant under subsection 15(5) of the Regulations.

The descriptions of A and B in the formula are amended to remove references to “eligible capital property” as a consequence of the repeal of the definition “eligible capital property” in subsection 2(1).

This amendment comes into force on January 1, 2017.

Total Threshold Amount

Streamlined Accounting (GST/HST) Regulations

2(3)

Existing subsection 2(3) of the Regulations sets out the formulas to determine the total threshold amount for a reporting period of a registrant for the purposes of the Regulations. The total threshold amount is relevant in ascertaining the registrant’s eligibility under section 16 of the Regulations to determine its net tax using the Quick Method of Accounting.

The descriptions of A and B in the formula in paragraph 2(3)(a) are amended to remove references to “eligible capital property” as a consequence of the repeal of the definition “eligible capital property” in subsection 2(1). Similarly, the descriptions of D and E in the formula in paragraph 2(3)(b) are amended to remove references to “eligible capital property” as a consequence of the repeal of the same definition.

This amendment comes into force on January 1, 2017.

Clause 10

Definitions

Streamlined Accounting (GST/HST) Regulations

15(1)

Existing subsection 15(1) of the Regulations contains definitions of terms used in Part IV of the Regulations, which relates to the Quick Method of Accounting for GST/HST.

“specified property”

The definition “specified property” in subsection 15(1) of the Regulations is amended to remove a reference to “eligible capital property” as a consequence of the repeal of the definition “eligible capital property” in subsection 2(1) of the Regulations.

This amendment comes into force on January 1, 2017.

“specified supply”

Paragraph (a) of the definition “specified supply” in subsection 15(1) of the Regulations is amended to remove a reference to “eligible capital property” as a consequence of the repeal of the definition “eligible capital property” in subsection 2(1) of the Regulations. This amendment comes into force on January 1, 2017.

Clause 11 Definitions

Streamlined Accounting (GST/HST) Regulations

19(1)

Existing subsection 19(1) of the Regulations contains definitions of terms used in Part V of the Regulations, which relates to the Special Quick Method of Accounting for GST/HST.

“specified property”

The definition “specified property” in subsection 19(1) of the Regulations is repealed. This repeal is made as a consequence of the repeal of the definition “eligible capital property” in subsection 2(1) of the Regulations. Other than eligible capital property, the existing meaning of specified property includes only capital assets of a registrant. Therefore, the defined term “specified property” is no longer needed and existing references to “specified property” in Part V of the Regulations are replaced with references to capital assets.

This amendment comes into force on January 1, 2017. “designated supply”

Paragraph (a) of the definition “designated supply” in subsection 19(1) of the Regulations is amended to remove a reference to “eligible capital property” as a consequence of the repeal of the definition “eligible capital property” in subsection 2(1) of the Regulations. This amendment comes into force on January 1, 2017.

“specified supply”

Paragraphs (b) and (c) of the definition “specified supply” in subsection 19(1) of the Regulations are amended to replace references to “specified property” with references to “capital assets” as a consequence of the repeal of the definition “specified property” in subsection 19(1) of the Regulations.

This amendment comes into force on January 1, 2017. Special Quick-Method Rate – University or Public College

Streamlined Accounting (GST/HST) Regulations

19(3)(c)(i)

The description of B in the formula in subparagraph 19(3)(c)(i) of the Regulations is amended to replace a reference to “specified property” with a reference to “capital assets” as a consequence of the repeal of the definition “specified property” in subsection 19(1). This amendment comes into force on January 1, 2017.

Clause 12

Calculation of Net Tax

Streamlined Accounting (GST/HST) Regulations

21(1)

Existing subsection 21(1) of the Regulations sets out the calculation that generally applies to determine the net tax for a reporting period of a registrant if the registrant has elected to determine its net tax using the Special Quick Method of Accounting set out under Part V of the Regulations.

Subparagraphs (a)(ii) and (iii) of the description of C in the first formula in subsection 21(1) are amended to replace references to “specified property” with references to “capital assets” as a consequence of the repeal of the definition “specified property” in subsection 19(1) of the Regulations.

This amendment comes into force on January 1, 2017.